   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1996.

                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      PIRANHA INTERACTIVE PUBLISHING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   NEVADA                                        7372                           86-0779928
        (STATE OR OTHER JURISDICTION                 (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            1839 WEST DRAKE, SUITE B
                              TEMPE, ARIZONA 85283
                                 (602) 491-0500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               TIMOTHY M. BRANNAN
                      CHAIRMAN OF THE BOARD AND PRESIDENT
                            1839 WEST DRAKE, SUITE B
                              TEMPE, ARIZONA 85283
                                 (602) 491-0500
(NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)
                            ------------------------

                                WITH COPIES TO:

                     JAMES L. ADLER, JR., ESQ.                                                  SHELDON MISHER, ESQ.
                      BRADLEY S. PAULSON, ESQ.                                                STEVEN A. FISHMAN, ESQ.
                  SQUIRE, SANDERS & DEMPSEY L.L.P.                                            BACHNER, TALLY, POLEVOY
                       TWO RENAISSANCE SQUARE                                                       & MISHER LLP
                40 NORTH CENTRAL AVENUE, SUITE 2700                                        380 MADISON AVENUE, 18TH FLOOR
                       PHOENIX, ARIZONA 85004                                                 NEW YORK, NEW YORK 10017
                     TELEPHONE: (602) 528-4000                                               TELEPHONE: (212) 687-7000
                        FAX: (602) 253-8129                                                     FAX: (212) 682-5729

                            ------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable from time to time after the date of this Registration Statement.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                 TITLE OF EACH CLASS OF SECURITIES                    AMOUNT TO BE      PROPOSED MAXIMUM          AMOUNT OF
                         TO BE REGISTERED                              REGISTERED      AGGREGATE PRICE(1)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common Stock, $.001 value,
  one Class A Warrant and one Class B Warrant(2)...................      1,380,000         $ 6,900,000             $ 2,091
Units, each consisting of one share of Common Stock, $.001 par
  value, and one Class B Warrant(3)................................      1,380,000           8,970,000             $ 2,718
Common Stock, $.001 par value(4)...................................      2,760,000          24,150,000             $ 7,318
Unit Purchase Option(5)............................................        120,000                 120             $    36
Units, each consisting of one share of Common Stock, $.001 par
  value, one Class A Warrant and one Class B Warrant(6)............        120,000             720,000             $   218
Units, each consisting of one share of Common Stock, $.001 par
  value, and one Class B Warrant(6)................................        120,000             780,000             $   236
Common Stock, $.001 par value(6)...................................        240,000           2,100,000             $   636
Class A Warrants(7)................................................        750,000                  --                  --
Units, each consisting of one share of Common Stock, $.001 par
  value, and one Class B Warrant(8)................................        750,000           4,875,000             $ 1,477
Common Stock, $.001 par value(9)...................................        750,000                  --                  --
Class B Warrants(9)................................................        750,000                  --                  --
Common Stock, $.001 par value(10)..................................        750,000           6,562,500             $ 1,989
    Total..........................................................                        $55,177,500             $16,719
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 (1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
 (2) Includes 180,000 Units subject to the Underwriter's over-allotment option.
 (3) Issuable upon exercise of the Class A Warrants.
 (4) Issuable upon exercise of the Class B Warrants.
 (5) To be issued to the Underwriter.
 (6) Issuable upon exercise of the Unit Purchase Option and/or the Warrants issuable thereunder.
 (7) Registered for resale by the Selling Securityholders.
 (8) Issuable upon exercise of the Class A Warrants registered for resale by the Selling Securityholders.
 (9) Included in the Units issuable upon exercise of the Class A Warrants registered for resale by the Selling Securityholders.
(10) Issuable upon exercise of the Class B Warrants underlying the Class A Warrants registered for resale by the Selling Securityholders.
                            ------------------------

    Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions upon exercise of the Class A and Class B Warrants and the Unit Purchase Option.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
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                                EXPLANATORY NOTE

     This Registration Statement covers the registration of (i) up to 1,380,000 units, including units to cover over-allotments, if any, (collectively, the "Units"), each Unit consisting of one share of Common Stock, $.001 par value ("Common Stock"), of Piranha Interactive Publishing, Inc., a Nevada corporation (the "Company"), one redeemable Class A Warrant ("Class A Warrant") and one redeemable Class B Warrant ("Class B Warrant"), for sale by the Company in an underwritten public offering, (ii) an additional 750,000 Class A Warrants, for resale by the holders thereof (the "Selling Securityholders' Warrants") in an offering that is not underwritten, and (iii) 750,000 shares of Common Stock and 750,000 Class B Warrants underlying the Selling Securityholders' Class A Warrants and 750,000 shares of Common Stock issuable upon exercise of the Selling Securityholders' Class B Warrants. The securities set forth in clause
(i) hereinabove are being registered for sale by the Company; the securities set forth in clauses (ii) and (iii) hereinabove are being registered for resale by the Selling Securityholders. The Selling Securityholders' Warrants are issuable upon the closing of the Offering to the Selling Securityholders upon the automatic conversion of 750,000 warrants (the "Bridge Warrants") acquired by them in the Company's private placement in November and December 1996 (the "Bridge Financing") into 750,000 Class A Warrants. The Selling Securityholders' Warrants are expected to become freely tradeable commencing 90 days from the date of the Prospectus included in this Registration Statement; provided, however, that the Selling Securityholders have agreed not to exercise their Selling Securityholders' Warrants for a period of one year from the date of the Prospectus included in this Registration Statement, but may resell 25% of such Warrants in the public market between 91 and 150 days from the date of this Prospectus, an additional 25% thereof between 151 and 210 days therefrom, an additional 25% thereof between 211 and 270 days therefrom, and any number of such Warrants after 270 days therefrom. So long as any Selling Securityholders' Warrants are outstanding, the Company will undertake to maintain the Alternate Prospectus for the Selling Securityholders' Warrants current use by the Selling Securityholders upon disposition of the Warrants or the securities issuable upon exercise of the Warrants. Third parties who purchase Warrants from such Selling Securityholders in the public market shall, however, be entitled to exercise them immediately and immediately sell the securities issuable upon exercise of the Warrants in the public market.

     Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Selling Securityholders' Warrants and the securities underlying the Selling Securityholders' Warrants: Alternate front and back cover pages and sections entitled "Selling Securityholders and Plan of Distribution" and "Concurrent Offering" to be used in lieu of the sections entitled "Concurrent Offering" and "Underwriting". All other sections of the Prospectus for the underwritten offering are to be used in the Prospectus relating to the Selling Securityholders' Warrants and the securities issuable upon exercise of the Selling Securityholders' Warrants.

                      PIRANHA INTERACTIVE PUBLISHING, INC.

                             CROSS REFERENCE SHEET

      INFORMATION REQUIRED TO
      BE INCLUDED IN PROSPECTUS                               LOCATION IN PROSPECTUS
      ------------------------------------------    ------------------------------------------
  1.  Front of Registration Statement and
      Outside Front Cover Page of Prospectus....    Outside Front Cover Page of Prospectus
  2.  Inside Front and Outside Back Cover Pages
      of Prospectus.............................    Inside Front Cover Page of Prospectus
  3.  Summary Information and Risk Factors......    Prospectus Summary; Risk Factors;
                                                    Management's Discussion and Analysis of
                                                    Financial Condition and Results of
                                                    Operations
  4.  Use of Proceeds...........................    Prospectus Summary; Use of Proceeds
  5.  Determination of Offering Price...........    Outside Front Cover Page of Prospectus;
                                                    Underwriting
  6.  Dilution..................................    Dilution
  7.  Selling Security Holders..................    Selling Securityholders and Plan of
                                                    Distribution
  8.  Plan of Distribution......................    Outside Front Cover Page of Prospectus;
                                                    Selling Securityholders and Plan of
                                                    Distribution
  9.  Legal Proceedings.........................    Business -- Legal Proceedings
 10.  Directors, Executive Officers, Promoters
      and Control Persons.......................    Management
 11.  Security Ownership of Certain Beneficial
      Owners and Management.....................    Principal Stockholders
 12.  Description of Securities.................    Outside Front Cover Page of Prospectus;
                                                    Description of Securities
 13.  Interest of Named Experts and Counsel.....    Not Applicable
 14.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities...............................    Management
 15.  Organization Within Last Five Years.......    Not Applicable
 16.  Description of Business...................    Business
 17.  Management's Discussion and Analysis or
      Plan of Operation.........................    Management's Discussion and Analysis of
                                                    Financial Condition and Results of
                                                    Operations; Business
 18.  Description of Property...................    Business -- Property
 19.  Certain Relationships and Related
      Transactions..............................    Certain Transactions
 20.  Market for Common Equity and Related
      Stockholder Matters.......................    Dividends; Description of Securities;
                                                    Shares Eligible for Future Sale
 21.  Executive Compensation....................    Management; Executive Compensation
 22.  Financial Statements......................    Financial Statements
 23.  Changes in and Disagreements with Account-
      ants on Accounting and Financial
      Matters...................................    Not Applicable

                 SUBJECT TO COMPLETION, DATED DECEMBER 23, 1996
PROSPECTUS                      1,200,000 UNITS

                      PIRANHA INTERACTIVE PUBLISHING, INC.

    All of the Units being offered hereby (the "Offering") are being sold by Piranha Interactive Publishing, Inc., a Nevada corporation (together with its predecessor, the "Company"). Each unit ("Unit") offered by the Company consists of one share of Common Stock, $.001 par value ("Common Stock"), one redeemable Class A Warrant ("Class A Warrant") and one redeemable Class B Warrant ("Class B Warrant"). The components of the Units will be separately transferable immediately upon issuance. Each Class A Warrant entitles the holder to purchase for $6.50 one share of Common Stock and one Class B Warrant, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Each Class B Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $8.75, subject to adjustment, at any time until the fifth anniversary of the date of this Prospectus. Commencing one year from the date hereof, the Class A Warrants and Class B Warrants (collectively, the "Warrants") are subject to redemption by the Company at a redemption price of $.05 per Warrant on 30 days' written notice, provided the average closing bid price of the Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption exceeds $9.10 and $12.25 per share, respectively (subject to adjustment in each case). See "Description of Securities".

    Prior to this Offering, there has been no public market for the Units, Common Stock or the Warrants and there can be no assurance that such a market will develop. The Company has applied for quotation of the Common Stock, Units, Class A Warrants and Class B Warrants on the Nasdaq SmallCap Market ("Nasdaq")
under the symbols      ,        ,        and        , respectively. It is
anticipated that the initial public offering price will be $5.00 per Unit. See "Underwriting" for a discussion of factors considered in determining the initial public offering price. FOR INFORMATION CONCERNING A SECURITIES AND EXCHANGE COMMISSION INVESTIGATION RELATING TO THE UNDERWRITER, SEE "RISK FACTORS" AND "UNDERWRITING".

    Upon completion of this Offering (assuming no exercise of the Underwriter's over-allotment option), the Officers and Directors of the Company as a group will hold approximately 50% of the Company's outstanding voting stock, all of which voting stock is controlled by Timothy M. Brannan, President and Chairman of the Company, as Voting Trustee under a Voting Trust Agreement and as proxy pursuant to an Irrevocable Proxy Agreement. See "Principal Stockholders".

    The Registration Statement of which this Prospectus is a part also covers the offering for resale by certain securityholders (the "Selling Securityholders") of 750,000 Class A Warrants (the "Selling Securityholders' Warrants"), the shares of Common Stock and Class B Warrants underlying the Selling Securityholders' Class A Warrants, and the shares of Common Stock issuable upon exercise of such Class B Warrants. The Selling Securityholders' Warrants and the securities underlying such Warrants are sometimes collectively referred to as the "Selling Securityholders' Securities". The Company will not receive any proceeds from the sale of the Selling Securityholders' Securities. See "Concurrent Offering". The Selling Securityholders' Warrants are issuable upon the closing of the Offering to certain Selling Securityholders upon the automatic conversion of 750,000 Warrants ("Bridge Warrants") acquired by them in the Company's private placement in November and December 1996 (the "Bridge Financing") into 750,000 Class A Warrants. The Selling Securityholders have agreed not to sell any of the Selling Securityholders' Warrants for at least 90 days after the closing of the Offering and, for the period expiring 270 days after such closing, have agreed to certain other resale restrictions. Sales of the Selling Securityholders' Warrants or the underlying securities, or the potential of such sales, may have an adverse effect on the market price of the securities offered hereby. See "Capitalization -- Bridge Financing".
                               ------------------
THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
    SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION" BEGINNING ON
       PAGE 7 OF THIS PROSPECTUS. THESE SECURITIES SHOULD NOT BE
        PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR
           ENTIRE INVESTMENT
                               ------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION
     OR ANY SUCH AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
       OFFENSE.

=========================================================================================================
                                                                   UNDERWRITING
                                                                   DISCOUNTS AND         PROCEEDS TO
                                             PRICE TO PUBLIC      COMMISSIONS(1)         COMPANY(2)
---------------------------------------------------------------------------------------------------------
Per Unit..................................         $5.00               $.50                 $4.50
---------------------------------------------------------------------------------------------------------
Total(3)..................................     $6,000,000.00        $600,000.00         $5,400,000.00
=========================================================================================================

(1) Does not include additional compensation to be received by D.H. Blair Investment Banking Corp. (the "Underwriter") in the form of (a) a non-accountable expense allowance payable by the Company to the Underwriter equal to 3% ($180,000) of the aggregate initial public offering price of the Units ($207,000 if the overallotment option is exercised in full) and (b) an option to the Underwriter (the "Unit Purchase Option") to purchase up to 120,000 Units for $6.00 per Unit (120% of the initial public offering price) during the three-year period commencing two years after the date of this Prospectus . The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

(2) Before deducting expenses of the Offering payable by the Company estimated at $515,000 ($542,000 if the over-allotment option is exercised in full), including the Underwriter's non-accountable expense allowance.

(3) The Company has granted the Underwriter a 45-day option to purchase up to 180,000 additional Units on the same terms and conditions as set forth above solely to cover over-allotments, if any. If the over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $6,900,000, $690,000 and $6,210,000, respectively. See "Underwriting".
                               ------------------

    The Units are offered by the Underwriter on a "firm commitment" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to the right of the Underwriter to withdraw, cancel or modify such offer without notice and to reject orders in whole or in part and to certain other conditions. It is expected that delivery of the certificates representing the Units will be made at the offices of D.H. Blair Investment Banking Corp., 44 Wall Street, New York, New York 10005, on or about
           , 1997.

                      D.H. BLAIR INVESTMENT BANKING CORP.
               The date of this Prospectus is             , 1997.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD
     BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   [ PHOTO ]

     The Company intends to distribute to its shareholders annual reports containing financial statements audited by its independent public accountants and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.
                             ---------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS, THE COMMON STOCK AND/OR THE WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     Piranha Interactive Publishing(TM), Majestic(TM), Alien Encounter(TM), Syn-Factor(TM), Treasured Tales(TM), Travel CD Piranha Pack(TM), The Academic Edge(TM), Piranha Pack -- Something For Everyone(TM), Piranha Pack(TM), Mother Goose Preschool Partner(TM) (working title) and the Piranha logo are trademarks of the Company. This Prospectus also includes trademarks and trade names of entities other than the Company.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of: (i) the Underwriter's over-allotment option; (ii) the Warrants; or (iii) the Unit Purchase Option. Except as specifically otherwise set forth elsewhere in this Prospectus, all share information contained herein gives retroactive effect to the reincorporation of the Company in the State of Nevada (previously organized and existing as an Arizona corporation) and a recapitalization effected in November 1996 (the "Recapitalization") consisting of (i) an increase in the Company's authorized shares of Common Stock to 20,000,000 shares; (ii) the provision for 5,000,000 shares of Preferred Stock, with the designations, powers and preferences to be determined by the Board of Directors from time to time; and
(iii) the conversion upon such reincorporation and Recapitalization of all of the issued and outstanding shares of Common Stock, no par value, of the Arizona corporation into 1,200,000 shares of the Nevada corporation's Common Stock, $.001 par value, on an approximately 242-for-one basis. When used in this Prospectus, unless otherwise specified, the term "Common Stock" shall refer to the $.001 par value Common Stock of the surviving Nevada corporation. See "Capitalization" and "Description of Securities".

                                  THE COMPANY

     Piranha Interactive Publishing, Inc. (the "Company") publishes interactive multimedia software products providing education and entertainment as well as reference and personal productivity titles for the home personal computer ("PC") market. The Company generally licenses software programs being developed by independent third party developers. The Company then directs and assists the developers in finishing the programs according to its specifications, imprints and duplicates the programs in a media format, packages them in a proprietary manner, and markets and distributes the finished products under the Piranha name as well as proprietary titles whenever possible. Since the release of its first title in August 1995, the Company has licensed and marketed five titles under its own label including (i) three "Piranha Packs," each of which offers 10 or 11 individual subject titles relating to a central theme and (ii) two standalone, individually packaged titles. In addition, the Company has marketed 13 titles under affiliate relationships with two third party publishers pursuant to revenue-sharing agreements. To date, the Company has published all of its titles in computer compact disc read-only memory ("CD-ROM") format. In the future, the Company may distribute its products in other media, such as on-line information services, television-based formats, telephone and cable networks and direct broadcast satellite, if market acceptance of such formats becomes widespread.

     The Company intends to focus its product offerings on "edutainment" titles, which combine entertainment and educational content, games, reference and personal productivity titles, and other content titles which it determines to have market potential. The Company has published and plans to publish titles in various categories, including entertainment (e.g. Majestic: Alien Encounter, a deep space adventure game), early childhood education (e.g. Treasured Tales Presents Alice's Adventures in Wonderland, a children's interactive storybook), reference (e.g. Academic Edge, a 10 CD educational theme pack), and personal productivity (e.g. Travel CD Piranha Pack, an 11 CD travel and recreational theme pack). When practicable, the Company publishes titles which are episodic in design, thereby facilitating the production of sequential products and the generation of increased customer loyalty. For example, SynFactor, the sequel to the Company's game, Majestic: Alien Encounter, is scheduled to be released during the first quarter of 1997. The Company is also scheduled to release Mother Goose Preschool Partner (working title), an early childhood educational product, during the first quarter of 1997.

     The Company's strategy is generally to license its software programs from independent, third party software developers. This strategy enables the Company to avoid expending significant financial resources over a lengthy period of time towards the research and development of a product that may never achieve significant market acceptance, a substantial burden facing in-house software development companies. By drawing upon independent developers, the Company is able to capitalize upon the variety of creative products currently being developed by a growing number of independent software developers, an increase made possible in part by the availability of industry standard authoring tools which assist software programmers with the technical development of the titles. Pursuant to license agreements with these developers, the Company pays a royalty based upon sales of the product and in most instances an up-front advance and/or guaranteed minimum royalty payment. The Company has also designed one title, Mother Goose Preschool Partner (working title), with the assistance of consultants which it then subcontracted to independent software programmers for development. The Company may follow the same procedure with additional future titles.

     The Company's growth strategy consists of (i) targeting the growing home-based, consumer PC market, (ii) building the brand recognition of "Piranha" title offerings, (iii) expanding and enhancing its portfolio of interactive multimedia software products by generally licensing software programs from third party developers who are in the process of developing such products, (iv) expanding the placement of Piranha products with retailers and distributors, and
(v) seeking out appropriate strategic relationships, including the acquisition of other software publishers.

     The Company presently sells its products to retailers and distributors through its own direct sales and marketing efforts. The Company's marketing activities include channel marketing in partnership with its retailers and distributors; direct advertising in PC periodicals; Internet website demos and advertising; trade shows; and pre-release marketing. Since its inception in November 1994, the Company has entered into distribution agreements with several large national software distributors, as well as a number of other smaller and specialty distributors. The Company currently places its products with a number of the largest software retailers (in terms of software sales volume) in the United States.

     The Company's management team has worked closely together for the past three to five years and all have prior software publishing experience. The Company was incorporated in Arizona on November 14, 1994 and reincorporated in Nevada on November 22, 1996. Its corporate headquarters are located at 1839 West Drake, Suite B, Tempe, Arizona 85283, and its telephone number is (602) 491-0500. The Company's website address is http://www.piranhainteractive.com.
                            ------------------------

     This Prospectus contains "forward-looking statements," including statements regarding, among other items, the Company's growth strategy, future products, sales, ability to license future software programs and market products and anticipated trends in the Company's business. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including, but not limited to, the Company's early stage of development, the need for additional financing, intense competition in various aspects of its business, the seasonal nature of its business, its dependence on third party authors and key personnel, and other factors described under "Risk Factors" and elsewhere herein.

                                  THE OFFERING

Securities Offered by the
  Company..................  1,200,000 Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one
                               Class B Warrant of the Company. Each Class A
                               Warrant is exercisable at any time during the five years following the date of this Prospectus to purchase one share of Class A Common Stock and one Class B Warrant for $6.50, subject to adjustment. Each Class B Warrant is exercisable at any time during the five years following the date of this Prospectus to purchase one share of Common Stock for $8.75, subject to adjustment. The Warrants are subject to redemption in certain circumstances. The Common Stock, Class A and Class B Warrants will be separately tradeable immediately upon issuance. See "Description of Securities".

Securities Offered
Concurrently
    by Selling
  Securityholders..........  750,000 Class A Warrants; 750,000 Class B Warrants
                               issuable upon exercise of these Class A Warrants, and 1,500,000 shares of Common Stock issuable upon exercise of these Class A Warrants and Class B Warrants. See "Concurrent Offering".

Common Stock Outstanding
  Before Offering(1).......  1,200,000 shares(2)

Common Stock Outstanding
  After Offering(1)........  2,400,000 shares(2)(3)

Use of Proceeds............  The Company intends to use the proceeds for repayment of an aggregate of $1,500,000 principal amount of notes issued pursuant to the Bridge Financing (the "Bridge Notes"), plus accrued interest; acquisition of software programs; sales and marketing costs, including salaries for additional personnel; and working capital. See "Use of Proceeds".

Risk Factors...............  The securities offered hereby involve a high degree of risk and will result in immediate substantial dilution to public investors. An investment in the Units offered hereby should be made only after a careful consideration of the various risks which may affect the Company and its operations. See "Risk Factors" and "Dilution".

Proposed Nasdaq Symbols....  Common Stock --
                               Units --
                               Class A Warrants --
                               Class B Warrants --
---------------
(1) For a description of the voting and other rights of the Common Stock, see "Description of Securities -- Common Stock".

(2) Does not include 50,000 shares of Common Stock which are issuable upon exercise of options to be outstanding at the closing of the Offering at an exercise price of $5.00 and 150,000 shares of Common Stock reserved for issuance upon future grants of options to be issued under the Company's 1996 Stock Option Plan. See "Management -- 1996 Stock Option Plan".

(3) Does not include shares of Common Stock issuable upon exercise of (i) the Unit Purchase Option and the Class A and Class B Warrants underlying the Unit Purchase Option; (ii) the Class A Warrants and Class B Warrants forming part of the Units offered hereby; (iii) the 750,000 Class A Warrants issued to holders of the Bridge Warrants; and (iv) the 750,000 additional Class B Warrants issuable upon exercise of the Class A Warrants referred to under
    (iii) hereinabove. See "Capitalization -- Bridge Financing", "Concurrent Offering", and "Underwriting".

                         SUMMARY FINANCIAL INFORMATION

STATEMENT OF OPERATIONS DATA:

                                           NOVEMBER 14, 1994                        NINE MONTHS ENDED
                                              (INCEPTION)                             SEPTEMBER 30,
                                                THROUGH           YEAR ENDED           (UNAUDITED)
                                             DECEMBER 31,        DECEMBER 31,      --------------------
                                                 1994                1995            1995       1996
                                           -----------------   -----------------   --------   ---------
Revenues.................................      $      --          $ 1,342,034      $470,184   $ 403,896
Costs and Expenses.......................          3,704            1,153,891       526,205     893,606
Net income (loss)........................         (3,704)             188,143       (56,021)   (489,710)
Pro forma net income (loss)(1)...........         (2,148)             109,123       (32,492)   (435,775)
Pro forma net income (loss) per share....          (0.01)                0.26         (0.08)      (1.08)
Weighted average number of common shares
  and common share equivalents
  outstanding(2).........................        302,480              417,347       417,196     402,496

---------------
(1) From inception, until November 15, 1996, the Company elected to be treated as a Subchapter S corporation for federal income tax purposes. As such, all tax liability flowed through to the individual shareholders. The pro forma financial data presented herein is as if the Company had been a C corporation for federal income tax purposes from inception at an assumed tax rate of 42%.

(2) Shares outstanding do not include shares held in escrow. See "Principal Stockholders -- Escrow Arrangements."

BALANCE SHEET DATA:

                                                                       SEPTEMBER 30, 1996 (UNAUDITED)
                                                                  -----------------------------------------
                                            DECEMBER 31, 1995           ACTUAL             AS ADJUSTED(1)
                                            -----------------     ------------------     ------------------
Current assets............................      $ 491,086             $  196,400             $5,081,400
Working capital...........................        173,926               (385,997)             4,499,003
Total assets..............................        521,166                256,572              5,141,572
Total liabilities.........................        353,704                629,566                629,566
Stockholders' equity (deficit)............        167,462               (372,994)             4,512,006

---------------
(1) Adjusted to give effect to the sale of the 1,200,000 Units offered hereby at an assumed initial public offering price of $5.00 per Unit less underwriter discounts, commissions and estimated expenses of the Offering and the repayment of the Bridge Notes. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Result of Operations".

                                  RISK FACTORS

     An investment in the Units offered hereby involves a high degree of risk and should only be made by investors who can afford the loss of their entire investment. Prospective investors, prior to making an investment decision, should give careful consideration, in addition to the other information contained in this Prospectus, to the following risk factors. This Prospectus contains "forward-looking statements," including statements regarding, among other items, the Company's growth strategy, future products, sales, ability to license future software programs and market products and anticipated trends in the Company's business. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including, but not limited to, the Company's early stage of development, the need for additional financing, intense competition in various aspects of its business, the seasonal nature of its business, its dependence on third party authors and key personnel, and other factors described in the Risk Factors sections set forth below and elsewhere herein.

     EARLY STAGE COMPANY; ACCUMULATED DEFICIT; WORKING CAPITAL AND CAPITAL DEFICITS; LIMITED OPERATING HISTORY. The Company commenced operations in November 1994 and began shipping its products in August 1995. Although the Company was profitable during the fourth quarter of 1995, since that time it has incurred losses. The Company's profitability in 1995 was enhanced due to the fact that the Company had not then incurred expenses to develop necessary infrastructure nor incurred any significant overhead. The Company's founders did not begin drawing a salary until October 1995. Accordingly, past results are not indicative of future performance. The Company's ability to expand its operations is dependent upon a number of factors such as the availability of appropriate programs to the Company, the Company's marketing efforts, trends in personal computer sales and usage, changes in available technology, changes in the competitive environment of personal computer software and general economic conditions. Many of these factors are outside the Company's control and changes in these factors or the emergence of new competitive or other factors cannot be accurately predicted. In addition, to become profitable, the Company will need to substantially expand its product offerings. The Company does not have experience marketing a significant number of products, and there can be no assurance that it will be able to do so successfully. There can be no assurance that revenues will increase significantly in the future or that the Company will achieve ongoing profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. The Company has received a report from its independent auditors that includes an explanatory paragraph regarding uncertainty as to the ability of the Company to continue as a going concern. Among the factors raising substantial doubt as to the Company's ability to continue as a going concern is the Company's difficulty in generating sufficient cash flows from operations, and its subsequent working capital deficiency. The Company has incurred operating losses and may continue to do so in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Financial Statements -- Report of Independent Auditors."

     NEED FOR ADDITIONAL FINANCING. The Company has significant cash requirements in connection with its business. In addition to its working capital requirements, the Company must fund the production and marketing of its products prior to the time the products are available for sale. Additionally, the Company in most cases pays upfront advances and/or guaranteed royalties to third party authors, which expenditures are expected to increase as the Company expands its product lines. The Company's potential receipt of revenues from product sales are subject to substantial contingencies, and there can be no assurances concerning the timing and amount of future revenues from product sales. Additionally, the Company generally does not receive payment from its retail and distribution customers until a period after products are sold to end-users. This slow revenue receipt cycle which has occurred in the past, and is expected to continue in the future, has resulted in the Company having inadequate working capital to maintain its distribution pipelines, fund publication of new products or otherwise fund its ongoing operations. Further, the Company's sales are seasonal and, accordingly, during a significant portion of its fiscal year the Company's revenues have been, and may in the future be, insufficient to fund its operating expenses. The Company will attempt to obtain credit, such as a revolving loan facility, to alleviate the effects of its cash flow cycles, but there can be no assurance that the Company will obtain such credit on satisfactory terms or at all.

     The Company expects that the net proceeds of this Offering will enable it to meet its liquidity and capital requirements for approximately 12 months following completion of the Offering, although the Company's capital requirements are subject to numerous contingencies associated with early-stage companies. The Company may be required to seek additional financing in the event of delays, cost overruns or unanticipated expenses associated with a company in an early stage of development, or in the event the Company does not realize anticipated revenues. In addition, the Company may require additional financing in the future to further expand its product offerings or to make strategic acquisitions. There can be no assurance that such additional financing will be available, or that, if available, such financing will be obtainable on terms favorable to the Company or its stockholders. The Company has no commitment for any such financing and in the event such necessary financing is not obtained, the Company's operations will be materially adversely affected and the Company will have to cease or substantially reduce operations. Any additional equity financings may be dilutive to stockholders, and debt financings, if available, may involve restrictive covenants. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     SEASONALITY; FLUCTUATIONS IN QUARTERLY RESULTS. A significant portion of the Company's operating expenses are relatively fixed, and planned expenditures are based in part on sales forecasts. If net sales do not meet the Company's expectations, the Company's business, operating results and financial condition could be materially adversely affected. Further, the edutainment and games software business is highly seasonal. Net revenues are typically significantly higher during the fourth calendar quarter, due primarily to the increased demand for such software during the year-end holiday buying season. As the Company's profitability significantly depends on sales made in the fourth quarter, the Company's operations could be materially adversely affected by an economic downturn in any fourth quarter. Additionally, if product introductions planned for the peak holiday season are delayed, the Company's operating results could be materially adversely affected. Net revenues in other quarters are generally lower and vary significantly as a result of new product introductions and other factors. There can be no assurance that the Company will achieve consistent profitability on a quarterly or annual basis.

     The Company has experienced, and expects to continue to experience, significant fluctuations in quarterly operating results due to a variety of factors, including the size and rate of growth of the consumer multimedia software market, market acceptance of the Company's products and those of its competitors, development and promotional expenses relating to the introduction of new products or new versions of existing products, projected and actual changes in computing platforms, the timing and success of product introductions, product returns, changes in pricing policies by the Company and its competitors, the accuracy of retailers' forecasts of consumer demand, the timing of orders from major customers, order cancellations and delays in shipment. In response to competitive pressures, the Company may take certain pricing or marketing actions that could materially adversely affect the Company's business, operating results and financial condition. Products are generally shipped as orders are received, and accordingly the Company operates with little backlog. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     DEPENDENCE ON THIRD PARTY AUTHORS. The Company does not generally develop or own the software code to its products, but licenses software programs from third party developers. Although the Company believes that the lack of in-house program developers represents a cost advantage, currently the Company is entirely dependent on third party authors for the development of new software products. The Company typically receives many new programs each month for evaluation from independent software developers; however, there can be no assurance that the Company will continue to obtain a supply of quality software programs from independent authors. In order to generate a profit, the Company will need a substantial number of new products, and competition among software publishers for licenses with independent authors is intensifying. In the future, the Company may be required to provide higher advance payments, guaranteed minimum royalties and/or greater royalty percentages to independent authors in order to compete for licenses of their products. If the Company is unable to license or acquire new products which are responsive to consumer preferences in a timely manner in order to offset decreasing revenue from products reaching the end of their life cycle, the Company's results of operations will be adversely affected. See "Business -- Products."

     The Company's success will be dependent upon, among other factors, its ability to identify and license products that will achieve significant market penetration and yield profitable margins. To the extent the Company licenses and markets products that do not gain market acceptance, its operating results will be adversely affected. In addition, such product failures could adversely impact the Company's reputation in the industry and impact its ability to secure access to retail shelf space and distribution channels and to attract new developers.

     INTENSE COMPETITION. The consumer software industry is intensely competitive and subject to rapid change. The Company believes that the principal competitive factors affecting the markets for its titles include content, quality, brand recognition, the Company's reputation, price, marketing, distribution, access to retail shelf space and critical reviews. These factors could be affected by the Company's ability to license products developed by third party authors which gain market acceptance and enhance the Company's reputation with distributors, retailers and consumers. In addition, consumer demand for particular software products may be adversely affected by the increasing number of competitive products from which to choose, making it difficult to predict the Company's future success in publishing packaged software products for the retail market. Rapid changes in technology, product obsolescence and advances in computer hardware require the Company to develop or acquire new products and to enhance its existing products on a timely basis. The Company's marketplace has recently experienced a higher emphasis on on-line and Internet related services and content tailored for these new media. To the extent that demand increases for on-line products and content, the demand for the Company's existing products and future performance may change.

     The consumer multimedia software market is highly fragmented with products offered by many vendors. The Company's products compete directly with those of large and established software companies, such as GT Interactive, Broderbund, and The Learning Company, as well as a large number of small independent publishers similar to the Company. Most of these competitors have greater financial, technical, marketing, sales and customer support resources, as well as greater name recognition and access to customers than the Company. Due to the low technical and economic barriers to entry into the multimedia software market, the Company anticipates facing additional competition from an increasing number of small, privately-held competitors. The Company will compete with such companies not only for retail shelf space and sales, but also for obtaining licenses for software programs being developed by third parties. In addition, many large companies with sophisticated product marketing and technical abilities and financial resources that do not presently compete with the Company may enter the multimedia software market. For example, entertainment companies have begun to produce and directly market their own titles, featuring their proprietary characters, to the consumer software market. To the extent that competitors, as a result of their purchasing capacity, have greater access to financial and other resources or achieve a performance, price or distribution advantage, the Company's business and results of operations could be adversely affected. Furthermore, the Company anticipates that there will be consolidation of the consumer multimedia market around a smaller number of vendors who may be better positioned and have greater resources with which to compete than the Company. The Company will also face increased competition as it seeks to deliver multimedia content through other new media, such as the World Wide Web, the Internet and on-line proprietary services.

     There is no assurance that the Company will have the resources required to respond to market or technological changes or to compete successfully in the future. See "Business -- Competition."

     COMPETITION FOR SHELF SPACE AND PROMOTIONAL SUPPORT. The competition for shelf space in retail stores is intense. To the extent that the number of consumer software products and computer platforms increases, this competition for shelf space may further intensify. At present, the Company's products constitute a small percentage of a retailer's sales volume, and there can be no assurance that retailers will provide the Company's products with adequate levels of shelf space and promotional support. Increased competition could result in loss of shelf space for, and reduction in sell-through of, the Company's products at retail stores, as well as significant price competition, any of which could adversely affect the Company's business, operating results and financial condition.

     Due to increased competition for limited retail shelf space and promotional resources, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts and product return policies, as well as cooperative market development funds. Retailers often require software publishers to pay fees in exchange for preferred shelf space. The amounts paid to retailers by software publishers and distributors for preferred shelf space are generally determined on a case by case basis and there is, as of yet, no industry standard for determining such fees, although larger publishers and distributors will likely have a competitive advantage in this regard to the extent they have greater financial resources and negotiating leverage. See "Business -- Competition."

     COMPETITION FOR DISTRIBUTION CHANNELS; DISTRIBUTION RISKS. Sales to a limited number of distributors have and will continue to constitute a substantial portion of the Company's revenues. The Company's agreements with its distributors generally are terminable by either party, with or without cause and contain no minimum purchase obligations. During the nine-month period ended September 30, 1996, sales to three distributors accounted for approximately 20%, 19% and 11%, respectively, of the Company's net sales. If the Company were to lose all or a significant portion of the revenue attributable to its principal distributors, or its principal distributors were to lose sales of the Company's products to their principal accounts, the loss could have a material adverse effect on the Company's operating results. In addition, the retail sales of the Company's products are heavily concentrated among a few retailers. During the nine month period ended September 30, 1996, sales to two retailers accounted for approximately 22% and 8% respectively, of the Company's net sales. Competition for access to distributors, as well as for retail shelf space, is intense.

     The type and number of distribution channels is increasing to include non-traditional software retailers such as book, music, video, magazine, toy, gift, convenience, drug and grocery store chains. Additionally, as technology changes, the type and number of distribution channels will further change and new types of competitors, such as cable or telephone companies, and new distribution channels are likely to emerge. These new methods may include delivery of software using on-line services or the Internet, which will necessitate certain changes in the Company's business and operations, including without limitation, addressing operational challenges such as improving download time for pictures, images and programs, ensuring proper regulation of content quality and developing sophisticated security for transmitting payments. Rapid growth in the use of and interest in the Internet and the World Wide Web is a recent phenomenon. The Company cannot accurately predict the impact on-line media will have on the retail computer software industry. Should on-line distribution channels increase, the Company will be required to modify its existing technology bases in order for its products to be compatible and thereby remain competitive. It is critical to the success of the Company that, as these changes occur, it maintain access to such channels of software distribution in its market segments.

     Even within traditional channels of distribution for consumer software products there has been rapid change among distributors, including consolidations and financial difficulties. These factors affecting distribution channels could negatively affect the Company's business and results of operations. With increasing concentration in the traditional channels of distribution, the Company's customers have increased leverage in negotiating favorable terms of sale, including price discounts and product return policies. In addition, a number of the Company's larger competitors have attempted, with some success, to enter into exclusive software distribution arrangements with certain retail outlets. If the occurrence of these exclusive arrangements increases and the Company is not able to offer a competing product line or arrangement, the Company's operating results may be negatively impacted. See "Business -- Competition."

     LICENSING ARRANGEMENTS. The Company's rights to license most of its software products included in the multiple CD-ROM Piranha Packs are non-exclusive and, generally, of short duration. When licensing standalone, individually packaged titles, the Company attempts to obtain exclusive licenses for a longer term (to date, ranging from three years to five years). The Company's exclusive license arrangements, however, may become non-exclusive or terminate if the Company does not satisfy certain performance criteria, such as selling a minimum amount of units or paying a minimum amount of royalties. There is no assurance the Company will be able to continue to obtain new products from developers or to maintain or expand its market share in the event that a competitor offers the same or similar software products. In circumstances where the Company has non-exclusive rights, the Company's competitive advantage, if any, will be limited to its ability to obtain and market in a timely manner software which is responsive to consumer preferences.

     The Company has prepaid in the past, and anticipates that it will prepay in the future, royalties to third party developers. There can be no assurance that the sales of products associated with such royalties will be sufficient to cover the amount of such prepayment. Companies with greater financial resources than the Company may be able to make higher offers or guarantees to developers of commercially desirable multimedia software products than the Company is able to make. As competition for products of independent developers intensifies, the Company may not be able to obtain the products that it desires, or may be required to reduce its profit margins and pay greater royalties, signing bonuses and/or advances against royalties in order to license desired software programs. See "Business -- Intellectual Property Licenses and Distribution Agreements."

     DEPENDENCE ON KEY PERSONNEL; NEED FOR ADDITIONAL PERSONNEL. The operations of the Company depend to a significant extent upon the efforts of Timothy M. Brannan, Chairman of the Board and President, who is substantially responsible for planning and guiding the Company's direction. In addition, the Company's success depends upon the contributions of Keith P. Higginson, Chief Financial Officer, J. Wade Stallings, II, Vice President and General Counsel, Douglas M. Brannan, Vice President of Sales, and Wyndi D. Ballard, Vice President of Marketing and Public Relations, each of whose responsibilities for the Company's operations and strategic planning are very substantial. The loss of any of these key employees would adversely affect the Company's business. The Company has obtained $2,000,000 key man life insurance policies on each of the lives of Messrs. Timothy M. Brannan, Higginson, Stallings and Douglas M. Brannan. See "Management".

     The Company currently has only nine employees, and will need to recruit, hire and train additional personnel in order to fulfill its business objectives. Because of the multifaceted and intensely competitive nature of the multimedia industry, key personnel often require a unique combination of creative and technical talents, as well as industry reputation. Such personnel are in short supply, and the competition for their services is intense. The process of identifying and recruiting key creative, technical and management personnel with the requisite combination of skills and other attributes necessary to execute the Company's strategy is expected to be lengthy. The Company has entered into three-year employment contracts with each of Messrs. Timothy M. Brannan, Higginson, Stallings, and Douglas M. Brannan and Ms. Ballard; however, all other employees are currently subject to at-will employment agreements, which are generally terminable at any time. The loss of the services of any key personnel or the Company's failure to attract additional qualified employees could have a material adverse effect on the Company's business and results of operations.

     PRODUCT DELAYS AND LIFECYCLES. The Company expends substantial resources in connection with the initial launch of a new product, which activities anticipate a particular retail availability date. Any failure to release a new product as scheduled could result in the inability to recoup such expenditures and loss of marketing opportunities, retailer fees and consumer interest. Consumer preference for multimedia software products is difficult to predict, and only a small percentage of such products enjoy sustained market acceptance. The Company's success depends upon its ability to publish new, commercially successful products and to replace revenues from products at the later stages of their life cycles. There can be no assurance that new products introduced by the Company will achieve any significant market acceptance or that if such acceptance occurs, it will be sustained for any significant period. If the Company does not anticipate and respond to changing demand for its products in a timely manner, the Company's business, operating results and financial condition will be materially adversely affected.

     The introduction of new products is subject to the inherent risks of development and manufacturing delays. The Company has in the past and may in the future experience delays in introducing its products. In the past, the Company's working capital deficiency has prevented it from shipping its products in a timely manner and in sufficient quantities to meet customer demand. A significant delay in the introduction of, or the presence of a defect in, one or more new products could have a material adverse effect on the ultimate success of such products and on the Company's business, operating results and financial condition, particularly in view of the seasonality of the Company's business. Delays in a product introduction near the end of the Company's third quarter may materially adversely affect operating results for the entire year, as initial shipments of a product may be delayed and result in an inability of the Company to capitalize upon the historical trend of the fourth quarter holiday season being the most significant, in terms of sales volume, each year. Any such delays could cause the Company to miss this important selling season or other opportunities and result in a corresponding negative impact on revenues and results of operations. See "Business -- Products."

     PRICE PROTECTIONS AND PRODUCT RETURNS. Industry practice and competitive pressures generally require the Company to accept returns from distributors and retailers of the Company's unsold products, including defective, shelfworn and damaged products, or to reduce the price of previously shipped products to enable retailers to sell slow moving inventories. The Company's agreements with its distributors and retailers generally require that sales to a contracting distributor or retailer be made at a price no greater than that at which product is sold to any other like distributor or retailer, respectively, and provide price protection for on-hand inventory in the form of credits to the contracting distributor or retailer if the Company sells or discounts a particular product to another distributor or retailer at a price that is lower than the price at which that product was sold to the contracting distributor or retailer, respectively. In addition, the Company's agreements with its retailers and distributors require it to accept returns of products that are not sold. If all or a significant portion of products are not purchased by consumers, and distributors and retailers demand that the Company accept returns of the unsold products, the Company's business, operating results and financial condition could be materially adversely affected.

     At the time of product shipment, the Company establishes reserves, including reserves which estimate the potential for future returns based on seasonal terms of sale and distributor and retailer inventories of the Company's products, as well as other factors. The Company recognizes revenue from the sale of its products upon shipment to the customer. Product returns or price protection concessions that exceed the Company's reserves could materially adversely affect the Company's business, operating results and financial condition and could increase the magnitude of quarterly fluctuations in the Company's operating and financial results. Furthermore, if the Company's assessment of the creditworthiness of its customers receiving product on credit proves incorrect, the Company could be required to significantly increase the reserves previously established. There can be no assurance that such future write-offs will not occur or that amounts written off will not have a material adverse effect on the Company's business, results of operations and financial condition.

     SIGNIFICANT PRICE REDUCTIONS IN PERSONAL COMPUTER SOFTWARE. Recently, several major publishers of multimedia software have significantly reduced the prices of their products with the goal of gaining greater market share. Competition in Microsoft's Windows application segment from major software publishers is intensifying, and "competitive upgrade" price discounting among the major firms is eroding the traditional pricing structures that had previously existed in the software industry. The Company expects to encounter increasing price competition in the future. Competitive pressures could result not only in sustained price reductions, but also in a decline in sales volume. Such declines could result in a decrease in the revenues from, and gross margins on, sales of such products in the future and could result in lower cash flow or operating margins.

     RAPID TECHNOLOGICAL DEVELOPMENT AND SOFTWARE MARKET CHANGES. The market for interactive multimedia software titles continues to evolve and is dependent upon a number of variables, including consumer preferences, shipments of new multimedia PCs, the installed base of multimedia PCs and the number of other developers and publishers creating interactive multimedia software titles to satisfy market demand. In addition, consumer preferences for particular software products and titles are subject to rapid change and are highly reactive to changes in computer technology. Changes in technology and consumer preferences may render software being marketed by the Company obsolete. In particular, a continually expanding consumer demand for content-rich multimedia products has resulted in short life spans for software products. There can be no assurance that the Company will be able to acquire innovative new products reflecting technological change and consumer preferences, or that it will do so in a timely manner. The inability of the Company to publish multimedia software products for hardware technology with wide consumer acceptance and with high consumer appeal could result in a material adverse affect on the Company's business, results of operations and financial condition.

     CHANGING PRODUCT PLATFORMS AND FORMATS. The Company's software products are intended to be used on personal computer hardware systems built by third party manufacturers. The operating systems of machines currently being manufactured are characterized by several competing and incompatible formats or

"platforms", and new platforms will likely be introduced in the future. Currently, Microsoft Corporation is the dominant supplier of computer operating systems and frequently coordinates its operating system marketing efforts with those for its applications software. In the future, interactive multimedia titles may be accessible through such platforms as telephone, cable network and direct broadcast satellite delivery. The Company's success is dependent upon, among other things, its ability to anticipate future changes in platforms and their acceptance by the market and to develop compatible software for such platforms, of which there is no assurance. If the Company invests in software products for a platform that does not achieve significant market penetration, the Company's planned revenues from those products will be adversely affected and it may not recover its development investment. If the Company does not choose to develop or is unable to develop, due to resource constraints or other factors, software products for a platform that achieves significant market success in a timely manner, the Company's revenues may also be adversely affected. Although the Company is optimistic that it can obtain, where necessary, licenses to use these platforms, no assurances can be given that such licenses can be obtained or that they can be obtained on commercially reasonable terms. The inability of the Company to obtain a license to use a particular platform or platforms could have a material adverse effect on the Company's business.

     To date, all of the Company's products have been produced, and all of its product development efforts are directed at creating new products, on CD-ROM format. Although the Company believes that it would be able to develop software compatible with new formats in a timely manner, a leveling off or decline in sales of CD-ROMs could have a material adverse effect on the Company's results of operations. In addition, although the Company believes that most elements of its operations and business strategy are applicable to and may be utilized in the creation of multimedia software products for additional platforms, there can be no assurance that the Company will be able to adapt its products and operations to emerging hardware platforms or to successfully create multimedia software titles for such platforms.

     DEPENDENCE ON PC SALES. Personal computer software sales are highly dependent upon sales of personal computers. During recent years, segments of the PC industry have experienced significant economic downturns characterized by decreased product demand and price erosion. Although the Company does not believe such factors have materially affected the Company in the past, there can be no assurance that the Company will not be materially adversely affected if such situation continues or worsens or by future events in the industry.

     MANUFACTURING RISK. The production of the Company's products consists of pressing CD-ROM disks, assembling purchased product components, printing product packaging and user manuals and packaging finished products, all of which are performed for the Company by third party vendors in accordance with the Company's specifications and forecasts. Currently, the Company uses primarily one vendor for each of these services. While these services are available from multiple vendors and at multiple sites, there can be no assurance that an interruption in the manufacture of the Company's products could be remedied without undue delay and without materially and adversely affecting the Company's results of operations. In particular, due to the seasonal nature of the software CD-ROM industry, it is critical that the Company secure adequate production resources to timely produce and deliver its products for fourth quarter sales. See "Business -- Manufacturing."

     PROTECTION OF PROPRIETARY RIGHTS; RISK OF INFRINGEMENT CLAIMS. The Company regards its software products as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, as well as employee and third party nondisclosure agreements and other methods to protect its proprietary rights. The Company generally licenses its externally developed products rather than transferring title and, as is the industry practice, relies upon "shrink-wrapped," rather than signed, license agreements with end-users. The enforceability of such licenses has not been conclusively determined. As is also the standard practice in the industry, none of the Company's CD-ROM products include any mechanism to prevent or inhibit unauthorized copying. The Company is not aware of any unauthorized copying, reverse engineering or other unauthorized distribution of its proprietary information, but if such unauthorized copying were to occur, the Company's business, operating results and financial condition could be materially adversely affected. Further, the laws of foreign jurisdictions may not protect the Company's proprietary rights to the same extent as the laws of the United States. Policing unauthorized use of a broadly disseminated product such as PC software is very difficult. Software piracy has been, and can be expected to be, a persistent problem for participants in the shrink-wrap software industry, including the Company. See "Business -- Protection of Proprietary Rights."

     As the number of multimedia software products in the industry increases and the functionality of these products further overlaps, software publishers and developers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products. Although the Company makes reasonable efforts to ensure that its products do not violate the intellectual property rights of others, there can be no assurance that claims of infringement will not be made against the Company. In certain circumstances, litigation may be necessary to enforce and protect the Company's proprietary rights. Any such litigation, with or without merit, could be costly and divert management's attention, which could have an adverse effect on the Company's business, operating results or financial condition. Adverse determinations in litigation relating to any of the Company's products could result in the loss of the Company's proprietary rights, subject the Company to liabilities, require the Company to seek licenses from third parties or prevent the Company from selling that product.

     PRODUCT LIABILITY EXPOSURE. Sale of the Company's software products involves the inherent risk of product liability claims against the Company. The Company currently maintains product liability insurance coverage, however, product liability insurance is expensive, subject to various coverage exclusions, and may not be obtainable by the Company in the future on terms acceptable to the Company. Moreover, the amount and scope of any coverage may be inadequate to protect the Company in the event that a product liability claim is successfully asserted against the Company.

     CONTROL BY PRESENT STOCKHOLDERS; VOTING TRUST. The Company's present stockholders will own 1,200,000 shares of Common Stock, representing 50% of the total combined voting power of all of the Common Stock to be outstanding immediately after the Offering. In addition, the present stockholders of the Company have entered into a voting trust agreement and irrevocable proxy agreement. Pursuant to the voting trust and irrevocable proxy agreement, Timothy
M. Brannan, the Company's Chairman and President, is granted the authority to vote all of the shares subject to the voting trust and the proxy on all matters on which the Company's stockholders are entitled to vote. Mr. Brannan, accordingly, will likely be able to elect all of the Company's directors and thereby control the policies of the Company. See "Principal Stockholders".

     POSSIBLE ADVERSE EFFECT ON LIQUIDITY OF THE COMPANY'S SECURITIES DUE TO THE INVESTIGATION OF THE UNDERWRITER AND D.H. BLAIR & CO., INC. BY THE SECURITIES AND EXCHANGE COMMISSION. The Securities and Exchange Commission (the "Commission") is conducting an investigation concerning various business activities of the Underwriter and D. H. Blair & Co., Inc. ("Blair & Co."), a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter of Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co., or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair & Co. intends to make a market in the securities following this Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could adversely affect the liquidity or price of such securities. See "Underwriting".

     FUTURE SALES OF COMMON STOCK; ESCROWED SHARES. Upon completion of this Offering, the Company will have 2,400,000 shares of Common Stock outstanding excluding shares issuable upon the exercise of warrants and options. The 1,200,000 shares of Common Stock presently outstanding, including the 825,000 Escrow Shares, are subject to the volume, manner of sale and public information requirements of Rule 144 (described below) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), unless registered under the Securities Act. The 825,000 escrowed shares will be released only if the Company achieves certain levels of income or the bid price for shares of its Common Stock exceed certain thresholds. See "Principal Stockholders -- Escrow Arrangements." and "Underwriting".

     Future sales of Common Stock in the public market after this Offering could have an adverse effect on the then prevailing market price of the Common Stock.

     All of the shares of Common Stock currently outstanding are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and under certain circumstances may be sold without registration pursuant to such rule. The Company's Officers and Directors and holders of all of the shares of Common Stock and options to purchase Common Stock outstanding prior to this Offering have agreed with the Underwriter not to offer, sell or otherwise dispose of any of their shares of Common Stock or other securities issued by the Company for a period of 13 months after the date of this Prospectus without the prior written consent of the Underwriter. Upon expiration of such 13-month period, substantially all of the shares of Common Stock will be eligible for resale under Rule 144. The Company is unable to predict the effect that sales made under Rule 144, or otherwise, may have on the then prevailing, market price of the Company's securities although any future sales of substantial amounts of securities pursuant to Rule 144 could adversely affect prevailing market prices. See "Principal Stockholders," "Description of Securities -- Shares Eligible For Future Sale" and "Underwriting".

     IMMEDIATE AND SUBSTANTIAL DILUTION. Purchasers of the Units offered hereby will incur immediate substantial dilution of approximately $2.14 (or 43%) in the per share net tangible book value of their Common Stock (attributing no value to the Warrants included in the Units). The current stockholders of the Company acquired their securities at an average price per share of less than $.01. Therefore, purchasers of the Units offered hereby will bear a proportionately greater risk of loss than the Company's current stockholders. See "Dilution".

     CHARGES ARISING FROM PRIVATE PLACEMENT. The Company incurred approximately $281,000 of debt issuance costs and debt discount associated with the Bridge Financing completed in November and December 1996. A substantial portion of such fees will be charged to income upon the repayment of the Bridge Notes from the proceeds of this Offering and booked for the quarter ending March 31, 1997. This charge to income will adversely affect the Company's financial results for that quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     CHARGES AND POTENTIAL CHARGES TO EARNINGS. The Commission has taken the position with respect to escrow arrangements such as that entered into by the Company and its stockholders that in the event any shares are released from escrow to the holders who are officers, directors, employees or consultants of the Company, a compensation expense will be recorded for financial reporting purposes. Accordingly, in the event of the release of the Escrow Shares, the Company will recognize during the period in which the earnings thresholds are probable of being met or such Common Stock bid price levels achieved, a substantial noncash charge (not deductible for income tax purposes) to operations equal to the then fair market value of such shares, which would have the effect of significantly increasing the Company's loss or reducing or eliminating earnings, if any, at such time. The recognition of such compensation expense may have a depressive effect on the market price of the Company's securities. Notwithstanding the foregoing discussion, there can be no assurance that the Company will attain the targets which would enable the Escrow Shares to be released from escrow.

     DIVIDENDS UNLIKELY. The Company does not intend to declare or pay cash dividends on its Common Stock in the foreseeable future. The Company expects that it will retain all available earnings, if any, to finance and expand its business. See "Dividend Policy".

     USE OF PROCEEDS FOR PAST DEBT. A significant portion of the proceeds from this Offering will be used to repay past indebtedness. The Company expects to use approximately $1,535,000 of the net proceeds from this Offering to redeem the Bridge Notes. See "Capitalization -- Bridge Financing".

     BROAD DISCRETION OVER USE OF PROCEEDS. Approximately $1,850,000 (or 38%) of the proceeds are allocated to working capital. Management will have broad discretion as to the use of such proceeds. See "Use of Proceeds".

     ABSENCE OF PRIOR PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING AND EXERCISE PRICES. Prior to this Offering, there has been no public market for any of the Company's securities and there is no assurance that any such market will develop, or, if one does develop, that it will be sustained. The initial public offering price for the Units and the exercise prices of the Warrants have been determined by negotiation between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth or other established criteria of value.

     STOCK MARKET VOLATILITY. General market price declines or market volatility in the future could adversely affect the price of the Common Stock and the Warrants. In certain cases, volatility in the price of a given security can result from the short-term trading strategies of certain market segments. Such volatility can distort market value and can be particularly severe in the case of smaller capitalization stocks and immediately before or after an important corporate event such as a public offering. In recent years, the stock markets in general, and the securities of technology companies in particular, have experienced extreme price fluctuations in response to such occurrences as quarterly variations in operating results, changes in earnings estimates by analysts, announcements concerning new products, strategic relationships or technological innovations by individual software publishers and developers, general conditions in the software computer and entertainment industries and other events or facts. This pattern of extreme volatility in the stock market, which in many cases was unrelated to the operating performance of, or announcements concerning, the issuers of the affected stock may adversely affect the market price of the Common Stock.

     EFFECT OF OUTSTANDING OPTIONS AND WARRANTS. Upon completion of the Offering, the Company will have outstanding (i) 1,200,000 Class A Warrants to purchase an aggregate of 1,200,000 shares of Common Stock and 1,200,000 Class B Warrants; (ii) 1,200,000 Class B Warrants to purchase 1,200,000 shares of Common Stock; (iii) the Selling Securityholders' Class A Warrants to purchase an aggregate of 750,000 shares of Common Stock and 750,000 Class B Warrants; (iv) the Unit Purchase Option to purchase an aggregate of 120,000 Units; and (v) options to purchase an aggregate of 50,000 shares of Common Stock. The Company has an additional 150,000 shares of Common Stock reserved for issuance under its 1996 Stock Option Plan. For the respective terms of such Warrants, options and the Unit Purchase Option, the holders thereof are given an opportunity to profit from a rise in the market price of the Company's Common Stock with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such options and warrants. The holders of the Warrants may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided therein. In addition, holders of the Unit Purchase Option have registration rights with respect to such option and the underlying securities. Exercise of the registration rights may involve substantial expense to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Securities" and "Underwriting".

     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. Commencing one year from the date hereof, the Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon 30 days' notice provided the average closing bid price (as defined herein) of the Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption exceeds $9.10, in the case of the Class A Warrants, or $12.25, in the case of the Class B Warrants (subject to adjustment in each case). Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities -- Redeemable Warrants".

     NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING THE WARRANTS; NEED FOR CURRENT PROSPECTUS. The Class A Warrants and Class B Warrants constituting part of the Units offered hereby are detachable immediately from the Units and may be traded separately. Although the Units will not knowingly be sold to purchasers in jurisdictions in which the Units are not registered or otherwise qualified for sale, purchasers may buy Units or the components thereof in the aftermarket in, or may move to, jurisdictions in which the shares underlying the Class A Warrants or the Class B Warrants issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares and/or Class B Warrants to those persons desiring to exercise their Warrants unless and until the underlying securities could be qualified in such jurisdiction. In addition, investors in this Offering will not be able to exercise their Warrants, unless at the time of exercise the Company has a current prospectus covering the shares of Common Stock underlying the Warrants. No assurances can be given that the Company will be able to effect any required registration or qualification or maintain a current prospectus. See "Description of Securities -- Redeemable Warrants".

     POSSIBLE ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS. The Company's Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock, $.001 par value ("Preferred Stock"), in one or more series and to determine the price, rights, preferences and privileges of the shares of each such series without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of Preferred Stock that may be issued in the future. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change of control of the company. In addition, certain provisions in the Company's Articles of Incorporation and By-laws creating a staggered-term board and relating to supermajority stockholder approval of certain business combinations by the Company, restrictions on calling special meetings of stockholders, restrictions on removal of directors and restrictions on amendments to the By-laws may discourage or make more difficult any attempt by a person or group of persons to obtain control of the Company. See "Description of Securities -- Certain Statutory and Charter Provisions."

     LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS. The Company's Articles of Incorporation require the Company to indemnify each of its Officers and Directors against liabilities and reasonable expenses incurred in any action or proceeding, including stockholders' derivative actions, by reason of such person being or having been an Officer or Director of the Company, or of any other corporation for which he or she serves as such at the request of the Company, to the fullest extent permitted by Nevada law. The Company's Articles of Incorporation also limit the liabilities of the Directors and Officers of the Company for monetary damages for breach of fiduciary duty as a Director or Officer to the maximum extent permitted by Nevada law. Although such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, the presence of these provisions in the Articles of Incorporation could prevent the recovery of monetary damages against Directors and Officers of the Company. See "Management -- Indemnification and Limitation of Liability".

     POSSIBLE RESTRICTIONS ON MARKET-MAKING ACTIVITIES IN COMPANY'S
SECURITIES. The Underwriter has advised the Company that Blair & Co. intends to make a market in the Company's securities. Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may prohibit Blair & Co. from engaging in any market-making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholders' Warrants may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholders' Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See "Underwriting".

     RISK OF LOW-PRICED STOCK. If the Company's securities were delisted from Nasdaq (See "Risk Factors -- Nasdaq Listing and Maintenance Requirements"), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this Offering to sell any of the securities acquired hereby in the secondary market.

     The Commission adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6)of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the commission finds that such a restriction would be in the public interest.

     If the Company's securities were subject to the existing or proposed rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

     NASDAQ LISTING AND MAINTENANCE REQUIREMENTS. The Company proposes to list the Units, Common Stock and Warrants on the Nasdaq SmallCap Market. See "Cover Page". Under the rules for continued listing in the Nasdaq system, a company is required to maintain at least $2,000,000 in total assets, two market-makers, a public float of at least $200,000 and a minimum bid price of $1.00 per share or, if the share price criterion cannot be met, $2,000,000 in capital and surplus and a public float of $1,000,000. In addition, Nasdaq has proposed more stringent maintenance criteria for continued listing, which, among other things, would require that a company have at least $2,000,000 in "net tangible assets" ("net tangible assets" equals total assets less total liabilities and goodwill) or at least $35,000,000 in total market value or at least $500,000 in net income in two out of its last three fiscal years, as well as at least 500,000 shares in the public float, at least $1,000,000 in market value of the public float, a bid price of not less than $1.00 per share, and more stringent corporate governance standards. Adoption of any or all of the proposals could make it more difficult for the Company to maintain compliance with the listing criteria, assuming the Company is accepted for listing on the SmallCap Market. Upon notice of a deficiency in one or more of the maintenance requirements, the Company would be given 90 days (30 days in the case of the number of market-makers) to comply with the maintenance standards. Failure of the Company to meet the maintenance requirements of Nasdaq could result in the Company's securities being delisted from Nasdaq, with the result that the Company's securities would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau Incorporated. As a consequence of such delisting, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of the Company's securities. Among other consequences, delisting from Nasdaq may cause a decline in the stock price, the loss of news coverage about the Company and difficulty in obtaining future financing.

                                USE OF PROCEEDS

     The Company estimates that the net proceeds from the sale of the 1,200,000 Units offered hereby will be approximately $4,885,000 ($5,668,000 if the Underwriter's over-allotment option is exercised in full), assuming an initial public offering price of $5.00 per Unit and after deducting underwriting discounts and commissions and estimated expenses of this offering. The Company intends to apply the net proceeds of this, as follows:

                                                                   APPROXIMATE
                            APPLICATIONS                             AMOUNT       PERCENTAGE
    -------------------------------------------------------------  ----------     ----------
    Repayment of Bridge Notes and related interest(1)............  $1,535,000          31%
    Acquisition of Software Programs(2)..........................   1,000,000          21
    Marketing and Sales(3).......................................     500,000          10
    Working Capital(1)...........................................   1,850,000          38
                                                                   ----------         ---
         Total...................................................  $4,885,000         100%
                                                                   ==========         ===

---------------
(1) The Bridge Notes are payable upon the earlier of one year after the date of issuance, or the completion of the public offering contemplated herein. The proceeds of the Bridge Notes are being used for repayment of a $200,000 loan (and accrued interest thereon) made by the Underwriter to the Company in November 1996, payment of accrued officer and employee salaries of $76,000, loans by Officers to the Company of $100,000, loans by others to the Company of $25,000 and working capital purposes including general and administrative expenses. See "Capitalization -- Bridge Financing", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Business -- Legal Proceedings".

(2) Includes costs associated with the acquisition of new software programs.

(3) Represents funds to be used to implement the Company's marketing and sales program, including the hiring of additional personnel, exhibition at trade shows and production of brochures and sales literature. See
    "Business -- Marketing and Sales".

     If the Underwriter's over-allotment option is exercised, the amount for which it is exercised will increase the amount of proceeds allocated to sales and marketing and working capital.

     Until applied as set forth above, all proceeds will be invested in short-term investment grade instruments or bank certificates of deposit. Income received from investments or from any Warrant exercise will be added to working capital and used to fund operations. Investment of the net proceeds in short-term securities rather than operations could adversely affect the Company's overall return on its capital.

     The foregoing represents the Company's present intentions and best estimate with respect to the allocation of the proceeds of this Offering based upon its present plans and business conditions. The Company expects that the net proceeds of this Offering will enable it to meet its liquidity and capital requirements for approximately 12 months following completion of the Offering, although the Company's capital requirements are subject to numerous contingencies associated with early-stage companies. The Company may be required to seek additional financing in the event of delays, cost overruns or unanticipated expenses associated with a company in an early stage of development, or in the event the Company does not realize anticipated revenues. In addition, the Company may require additional financing in the future to further expand its product offerings or to make strategic acquisitions. There is no assurance that unforeseen events or changed business conditions will not result in the application of the proceeds of this Offering in a manner other than as described in this Prospectus. This estimate is based on certain assumptions, which are subject to change. Future events, including changes in the Company's business plans, results and economic, competitive or industry conditions, may make shifts in the allocation of funds necessary or desirable. See "Risk Factors -- Need for Additional Financing," and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                DIVIDEND POLICY

     The Company does not intend to declare or pay cash dividends on its Common Stock (or any other securities) in the foreseeable future. The Company intends to retain all available earnings to finance and expand its business.

                                    DILUTION

     The following discussion and tables allocate no value to the warrants issued as part of the Units.

     The net tangible book value of the Company as of September 30, 1996 was $(372,994) or $(0.99) per share of Common Stock. Net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding (excluding 825,000 shares held in escrow) into the tangible net worth of the Company (tangible assets less total liabilities). Without taking into account any changes in such net tangible book value subsequent to September 30, 1996, other than to give effect to the sale of 1,200,000 Units by the Company at an assumed initial public offering price of $5.00 per Unit (after deducting the estimated underwriting discount and estimated offering expenses payable by the Company), the pro forma net tangible book value at September 30, 1996, would have been $4,512,006, or $2.86 per common share. This represents an immediate increase in net tangible book value of $3.85 per common share to existing shareholders and an immediate dilution of $2.14 per common share to persons purchasing Units in this Offering ("New Investors"). The following table illustrates this per share dilution:

        Assumed initial public offering price per Unit..............             $5.00
          Net tangible book value per common share at
             September 30, 1996.....................................  $(0.99)
          Increase in net tangible book value per common share
             attributable to the New Investors in the Units.........  $ 3.85
                                                                      ------
          Pro forma net tangible book value per common share
             after offering.........................................             $2.86
                                                                                 -----
        Dilution per common share to New Investors(1)(2)............             $2.14
                                                                                 =====

---------------
(1) If the Underwriter exercises the over-allotment option in full, the per share dilution to investors in the Units would be $1.98.

(2) If the 825,000 shares held in escrow were treated as outstanding, the per share dilution to New Investors would be $3.12.

     The following table sets forth on a pro forma basis at September 30, 1996, the differences between existing shareholders and the New Investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price paid per share (assuming an initial public Offering price of $5.00 per Unit):

                                         SHARES PURCHASED
                            ------------------------------------------   TOTAL CONSIDERATION
                            NON-ESCROW   ESCROW      TOTAL               --------------------   AVERAGE PRICE
                              SHARES     SHARES     SHARES     PERCENT     AMOUNT     PERCENT     PER SHARE
                            ----------   -------   ---------   -------   -----------  -------   -------------
Existing shareholders.....    375,000    825,000   1,200,000      50%         $4,959     0.1%      $ 0.004
New Investors.............  1,200,000          0   1,200,000      50%     $6,000,000    99.9%      $  5.00
                            ----------   -------   ---------   -------   -----------  -------
     Total................  1,575,000    825,000   2,400,000     100%     $6,004,959     100%
                            =========    =======    ========   =====       =========   =====

     The foregoing table assumes no exercise of the over-allotment option. If such option is exercised in full, the New Investors will have paid $6,900,000 for 1,380,000 shares of Common Stock, representing approximately 100% of the total consideration for approximately 54% of the total number of shares of Common Stock outstanding (including escrow shares). The foregoing table also assumes no exercise of the Underwriter's Unit Purchase Option or any other options or warrants of the Company and further assumes that all existing shareholders purchased the Common Stock held by them from the Company at the price at which such shares were originally sold by the Company. As of the closing of the Offering, there will be options outstanding to purchase an aggregate of 50,000 additional shares of Common Stock, which have an exercise price equal to the initial public offering price of the Units offered hereby. See "Management -- 1996 Stock Option Plan".

                                 CAPITALIZATION

     The following table sets forth the actual capitalization of the Company as of September 30, 1996, (i) giving effect to the 242-for-1 stock split as part of the reincorporation of the Company as a Nevada corporation on November 22, 1996,
(ii) pro forma to reflect the sale of $1,500,000 of Bridge Units in November and December 1996 and the application of the proceeds therefrom to repay short-term debt, and the change effected in par value and the number of shares authorized, and (iii) as adjusted to give effect to the issuance and sale of the 1,200,000 Units offered hereby at an initial offering price of $5.00 per Unit and the repayment of the Bridge Notes out of the net proceeds therefrom as set forth in "Use of Proceeds". This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                   SEPTEMBER 30, 1996
                                                         ---------------------------------------
                                                                                          AS
                                                          ACTUAL       PRO FORMA       ADJUSTED
                                                         ---------     ----------     ----------
Short-term debt........................................  $ 125,541     $        0     $        0
Long-term debt.........................................     35,537         35,537         35,537
Bridge Notes(1)........................................                 1,425,000              0
Preferred Stock, $.001 par value, 5,000,000 shares
  authorized, none issued..............................                         0              0
Common Stock, no par value; $.001 par value, pro forma
  and adjusted; 10,000,000 shares authorized;
  20,000,000 shares authorized, pro forma and adjusted;
  1,200,000 shares issued and outstanding; 2,400,000
  shares issued and outstanding as adjusted(2).........          0          1,200          2,400
Additional paid in capital.............................      4,959          3,759      4,887,559
Additional paid in capital -- warrants.................                    75,000         75,000
Stockholders' equity (deficit).........................   (372,994)      (297,994)     4,587,005
                                                         ---------     ----------     ----------
          Total capitalization.........................  $(211,916)    $1,162,542     $4,622,542
                                                         =========      =========      =========

---------------
(1) The amount set forth for Bridge Notes represents the price of the Units issued in the Bridge Financing less the value ascribed to the Bridge Warrants ($75,000). Bridge Notes accrue interest at the rate of 10% per annum and are payable upon the earlier of November 27, 1997 or completion of this Offering. See "Use of Proceeds" and "-- Bridge Financing".

(2) Does not include: (i) 180,000 shares of Common Stock included in Units which may be sold pursuant to the Underwriter's over-allotment option and 360,000 shares of Common Stock issuable upon exercise of the Class A and Class B Warrants included in and underlying such Units; (ii) 3,600,000 shares of Common Stock reserved for issuance upon exercise of the Class A and Class B Warrants included in the Units offered hereby; and (iii) 120,000 shares of Common Stock issuable upon exercise of the Unit Purchase Option and/or 240,000 shares of Common Stock issuable upon exercise of the Class A and Class B Warrants included in or underlying such option; and (iv) 200,000 shares reserved for issuance under the Company's 1996 Stock Option Plan, of which options to purchase 50,000 shares will be outstanding at the closing of the Offering. See "Principal Stockholders", "Description of Securities", and "Underwriting".

BRIDGE FINANCING

     In November and December 1996, the Company completed the Bridge Financing consisting of an aggregate of $1,500,000 principal amount of Bridge Notes and 750,000 Bridge Warrants from which it received net proceeds of approximately $1,294,000 (after deduction of the Placement Agent's commissions and expenses of such financing). The Bridge Notes are payable, together with interest at the rate of 10% per annum, on the earlier of November 27, 1997 or the closing of this Offering. See "Use of Proceeds". The Bridge Warrants entitle the holders thereof to purchase one share of Common Stock for $3.00, but will be exchanged automatically on the closing of this Offering for 750,000 Selling Securityholders' Warrants, each of which will be identical to the Class A Warrants included in the Units offered hereby (including the $6.50 exercise price). The Selling Securityholders' Securities have been registered for resale in the Registration Statement of which this Prospectus forms a part, but are subject to the agreement of the Selling Securityholders not to exercise such Selling Securityholders' Warrants for a period of one year from the closing of the Offering and not to sell such Securityholders' Warrants except after specified periods commencing 90 days after the closing date of the Offering. See "Concurrent Offering".

                            SELECTED FINANCIAL DATA

     The selected financial data set forth below for the year ended December 31, 1995 and the period from November 14, 1994 (inception) through December 31, 1994, have been derived from the financial statements of the Company, which together with the notes thereto and the related report of Coopers & Lybrand L.L.P., are included elsewhere in this Prospectus. The selected financial data as of and for the nine-month period ended September 30, 1996 and 1995 are derived from the Company's unaudited financial statements. The Company's unaudited financial statements include all adjustments, consisting of only normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for future periods. The selected financial data set forth below should be read in conjunction with the financial statements of the Company and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                               NOVEMBER 14, 1994                    NINE MONTHS ENDED
                                                  (INCEPTION)                         SEPTEMBER 30,
                                                    THROUGH          YEAR ENDED        (UNAUDITED)
                                                  DECEMBER 31,      DECEMBER 31,   --------------------
                                                      1994              1995         1995       1996
                                               ------------------   ------------   --------   ---------
STATEMENT OF OPERATIONS DATA:
Revenues.....................................      $       --        $1,342,034    $470,184   $ 403,896
Costs and Expenses...........................           3,704         1,153,891     526,205     893,606
Net income (loss)............................          (3,704)          188,143     (56,021)   (489,710)
Pro forma net income (loss)(1)...............          (2,148)          109,123     (32,492)   (435,775)
Pro forma net income (loss) per share........           (0.01)             0.26       (0.08)      (1.08)
Weighted average number of common shares and
  common share equivalents outstanding(2)....         302,480           417,347     417,196     402,496

---------------
(1) From inception, until November 15, 1996, the Company elected to be treated as a Subchapter S corporation for federal income tax purposes. As such, all tax liability flowed through to the individual shareholders. The pro forma financial data presented herein is as if the Company had been a C corporation for federal income tax purposes from inception at an assumed tax rate of 42%.

(2) Shares outstanding do not include shares held in escrow. See "Principal Stockholders -- Escrow Arrangements."

                                                                                   SEPTEMBER 30, 1996
                                                             DECEMBER 31, 1995        (UNAUDITED)
                                                             -----------------     ------------------
BALANCE SHEET DATA:
Current assets.............................................      $ 491,086             $  196,400
Working capital............................................        173,926               (385,997)
Total assets...............................................        521,166                256,572
Total liabilities..........................................        353,704                629,566
Stockholders' equity (deficit).............................        167,462               (372,994)

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussions should be read in conjunction with the financial statements and notes thereto set forth elsewhere in this Prospectus.

GENERAL

     The Company was incorporated in November 1994 to publish interactive multimedia software products for the home PC market. The Company generally licenses software programs being developed by independent third party developers in return for which the independent developers generally receive an advance royalty payment and a future royalty stream based on a percentage of the net sales of the product. The Company then generally produces, packages and markets the completed software products under its own name. In addition, the Company has in the past and may in the future enter into affiliate relationships with other publishers or developers ("Affiliates") pursuant to which the Company markets titles owned by an Affiliate under a revenue sharing arrangement.

     From inception until August 1995, the Company's activities included assembling its management team, developing infrastructure and obtaining titles for publication. The Company recognized its first sales revenues in August 1995. As a result of its start up activity, the Company recorded revenues during only the final two months of the nine month period ended September 30, 1995, and it recorded no revenues during the period from November 14, 1994 (inception) through December 31, 1994. In addition, during 1994 and the first nine months of 1995, the Company had not incurred the expenses necessary to develop infrastructure nor incurred any significant overhead. In addition, the founders of the Company did not draw or accrue salaries. Accordingly, general and administrative expenses during those periods were unusually low. As a result of its working capital deficiency during the second and third quarters of 1996, the Company's net sales during the first nine months of 1996 were materially hampered by its inability to ship quantities of products to satisfy customer demand and to launch new products. Consequently, the Company believes that the comparisons below in "Results of Operations" are neither meaningful nor representative of future results. In addition, the Company's product mix and distribution channels have changed significantly from past periods.

     The Company's initial strategy was to bring rapidly to market multiple products with high visibility in order to establish credibility in the retail channel. To implement that strategy, the Company relied primarily on licensing finished products for inclusion in multipack bundles and entering into Affiliate relationships for the non-exclusive rights to market products from other companies. As a result of this strategy, the Company had sold approximately 40,000 units by the end of the third quarter of 1995. The Company, however, recognized minimal profit on these low margin, budget category titles, and in some cases actually lost money on certain titles. In addition, the Company experienced greater than expected customer price reductions and product returns on many of these products.

     After establishing an initial portfolio of products in the retail channel, the Company began to shift its strategy to publishing premium products with higher gross profit margins. In addition, the Company also began to expand its retail distribution base. As of September 30, 1995, one large national retail chain accounted for substantially all of the Company's sales. By the end of 1995, the Company had begun to sell products to a few other retailers, but the Company's sales continued to be dominated by the same national retail chain. During 1996, however, the Company has begun to establish relationships with several distributors and more retail accounts. During the nine months ended September 30, 1996, sales to the Company's primary 1995 account had declined as a percentage of net sales to 22%. In addition, sales to distributors accounted for 52% of the Company's net sales during the nine month period ended September 30, 1996, and sales to an original equipment manufacturer ("OEM") represented 12% of net sales during such period.

     As is typical in the interactive multimedia software industry, the Company depends on the introduction of new titles or sequels to existing titles to replace declining revenues from older titles. In order to generate revenues in the future, it will be necessary for the Company to obtain rights to new titles that are developed for the appropriate platforms, are introduced in a timely manner and are able to achieve market acceptance for a significant period of time. Consequently, the Company will need to expend financial and other resources to obtain and market new products.

     The Company's quarterly operating results have in the past and are likely in the future to vary significantly depending on factors such as the timing of new hardware and software products, the degree of market acceptance of such products and the introduction of titles competitive with those of the Company. In addition, the home education and entertainment software business is highly seasonal. Typically, revenues are highest during the third and fourth calendar quarters (which includes the holiday buying season), decline in the first calendar quarter and are lowest in the second calendar quarter. This seasonal pattern is due primarily to the increased demand for home education and entertainment software titles during the year-end holiday buying season. The Company expects its future revenues and operating results will reflect these seasonal factors.

RESULTS OF OPERATIONS

  Comparison of Nine Months Ended September 30, 1996 and 1995

     Net Sales. Net sales decreased $66,288, or 14%, during the nine months ended September 30, 1996 as compared to the corresponding period during 1995, despite the fact that the 1995 period included sales for only two months, August and September. Net sales for the 1996 nine-month period were adversely affected by the Company's working capital deficiency in the latter part of the second quarter and all of the third quarter. This deficiency prevented the Company from shipping existing products in a timely manner and in sufficient quantities to meet customer demand and from acquiring and launching new products. In addition, net sales in the 1995 period were enhanced by volume sales of low margin, budget titles.

     The Company was dependent on three distributors and two retailers for approximately 80% of its net sales during the first nine months of 1996. Allowances for product returns are determined by estimates on a product-by-product basis. Allowances were approximately $29,000 and $16,000 in the nine months ended September 30, 1996 and 1995, respectively.

     The following table summarizes the composition of the Company's net sales by product categories for the nine month period ended September 30, for the years indicated.

                                                         1995                     1996
                                                   ----------------         ----------------
                                                      $          %             $          %
                                                   --------     ---         --------     ---
    Products from Affiliate relationships......    $175,528      37%        $  7,905       2%
    Theme Packs................................     294,656      63%         224,668      56%
    Games......................................                              148,980      37%
    Educational................................                               21,286       5%
    Other......................................                                1,057       *
                                                   --------     ---         --------     ---
                                                   $470,184     100%        $403,896     100%
                                                   ========     ===         ========     ===

---------------
* Less than 1%.

     Gross Profits. The Company's gross profit increased from $939, or less than 1% of net sales, during the nine months ended September 30, 1995 to $169,006, or 42% of net sales, during the corresponding 1996 period. Cost of goods sold declined from $470,000 during the nine months ended September 30, 1995 to $235,000 during the corresponding 1996 period. The increase in gross profit is primarily attributable to the shift in product mix from low margin, budget titles in the 1995 period to higher margin educational and entertainment titles in the 1996 period. The Company anticipates that gross profit margins may improve in the future due to increased emphasis on sales of higher margin products and decreased sales of budget products and theme multipacks, although there can be no assurance in this regard. In addition, the Company intends to continue to focus on entertainment and educational titles, which tend to have higher profit margins.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to approximately $645,000 during the nine months ended September 30, 1996, compared with approximately

$57,000 during the corresponding period in 1995. The increase was attributable to the fact that the Company was in a start-up phase during the 1995 period, and the founders of the Company did not accrue or draw salaries during that period. In addition, the Company had marginal rent expense during the nine months ended September 30, 1995. Salaries and payroll taxes increased from $0 during the 1995 period to approximately $265,000 in 1996. In addition, sales, advertising and marketing costs increased from approximately $13,000 during the 1995 period to approximately $200,000 during the 1996 period. This increase was largely attributable to the Company's expansion of its distribution channels into new retailers and distributors, as well as the launch of new products. During the 1996 period, the Company also substantially increased its reserves for bad debts. Due primarily to the recent bankruptcy filing of a large national software retailer, the Company increased its expenses for bad debts from $9,200 at September 30, 1995 to $36,000 at September 30, 1996. In addition, greater general and administrative costs were incurred in 1996 due to the Company's relocation to larger offices. The Company anticipates that future selling, general and administrative expenses will increase in the aggregate as the Company adds personnel, launches new products and expands its marketing efforts and distribution channels. Management expects, however, that such expenses will decrease as a percentage of net sales as the Company's revenues from product sales increase.

     Due to the above, the Company had a net loss for the nine months ended September 30, 1996 of $(435,775) or $(1.08) per share, compared to $(32,492) or
$(0.08) per share for the period ended September 30, 1995.

  Comparison of Periods Ended December 31, 1995 and 1994

     The Company was incorporated on November 14, 1994. From that date through the remaining 49 days of 1994 only minimal expenses were incurred. The Company had no full-time employees and none of the Company's officers were paid or accrued a salary. No revenues were recorded for the period from November 14, 1994 (inception) through December 31, 1994, and consequently the Company did not have any cost of sales or gross profit. The Company incurred $3,704 in general and administrative expenses for the period and, as a result incurred a loss for the period of $3,704.

     Net Sales. The Company recorded net sales for the year ended December 31, 1995 of approximately $1,342,000. All sales were recorded in the last five months of the year. Sales were comprised of four multipack products that the Company published under its own name, which accounted for approximately 53% of total net sales, and 13 other titles, which accounted for approximately 47% of total net sales, that were owned and published by Affiliates and marketed by the Company under revenue sharing arrangements. At December 31, 1995, the Company had established a reserve for returned merchandise of approximately $45,000.

     Gross Profits. The Company incurred costs for the merchandise sold in 1995 of approximately $901,000. This includes costs of product duplication, packaging and package design, shipping to customers and the royalties paid to product developers for the right to sell the products. This resulted in a gross profit for the year of approximately $441,000, or a profit margin of 33%. Profit margins increased in November and December as the Company began shipping entertainment and education titles, categories which typically command higher margins.

     Selling, General and Administrative Expenses. The Company incurred approximately $66,000 in selling expenses, $181,000 in general and administrative costs and $6,000 in interest expense in 1995. These amounts are unusually low due to the fact that the Company was still in an early stage of operations through much of the year and had not yet incurred many of the normal and necessary expenses of an established business.

     Due to the above, the Company had net income (loss) for the year ended December 31, 1995 of $188,143 or $0.26 per share, compared to $(3,704) or $(0.01) per share for the period ended December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

     Since its formation in 1994, the Company has financed its operations primarily through the equity investments of its founders and credit extended by its vendors. In recent periods, the Company's expenditures have exceeded its revenues. As a result of the Company's difficulty in generating sufficient cash flows from operations, the Company has received a report from its independent auditors that includes an explanatory paragraph regarding uncertainty as to the ability of the Company to continue as a going concern. The Company's operating activities used cash for operations of $174,339 during the nine months ended September 30, 1996, while revenues for the same period were $403,896. The Company experiences long customer payment cycles for its products, which is typical in the CD-ROM industry. In addition, the Company's cash flow from operations can be affected significantly by greater than expected product returns and pricing reductions. The Company's allowance for estimated returns is established by taking into consideration historical return rates, sell-through information and data regarding the mix of products in the distribution channel. Returns are typically highest in the first two quarters of the calendar year, as distributors and retailers adjust their inventory product mix following the year-end holiday buying season.

     In November and December 1996, the Company completed the Bridge Financing of $1,500,000 principal amount of Bridge Notes and 750,00 Bridge Warrants (which will automatically convert into Class A Warrants upon completion of this Offering). See "Capitalization -- Bridge Financing" and "Concurrent Offering." The net proceeds of the Bridge Financing were approximately $1,294,000 after deducting the Placement Agent's 10% commission and a 3% non-accountable expense allowance aggregating $195,000 and other expenses of the Bridge Financing. The net proceeds of the Bridge Financing are being used to repay indebtedness, including accrued salaries and employee-advanced business expenses, and trade payables and for working capital purposes, including general and administrative expenses and the production and marketing of products. The Company has allocated a portion of the net proceeds of this Offering to repay principal and accrued interest on the Bridge Notes. See "Use of Proceeds."

     The Company currently has no credit facility with a bank or other financial institution. The Company will attempt to obtain a credit facility to address short-term cash flow needs resulting from its slow payment cycles. There can be no assurance that any such financing will be available if needed, or, if available will be on terms acceptable to the Company.

     The Company is obligated under a long-term lease for its corporate offices through the year 1999, with minimum annual lease payments of $34,890 in 1996, $45,234 in 1997, $46,421 in 1998 and $43,551 in 1999. The Company had no other material capital commitments at September 30, 1996.

     The Company anticipates that its expenses will increase as it attempts to expand its business by acquiring new products and increasing sales and marketing efforts and other operations. The Company expects to continue to incur losses until such time as it is able to sell a sufficient volume of products at prices that provide adequate gross profit to cover operating costs. The Company's working capital requirements will depend upon numerous factors, including payment cycles for its shipped products, credit arrangements with suppliers, the scale-up of its sales and marketing resources, acquisition of new products and the terms upon which such products are acquired, competitive factors including costs associated with obtaining adequate levels of retail shelf space, and marketing activities. The Company expects that the net proceeds of this Offering will enable it to meet its liquidity and capital requirements for approximately 12 months following completion of the Offering, although the Company's capital requirements are subject to numerous contingencies associated with early-stage companies. The Company's capital requirements after such period will depend upon the extent to which its product sales are able to generate sufficient revenue to sustain its operations. The Company may be required to seek additional financing or alter its business plan in the event of product delays, cost overruns or unanticipated expenses.

POTENTIAL CHARGES TO INCOME

     The Company expects to incur a charge to income of approximately $211,000 upon repayment of the Bridge Notes, representing the unamortized portion of the debt discount, interest and deferred financing costs of the Bridge Financing. The charge to income will be recorded in the first quarter of 1997.

     Key Officers, employees and Directors of the Company have agreed to place 825,000 shares of common stock in escrow (the "Escrow Shares"), to be released only upon the Company attaining certain minimum earnings thresholds or the market price of the Company's Common Stock meeting certain minimum levels. In the event the requirements for the release of the Escrow Shares are attained, the Company will be required to recognize significant compensation expense in the period in which the stated criteria for release of the Escrow Shares are probable of being met.

INFLATION

     Management does not believe that inflation has had a material effect on the Company's sales during the past two fiscal years. However, to the extent a significant increase in the inflation rate adversely impacted the rate of consumer purchases of PCs and CD-ROM software, the Company's results of operations would be adversely affected.

NET OPERATING LOSSES IN SUBCHAPTER S CORPORATION -- CONVERSION TO C CORPORATION FOR TAX PURPOSES

     Prior to November 15, 1996, the Company had elected to be taxed under Subchapter S of the Internal Revenue Code and corresponding provisions of Arizona tax laws. As a result of the election, federal and state income taxes on the net income of the Company were payable personally by the shareholders. Accordingly, the statements of operations for all prior years do not include a provision for federal and state income taxes. As of November 16, 1996, the Company became subject to federal and state income taxes as a result of its conversion from a Subchapter S corporation to a C corporation.

OUTLOOK

     The Company's future operating results and many of the forward looking statements contained in this document are dependent upon a number of factors, including economic factors affecting sales in the software market, the Company's dependence on key personnel, and the Company's ability to acquire and publish new software titles, add additional distribution channels and customers, address the impact of the World Wide Web and the Internet on its markets, enter successfully into new markets, react to changing technology and effectively manage resources, as well as other factors. See "Risk Factors." The software industry recently has experienced a general slowing in the sale of multimedia products in the retail software channel. As a result, the Company may experience higher product returns and lower product sales. The impact that market trends and the Company's actions may have on its operations cannot be accurately measured at this time. A key challenge to the Company's continued growth is to sell increased volumes of CD-ROMs at competitive prices and sufficient profit margins. There is a significant amount of competition in the home-based PC market and the Company's success is substantially dependent upon continued demand for existing PC products, its ability to market in a timely manner new products and its ability to meet the pricing and functionality requirements of the consumer.

                                    BUSINESS

     This Prospectus contains "forward-looking statements," including statements regarding, among other items, the Company's growth strategy, future products, sales, ability to license future software programs and market products and anticipated trends in the Company's business. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including, but not limited to, the Company's early stage of development, the need for additional financing, intense competition in various aspects of its business, the seasonal nature of its business, its dependence on third party authors and key personnel, and other factors described under "Risk Factors" and elsewhere herein.

     The Company publishes interactive multimedia software products providing education and entertainment as well as reference and personal productivity titles for the home personal computer ("PC") market. The Company generally licenses software programs being developed by independent third party developers. The Company then directs and assists the developers in finishing the programs according to its specifications, imprints and duplicates the programs in a media format, packages them in a proprietary manner, and markets and distributes the finished products under the Piranha name as well as proprietary titles whenever possible. Since the release of its first title in August 1995, the Company has licensed and marketed five titles under its own label including
(i) three "Piranha Packs," each of which offers 10 or 11 individual subject titles relating to a central theme and (ii) two standalone, individually packaged titles. In addition, the Company has marketed 13 titles under affiliate relationships with two third party publishers pursuant to revenue-sharing agreements. To date, the Company has published all of its titles in CD-ROM format. In the future, the Company may distribute its products in other media, such as on-line information services, television-based formats, telephone and cable networks and direct broadcast satellite, if market acceptance of such formats becomes widespread.

     The Company intends to focus its product offerings on "edutainment" titles, which combine entertainment and educational content, games, reference and personal productivity titles, and other content titles which it determines to have market potential. The Company has published and plans to publish titles in various categories, including entertainment (e.g. Majestic: Alien Encounter, a deep space adventure game), early childhood education (e.g. Treasure Tales Presents Alice's Adventures in Wonderland, a children's interactive storybook), reference (e.g. Academic Edge, a 10 CD educational theme pack), and personal productivity (e.g. Travel CD Piranha Pack, an 11 CD travel and recreational theme pack). When practicable, the Company publishes titles which are episodic in design, thereby facilitating the production of sequential products and the generation of increased customer loyalty. For example, Syn-Factor, the sequel to the Company's game, Majestic: Alien Encounter, is scheduled to be released during the first quarter of 1997. The Company is also scheduled to release Mother Goose Preschool Partner (working title), an early childhood educational product, during the first quarter of 1997.

     The Company's strategy is generally to license its software programs from independent, third party software developers. This strategy enables the Company to avoid expending significant financial resources over a lengthy period of time towards the research and development of a product that may never achieve significant market acceptance, a substantial burden facing in-house software development companies. By drawing upon independent developers the Company is able to capitalize upon the variety of creative products currently being developed by a growing number of software developers, an increase made possible in part by the availability of industry standard authoring tools which assist software programmers with the technical development of the titles. Pursuant to license agreements with these developers, the Company pays a royalty based upon sales of the product and in most instances an up-front advance and/or guaranteed minimum royalty payment. The Company has also designed one title, Mother Goose Preschool Partner (working title), with the assistance of consultants, which it then subcontracted to independent software programmers for development. The Company may follow the same procedure with additional future titles.

     The Company's growth strategy consists of (i) targeting the growing home-based, consumer PC market, (ii) building the brand recognition of "Piranha" title offerings, (iii) expanding and enhancing its portfolio of interactive multimedia software products by generally licensing software programs from third party developers who are in the process of developing such products, (iv) expanding the placement of Piranha products with retailers and distributors, and (v) seeking out appropriate strategic relationships, including the acquisition of other software publishers.

     The Company presently sells its products to retailers and distributors through its own direct sales and marketing efforts. The Company's marketing activities include channel marketing in partnership with its retailers and distributors; direct advertising in PC periodicals; Internet website demos and advertising; trade shows; and pre-release marketing. Since its inception in November 1994, the Company has entered into distribution agreements with several large national software distributors, as well as a number of other smaller and specialty distributors. The Company currently places its products with a number of the largest software retailers (in terms of software sales volume) in the United States.

     The Company's management team has worked closely together for the past three to five years and all have prior software publishing experience. The Company was incorporated in Arizona on November 14, 1994 and reincorporated in Nevada on November 22, 1996. Its corporate headquarters are located at 1839 West Drake, Suite B, Tempe, Arizona 85283, and its telephone number is (602) 491-0500. The Company's website address is http://www.piranhainteractive.com.

INDUSTRY OVERVIEW

     As a result of technological advances, increased functionality, and declining prices for entry level systems, the PC has become a mass market consumer electronics product. Industry analysts estimate that the worldwide installed base of PCs at the end of 1995 had grown to approximately 225 million units. The demand for multimedia PC software is expected to be largely driven by the rapid increase in home-based PC use. It is estimated that the installed base of multimedia home-based PCs will grow from approximately 45 million in 1995 to approximately 77 million by the year 2000. Additionally, the increased use of PCs in schools, increased quality of production, decreasing cost of PCs and multimedia software and the demographic increase in teen consumers (who tend to be heavily concentrated in entertainment software) all suggest significant future growth in the consumer multimedia software market. Home education and entertainment software products are currently the fastest growing categories of retail software sales.

     In recent years, tremendous advances in computer hardware and software, as well as the decreasing cost of such products, have resulted in a rapid expansion of the number of users in home environments prepared to consume new multimedia products. As a result, total sales of multimedia software in the U.S. have been projected to increase from approximately $1.2 billion in 1995 to approximately $1.7 billion in 1996 and $2.3 billion in 1997. Most of the multimedia products have been delivered on CD-ROMs. In addition, other systems have evolved for delivery of multimedia products including the Internet, other proprietary on-line services and television-based systems. The Company believes that there will be an increasing convergence between CD-ROM and on-line distribution of multimedia content, with on-line information sources increasingly used in connection with CD-ROMs to update and supplement the CD-ROM experience. To the extent that these new delivery systems achieve significant market acceptance, management believes it will be able to capitalize on this increasing demand for high quality interactive multimedia.

BUSINESS STRATEGY

     As a result of management's experience in the software industry, the Company believes it has the foundation to become a successful provider of high quality multimedia software products for the consumer PC market. The Company intends to focus on the following strategic objectives.

     Target Growing Consumer PC Market. The Company is positioning its product portfolio to take advantage of the fast-growing consumer PC market. The Company's existing content-rich products -- entertainment, early childhood education, reference and personal productivity -- are intended for home-based PC users from adults to teenagers to pre-schoolers. The Company endeavors to anticipate this market's demand for particular software in order to provide products that meet such demand. The Company also seeks to offer unique software products that will generate demand within this market as well as the education market.

     Publish a Portfolio of Multimedia Software Titles. The Company's objective is to publish an inventory of diverse software titles. As the installed base of multimedia PCs grows, consumers increasingly demand a greater variety of content rich, high quality software products. In response to this demand, independent software developers are generating a greater number and variety of products.

     The Company's strategy is generally to license software programs from independent developers. The Company intends to capitalize upon this growing pool of software developed by independent developers by identifying products which the Company believes have an ability to achieve significant market penetration. The Company uses a three-step selection process to identify such products. This process entails a preliminary technical review, sales and marketing analysis, and legal and financial review. By licensing software programs from third party developers, the Company reduces its front-end financial commitment and its risk of loss if the product is not ultimately successful.

     Develop Name Recognition for Piranha and its Products. Management believes that a recognized and respected brand name will enhance initial interest in and acceptance of new product offerings. In this regard, the Company selected its name and logo and develops a packaging and advertising concept designed to generate customer interest and create a Piranha brand image. At the same time, the Company seeks to build customer loyalty by providing high quality software products that satisfy customers. In order to create brand name recognition, the Company initially introduced software products in the lower price ranges in order to maximize its volume of products sold and secure retail shelf space. Soon thereafter, the Company began to offer theme-oriented Piranha Packs, each containing multiple CD-ROM titles, in order to enhance the perceived value and increase customer recognition of Piranha products. Although budget software and Piranha Packs will still be considered in appropriate circumstances, the Company now intends to focus primarily on publishing premium products with higher gross margins. The Company will continue to seek titles that enhance its name recognition.

     Place Piranha Products with Major Retailers and Distributors. The Company's strategy is to expand the number of retailers and distributors carrying its products. Management believes that its prior industry experience has resulted in a certain degree of credibility for the Company and its products with retailers and distributors. According to Computer Retail Week, in 1995 approximately 30 retailers accounted for over 90% of total U.S. retail software sales. To date, the Company has placed products with many of these retail chains. In addition, software distribution is dominated by several large distributors. The Company currently has distribution agreements with a few of these distributors. The Company intends to expand its retailer and distributor relationships by maintaining and improving its existing accounts and developing additional national, regional and specialty retail and distribution accounts. Its strategy is to maintain these relationships and add additional distributor relationships.

     Seek Strategic Partnerships and Acquisition Opportunities. The Company intends to expand its operations and product line by establishing strategic partnerships and acquiring other software publishers or developers when appropriate. Piranha has entered into marketing relationships with two national companies in connection with certain products lines. The Company's Academic Edge product has been supplied to Apple Computers, Inc. ("Apple") for use by Apple in conjunction with a nationwide promotion of Apple's hardware through Sears retail outlets. Academic Edge is one of the products offered in the promotional material distributed by Apple. Through the promotion, schools are permitted to redeem free copies of the product from Apple. In addition, the Company was granted a license from United Airlines to include United's proprietary travel software package, United Connection, in the Travel CD Piranha Pack. The Company may also license some of its products near the end of their retail lifecycles to original equipment manufacturers. In addition, the Company believes there are many companies with one or two attractive products but a limited number of total products or marketing resources, which may be attractive candidates for acquisition. The Company intends to pursue these opportunities to enhance its product portfolio, but there can be no assurance that any acquisition will be consummated.

PRODUCTS

     Current Products. The Company has released and currently markets five multimedia software titles under its name, three of which are thematic Piranha Packs of 10 or 11 CD-ROM titles, and has additionally executed two license agreements for titles expected to be launched during the first quarter of 1997. In addition, the Company is continually evaluating other titles submitted to it by independent developers. All of the Company's products to date have been released in CD-ROM format. The following table sets forth the titles released, or to be released, by the Company in each of its three current product families:

                                 PRODUCTS                                      RELEASE DATE
---------------------------------------------------------------------------  -----------------
THEME PACKS
Piranha Pack -- Something for Everyone.  The Company's first multipack             August 1995
  includes 10 CD-ROM titles offering a variety of title categories: games, business and home management, utilities, edutainment, pastimes and exercise. The Company does not intend to produce any further units of this product.
Academic Edge Piranha Pack.  The 10 CD Academic Edge Piranha Pack includes       November 1995
  nine curriculum-based titles for subjects such as Biology, Literature,
  World History, Art History and more, as well as quizzes to test comprehension. Also featured are Webster's New Collegiate Dictionary and the American Concise Encyclopedia.
Travel CD Piranha Pack.  This 11 CD Theme Pack is comprised of software              July 1996
  suited for the business and vacation traveler. It includes United
  Connection, which allows flight scheduling and reservations with over 500 airlines, 30,000 hotels and 50 car rental companies worldwide. Other titles include Street Wizard mapping and routing software, National
  Parks, Vacation Dreamer, Sports Fishing, Ballooning and Soaring,
  Adventures, White Water Rafting, Great Restaurants, Wineries and
  Breweries and Explore America.
EARLY CHILDHOOD EDUCATION
Treasured Tales Presents Alice's Adventures in Wonderland.  This program is      November 1995
  an adaptation of Lewis Carroll's classic tale Alice in Wonderland and is intended for young children. The program is an interactive storybook created specifically for Windows 95 containing hundreds of animations and a classical music score. The Company's license for this product has terminated, but the Company is entitled to sell its existing inventory.
Mother Goose Preschool Partner (working title).  This multimedia program         Scheduled for
  leads children through six animated learning activities accompanied by      1st Quarter 1997
  narrated direction. Mother Goose Preschool Partner (working title) is designed to teach children the fundamentals of counting, reading, music appreciation, foreign language and other cognitive skills. The program includes parent and teacher icons that allow adults to extend the learning lessons.
ENTERTAINMENT
Majestic: Alien Encounter.  This multimedia program is a deep space              November 1995
  adventure game. The S. S. Majestic, a luxury space cruiser which inexplicably disappeared on her maiden voyage, has suddenly reappeared in the Pleiades Nebula. The user's mission is to enter the craft, determine the fate of her crew and solve the mystery of her ill fated voyage.
Syn-Factor.  This multimedia sequel to the game Majestic contains a new          Scheduled for
  musical score, expanded gaming theater and improved 3-D graphics. The       1st Quarter 1997
  user's adventure begins as a crew member aboard a spaceship which has just been the target of a brutal attack by unknown forces. The ensuing investigation pits the user against the galaxy's largest corporation.

     In addition, the Company has marketed 13 titles in partnership with third party Affiliates, pursuant to revenue sharing arrangements. The Company has no proprietary rights in the products marketed under such arrangements and receives a lesser percentage of gross revenues on such products than it does on products proprietary to the Company.

     Product Development. The Company's strategy is to license software programs from independent software developers. The Company believes that this strategy minimizes the financial risks associated with in-house research and development activities and capitalizes upon the large pool of creative, high quality products currently produced by independent developers. While several publishers have spent millions of dollars on the research and development of a single new title, a number of the best selling entertainment software titles in the United States during recent years were developed by small, independent developers and were licensed to software publishers. The Company uses a variety of forums to identify high quality, completed or substantially completed software programs produced by independent developers which generally lack the sales, marketing and distribution resources offered by the Company and necessary to introduce their products into the retail marketplace.

     The Company has also designed one title, Mother Goose Preschool Partner (working title), with the assistance of consultants which it then subcontracted to independent software programmers for development. The Company may follow the same procedure with additional future titles. The Company has agreed to pay minimal advance royalties and future royalties based on product sales to the independent developers who designed Mother Goose Preschool Partner (working title). Although all of the Company's current products were developed by independent developers, the Company may fund in-house development at some time in the future if management deems it advisable.

     The Company's product development activities are conducted with constant attention given to the sales, marketing and technical support aspects of publishing a successful title. The Company seeks to identify and attract new developers through a variety of methods, including regular postings on the Internet and on-line developer forums, existing developer relationships, attendance at popular trade shows and conferences, referrals from retailers, industry reputation and contacts, and developers' agencies. The Company also launched its own on-line Developers' Forum in August 1996 which can be found at the Company's website. See also "-- Sales and Marketing".

     Once the Company has identified a potential title for publication, the title is submitted to a three-step selection process. First, the Company conducts a preliminary technical review to (i) assess the title's technical operating stability, (ii) determine whether the title's technology and design meet or exceed the then current industry standards and (iii) assess the developer's technical proficiency. Next, the Company performs a sales and marketing review to assess (i) the potential market share for the product, (ii) the degree of consumer demand for, and media interest in, the product and (iii) the potential interest of the Company's retailers and distributors in the product. Finally, the Company reviews the legal and financial issues associated with publishing the potential title to determine (i) the cost to bring the product to market, (ii) the absence of any perceived risk of intellectual property infringement and (iii) acceptable license agreement terms.

     Before and after a title is published, the Company employs various quality assurance methods to measure consumer reaction to the product and the effectiveness of the various marketing programs utilized by the Company and its retailers and distributors. Focus groups, independent quality assurance teams, demonstrations and end-user questionnaires are among the methods which the Company uses in its quality assurance activities. The Company seeks to use the information received from consumers of its products to remain abreast of and satisfy consumer expectations for technical stability, performance, content and market image of its products.

     Recent advances in software authoring systems have removed many of the technical barriers previously associated with software development. These advances and the rapidly increasing base of installed multimedia hardware have resulted in an expanding pool of technically sound, content rich software programs. As a result, the current trend in development has shifted competition away from purely technical skills to creative ones. This newly emerging pool of independent developers generally lacks the sales, marketing and distribution resources offered by publishers such as the Company.

     The Company seeks to increase revenues, market predictability and product lifecycles and limit the effects of seasonality by offering a mix of three types of titles: evergreen titles, hits, and sequels. Evergreen titles, such as the Travel CD Piranha Pack, are intended to produce stable sales over a relatively long period of time. In addition, they may be revised and updated to extend their profitable lifecycles. Hit titles, such as

Majestic: Alien Encounter, are developed in response to market trends and are promoted through aggressive product positioning and rigorous development and quality control management. Finally, sequels such as Syn-Factor are titles intended to capitalize on the success of earlier titles by exploiting a consumer base loyal to such titles. Sequels tend to have a higher degree of market predictability.

SALES AND MARKETING

     Customers. The Company sells its products to distributors and directly to certain retailers. Currently, the retail merchandisers of the Company's products include computer "superstores", national and regional retail stores, mass merchandisers, corporate resellers, direct mail accounts, consumer electronic stores, warehouse clubs and office supply stores. The Company also distributes its products through several of the largest national distributors which have access to desirable retail accounts. By making its products available through a number of large distributors, the Company believes it is able to fill retailers' orders more quickly and increase the name recognition of the Company and its products.

     For the nine months ended September 30, 1996, 52% of the Company's net sales were to distributors, 34% of net sales were direct to retailers and 12% of net sales were to an OEM. Three distributors accounted for approximately 20%, 19% and 11%, respectively, of the Company's net sales during the first nine months of 1996. Two retailers accounted for approximately 22% and 8%, respectively, and one OEM accounted for 12%, of the Company's net sales during such nine-month period. International sales accounted for only 2% of the Company's net sales during the nine-month period. During the fiscal year ended December 31, 1995, one retailer accounted for substantially all of the Company's net sales.

     Sales Activities. The Company's sales activities are focused upon fostering familiarity among the buyers for the various retail chains with the Company and its products, whether they purchase Piranha products directly from the Company or through a distributor, building upon the philosophy that retail stores will put more effort behind and give better placement to products they are familiar with. In addition, management believes that the key to developing successful relationships with retail merchants of its products is the ability to develop an understanding of each retailer's customers, including, what they buy, how they make their purchases and which marketing programs are most successful in promoting a particular type of software title. The retail software market is intensely competitive in terms of shelf space and promotional support. Although the Company believes that it will continue to secure adequate shelf space and promotional support from retailers of its products, the competition for such access is intense and there can be no assurance that the Company will be successful in this regard.

     As the number of home-based PCs increases and the use of multimedia software becomes more widespread, the number and variety of software retailers have rapidly increased. Examples of new software retailers include bookstores, grocery, music and convenience stores and even specialty shops. The Company has already begun to access these new retail sales channels and has placed its products in record stores and book stores. In addition to these emerging retail sales channels, the Company markets its products to alternative markets, such as international sales, original equipment manufacturers and educational markets.

     In addition to its retail customers, the Company sells its products to distributors who resell such products to various retailers. The Company believes that access to these distributors permits the Company to more rapidly fill customer orders and increases the name recognition of Piranha and its products. To date, the Company has entered into distribution agreements with a few of the largest national distributors.

     Marketing Activities. The Company's marketing activities are organized around direct advertising, product packaging and public relations and media. The Company strives to create a highly visible and appealing brand image through its corporate name and logo, its customer service number, its World Wide Web site and the design and packaging of its products. The Company pays close attention to the brand image created through its product packaging and seeks to develop an appropriate packaging concept and design that will be attractive to its customers and end-users. The Company's packaging is designed not only to get the product on the shelf, but also to entice the customer to purchase the product.

     In order to generate consumer awareness, the Company advertises in various trade and general circulation publications. Additionally, the Company often participates in cooperative marketing efforts with its distributors and retailers. Retailer marketing programs include in-store premium shelf placement, flyers, in-store promotions, advertisements and customer service employee training. In addition, each distributor promotes its products with marketing programs, including trade publications and catalogs targeted at retail buyers and in-house education seminars designed to permit vendors such as the Company an opportunity to increase the distributors' sales force's familiarity with their products.

     The Company intends to aggressively market its new product releases. In connection with the launch of new products, the Company seeks to generate initial retailer and distributor interest by sending a "teaser" prior to the completion of the new product. The "teaser" is a marketing pre-mailer designed to draw attention to a product, which also contains brief information regarding the actual product and its functions.

     Once the product is completed, the Company focuses on sending advance copies of the product to the media and retail and distribution buyers for review. Management believes that maintaining a relationship with the media is crucial in receiving the recognition and product reviews needed to support new product releases and continuing product sales. A number of publications, including The New York Times and industry magazines, have previously responded to the Company's products with reviews.

     The Company seeks to anticipate consumer demands by establishing channels of communication between itself and consumers through registration cards, trade shows and user groups and to find additional avenues for increasing the visibility for its products and its name. Capitalizing on the rapid increase in consumer use of the Internet, the Company has developed its own website, which it uses in connection with its sales and marketing and product development activities. The website is designed for instant communication, feedback and product delivery to users. The website includes a Products Forum with full-page graphical product descriptions and downloadable, interactive game demos; a Sales Forum where customers can locate and contact resellers; and a Distributor's Forum with product descriptions and part numbers with direct ordering capability.

INTELLECTUAL PROPERTY LICENSES AND DISTRIBUTION AGREEMENTS

     Software Licenses. The Company's licenses for the software contained in its multiple CD-ROM Piranha Packs are generally non-exclusive and generally of short duration (to date ranging from one to two years). The Company does not own the source code to the software contained in the Piranha Packs published to date, but has published the products with proprietary packaging and titles. Two of the three Piranha Packs published to date have been in Windows only format and one has been published in dual platform formats, Windows and Macintosh. Piranha Pack licenses to date have not contained any rights of first refusal for any future products produced by the developers. The permitted sales territory for two of the Company's Piranha Packs is world-wide, while the territory for the third is limited to North America. All three Piranha Packs published to date are English language only. Technical support for the software programs in the three Piranha Packs published to date is the responsibility of the respective third party licensors.

     The Company's licenses for the software contained in its standalone, individually packaged titles are generally exclusive licenses for longer terms (to date ranging from three years to five years). However, generally the Company's exclusive license arrangements may become non-exclusive or terminate if the Company does not satisfy certain performance criteria, such as selling a minimum amount of units or paying a minimum amount of royalties. In September 1996, the Company's exclusive license for the title Treasured Tales Presents Alice's Adventures in Wonderland terminated when product sales failed to satisfy the required minimum threshold. Some of the Company's licenses have become, or will become, non-exclusive with the passage of specified time periods. The Company does not own the source code to the software contained in the licensed, standalone titles published to date, but the license agreements provide that the Company exclusively owns the proprietary packaging and titles that it develops for such software programs. One of the individual titles published to date has been in Windows only format and one has been published in dual platform formats, Windows and Macintosh. Two licensed individual titles which have yet to be published by the Company are both dual platform, Windows and Macintosh. The Company has a right of first refusal to the sequel of only one of its individual titles licensed to date.

     The Company has paid advances against royalties for only one individual title licensed to date but anticipates that it may pay advances against royalties for many future individual titles in order to obtain competitive content and technology. The permitted sales territory for both individual titles published to date, and for the two additional individual titles which the Company plans to launch in the first quarter of 1997, is world-wide. The Company has the right to publish three of the individual titles in languages other than English, but the Company currently has no plans for such publication. The Company is required to supply technical support to the end users for both published individual titles and for the two additional titles planned for launch in the first quarter of 1997. The Company anticipates that it will be required to supply technical support for all such future titles as well.

     Distribution Agreements. The Company's distribution agreements generally permit the distributor to sell the Company's products on a non-exclusive basis for a limited term. Distributors are not generally required to purchase any minimum amount of products from the Company, and are entitled to make purchases at prices at least as favorable as those at which the Company sells comparable products to other distributors. In addition, most of these agreements permit the distributor to return unsold products and require the Company to indemnify the distributor against certain intellectual property and product design related liabilities. Generally, the distribution agreements require the distributors to pay the Company for products purchased within a specified period of time, however, two distribution agreements with significant distributors permit such distributors to delay payment until product is sold by the distributor to retail customers. Consequently, the Company incurs longer delays in cash receipts for products distributed through these channels. The Company's distribution agreements also permit distributors to apply credits against invoices for certain advertising and marketing efforts associated with the Company's products.

MANUFACTURING

     All of the Company's titles are currently pressed, reproduced, and packaged at third party fulfillment houses. The Company's printed materials are produced by third party vendors that ship such materials directly to the fulfillment house for product assembly and packaging. The Company places orders with such vendors for production of completed products in amounts specified by the Company based upon forecasted sales. Most products are shipped directly to distributors and retailers by the fulfillment houses. An unanticipated delay in the manufacture of products, particularly during the fourth quarter, could result in a material adverse effect on the Company's financial condition and results of operations. Demand for fulfillment houses is greatest in the third and fourth quarters, as publishers build inventory for holiday sales. Although the Company has been utilizing one particular fulfillment house, it is negotiating with several others in order to attempt to reduce such problems.

     Generally, the Company is obligated to pay its vendors within 30 days of shipment, although the Company's customers' payment cycles are often much longer. Previously, this discrepancy in payment cycles has resulted in inconsistent cash flows for the Company, which condition may recur in the future. The Company does not have contractual agreements with any of its outside vendors, including its fulfillment house. As a result, the outside vendors are not committed to provide services or products to the Company when the Company may require such services or products, and the Company may not be able to seek indemnification from its vendors for potential product liability or other manufacturing defects.

COMPETITION

     Software Industry. The consumer software industry is intensely competitive and subject to rapid change. The Company believes that the principal competitive factors affecting the markets for its titles include content, quality, brand recognition, price, marketing, distribution, access to shelf space and critical reviews. In addition, consumer demand for particular software products may be adversely affected by the increasing number of competitive products from which to choose, making it difficult to predict the Company's future success in publishing packaged software products for the retail market. Rapid changes in technology, product obsolescence and advances in computer hardware require the Company to develop or acquire new products and to enhance its existing products on a timely basis. The Company's marketplace has recently experienced a higher emphasis on on-line and Internet related services and content tailored for this new delivery vehicle. To the extent that demand increases for on-line products and content, the demand for the Company's existing products and future performance may change.

     The consumer multimedia market is highly fragmented with products offered by many vendors. The Company's products compete directly with those of large and established software companies, such as GT Interactive, Broderbund, and The Learning Company, as well as a large number of small independent publishers like the Company. Most of these competitors have greater financial, technical, marketing, sales and customer support resources, as well as greater name recognition and access to customers than the Company. Due to the low technical and economic barriers to entry into the multimedia software market, the Company anticipates facing additional competition from an increasing number of small, privately-held competitors. In addition, many large companies with sophisticated product marketing and technical abilities and financial resources that do not presently compete with the Company may enter the multimedia software market. For example, content-rich companies such as Mattel, The Walt Disney Company, and Viacom have begun to produce and directly market their own titles to the consumer software market. To the extent that competitors, as a result of their purchasing capacity, have greater access to financial and other resources or achieve a performance, price or distribution advantage, the Company's business and results of operations could be adversely affected. Furthermore, the Company anticipates that there will be consolidation of the consumer multimedia market around a smaller number of vendors who may be better positioned and have greater resources to compete than the Company. The Company will also face increased competition as it seeks to deliver multimedia content through other new media, such as the World Wide Web, the Internet and on-line proprietary services.

     There is no assurance that the Company will have the resources required to respond to market or technological changes or to compete successfully in the future.

     Retail Shelf Space. The competition for shelf space in retail stores is intense. To the extent that the number of consumer software products and computer platforms increases, this competition for shelf space may further intensify. At present, the Company's products constitute a small percentage of a retailer's sales volume, and there can be no assurance that retailers will provide the Company's products with adequate levels of shelf space and promotional support. Increased competition could result in loss of shelf space for, and reduction in sell-through of, the Company's products at retail stores, as well as significant price competition, any of which could adversely affect the Company's business, operating results and financial condition.

     Due to increased competition for limited retail shelf space and promotional resources, retailers and distributors are increasingly in a better position to negotiate favorable terms of sale, including price discounts and product return policies, as well as cooperative market development funds. Retailers often require software publishers to pay fees in exchange for preferred shelf space. The amounts paid to retailers by software publishers and distributors for preferred shelf space are generally determined on a case by case basis and there is, as of yet, no industry standard for determining such fees, although larger publishers and distributors will likely have a competitive advantage in this regard to the extent they have greater financial resources and negotiating leverage.

     Distribution Channels. Competition for access to distributors, as well as for retail shelf space and inclusion in OEM sales programs is intense. In addition, the type and number of distribution channels is increasing to include non-traditional software retailers such as book, music, video, magazine, toy, gift, convenience, drug and grocery store chains. Additionally, as technology changes, the type and number of distribution channels will further change and new types of competitors, such as cable or telephone companies, and new distribution channels are likely to emerge. These new distribution channels may include delivery of software using on-line services or the Internet, which will necessitate certain changes in the Company's business and operations, including without limitation, addressing operational challenges such as improving download time for pictures, images and programs, ensuring proper regulation of content quality and developing sophisticated security for transmitting payments. Even within traditional channels of distribution for consumer software products there has been rapid change among distributors, including consolidations and financial difficulties. These factors affecting distribution channels are likely to increase competition and negatively affect the Company's business and results of operations. With increasing concentration in the traditional channels of distribution, the Company's customers have increased leverage in negotiating favorable terms of sale, including price discounts and product return policies. In addition, a number of the Company's larger competitors have attempted, with some success, to enter into exclusive software distribution arrangements with certain retail outlets. If the occurrence of these exclusive arrangements increases and the Company is not able to offer a competitive product line or arrangement, the Company's operating results may be negatively impacted.

PROTECTION OF PROPRIETARY RIGHTS

     The Company regards its software as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, as well as employee and third party nondisclosure agreements and other methods to protect its proprietary rights. The Company generally licenses its externally developed products rather than transferring title and, as is the industry practice, relies upon "shrink-wrapped," rather than signed, license agreements with end-users. The enforceability of such licenses has not been conclusively determined. As is also the standard practice in the industry, none of the Company's CD-ROM products include any mechanism to prevent or inhibit unauthorized copying. The Company is not aware of any unauthorized copying, reverse engineering or other unauthorized distribution of its proprietary information, but if such unauthorized copying were to occur, the Company's business, operating results and financial condition could be materially adversely affected. Further, the laws of foreign jurisdictions may not protect the Company's proprietary rights to the same extent as the laws of the United States. Policing unauthorized use of a broadly disseminated product such as PC software is very difficult. Software privacy has been, and can be expected to be, a persistent problem for participants in the shrink-wrap software industry, including the Company.

     As the number of multimedia software products in the industry increases and the functionality of these products further overlaps, software publishers and developers may increasingly become subject to infringement claims. There can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products. Although the Company makes reasonable efforts to ensure that its products do not violate the intellectual property rights of others, there can be no assurance that claims of infringement will not be made against the Company. In certain circumstances, litigation may be necessary to enforce and protect the Company's proprietary rights. Any such litigation, with or without merit, could be costly and divert management's attention, which could have an adverse effect on the Company's business, operating results or financial condition. Adverse determinations in litigation relating to any of the Company's products could result in the loss of the Company's proprietary rights, subject the Company to liabilities, require the Company to seek licenses from third parties or prevent the Company from selling that product.

     The Company currently has Federal trademark applications pending for the "Piranha Interactive Publishing" name and logo. The Company has not filed any other Federal trademark applications, although it may do so in the future. The Company is not currently aware of any objections to its pending Federal trademark applications but there can be no assurance that such trademarks will be awarded.

     The Company believes that its products do not infringe upon the proprietary rights of third parties. The Company seeks whenever possible to obtain warranties and indemnification from its third party software developers to protect the Company from claims of infringement by third parties of their property rights. However, there can be no assurance that such warranties, indemnifications and disclaimers will protect the Company from liability arising from such claims or from any resulting material adverse effects to its business.

EMPLOYEES

     The Company currently has nine full-time employees and expects to hire at least four additional full-time employees in the next six months. None of the Company's employees are represented by labor unions. The Company believes that its relations with its employees are good.

PROPERTY

     The Company subleases its principal offices in Tempe, Arizona, which are used to house all of its operations, including marketing, sales and all administrative operations. The 4,750 square foot facility is subleased pursuant to an agreement under which the Company is obligated to make minimum annual rental payments of $34,890 in 1996, $45,234 in 1997, $46,421 in 1998 and $43,551
in 1999. The sublease has a four-year term which expires in November 1999. The Company believes that its facilities are adequate for its current and foreseeable operations over the next 12 months.

LEGAL PROCEEDINGS

     The Company is not a party to any pending or threatened legal proceedings that it believes will have a material impact on the Company's business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and Executive Officers of the Company, and their respective ages and positions with the Company, are as follows:

               NAME                    AGE                        POSITION
-----------------------------------    ---     -----------------------------------------------
Timothy M. Brannan.................    39      President, Chief Executive Officer and Chairman
                                               of the Board of Directors
Keith P. Higginson.................    32      Vice President, Chief Financial Officer and
                                               Director
J. Wade Stallings, II..............    36      Vice President, General Counsel and Director
Douglas M. Brannan.................    30      Vice President, Sales
Wyndi D. Ballard...................    27      Vice President, Marketing and Public Relations
George W. Gregg....................    29      Vice President, Product Planning and
                                               Development
Ian D. Berman......................    41      Director-Nominee
Michael D. Flink...................    36      Director-Nominee

DIRECTORS AND OFFICERS

     TIMOTHY M. BRANNAN. Mr. Brannan has served as President, Chief Executive Officer and Chairman of the Board of the Company since its inception in November 1994. Mr. Brannan served as Executive Vice President for Software Marketing Corporation ("SMC"), a privately held software publisher, from November 1991 until October 1994. Mr. Brannan served as Executive Vice President for Automap, Inc. ("Automap"), also a privately held publisher of interactive software, from November 1991 until June 1993. Mr. Brannan attended Arizona State University where he studied Business and Marketing.

     KEITH P. HIGGINSON. Mr. Higginson has served as Vice President, Chief Financial Officer and a Director of the Company since its inception in November 1994. From January 1993 until October 1994, Mr. Higginson served as Controller for SMC. From January 1993 until June 1993, Mr. Higginson also served as Controller of Automap. Mr. Higginson was self-employed as an accountant from March through December 1992. From August 1991 until February 1992, Mr. Higginson was employed as Controller for TimeMax Corporation, a provider of corporate training and time management materials. Mr. Higginson received a Bachelor's Degree in Accounting from San Diego State University.

     J. WADE STALLINGS, II. Mr. Stallings has served as Vice President, General Counsel and a Director of the Company since its inception in November 1994. From February through October 1994, Mr. Stallings served as Vice President and General Counsel to SMC. Prior thereto, Mr. Stallings was the Coordinator of the Office of Properties for the Baha'i World Center, an international non-profit organization. Mr. Stallings received a Bachelor's Degree in Management from the University of Alabama and a Juris Doctor Degree from Washington and Lee University School of Law.

     DOUGLAS M. BRANNAN. Mr. Brannan has served as Vice President, Sales for the Company since October 1995. Prior thereto, Mr. Brannan served as Director, Western Sales for Softkey International (recently renamed The Learning Company), a publicly traded software company, from September 1994 until October 1995. From January 1992 until September 1994, Mr. Brannan was Vice President, Sales, for SMC. In addition, from January 1992 until June 1993, Mr. Brannan was Director of Sales for Automap. Mr. Brannan received a Bachelor's Degree in Health Science from San Diego State University.

     WYNDI D. BALLARD. Ms. Ballard has served as Vice President, Marketing & Public Relations for the Company since April 1995. From November 1994 to April 1995, Ms. Ballard served as Director of Public Relations for SC&T International, a publicly traded corporation developing and marketing sound enhancement products for the personal computer and video game markets. From June 1991 until October 1994, Ms. Ballard served as Director of Public Relations and Director of Marketing for SMC. In addition, from June 1991 to June 1993, Ms. Ballard served as Director of Public Relations and Marketing for Automap. Ms. Ballard attended University of Wyoming and Phoenix College where she studied Business and Marketing.

     GEORGE W. GREGG. Mr. Gregg has been employed as the Company's Vice President, Product Planning and Development, since June 1995. From November 1992 through May 1995, Mr. Gregg served as Project Director, Lead Software Developer and Operations Manager for Mythos Software Corporation, a software developer which Mr. Gregg also co-founded. In addition, Mr. Gregg worked with several members of the Company's management while serving as an independent software design consultant to SMC during the Fall of 1992. Mr. Gregg received a Bachelor's Degree in Chemistry from Arizona State University and a Master's Degree and a Ph.D. in Chemistry from the University of Southern California.

     IAN D. BERMAN. Mr. Berman has agreed to become a director of the Company effective upon the closing of the Offering. In 1991, Mr. Berman co-founded Frost Capital Partners, Inc., an investment banking and financial advisory consulting firm. Since that time, Mr. Berman has served as Managing Director for the firm, which focuses exclusively on the entertainment and education software industry. From 1985 to 1991, Mr. Berman served as a Senior Manager with the Capital Markets Group for Touche Ross. From 1983 to 1985, Mr. Berman served as a Senior Analyst with Salomon Brothers, Inc. Mr. Berman is a Certified Public Accountant and received a Bachelor of Commerce Degree in Accounting and a Master's Degree in Finance from the University of Witwatersrand University (Johannesburg).

     MICHAEL D. FLINK. Mr. Flink has agreed to become a Director of the Company effective upon the closing of the Offering. Since October 1995, Mr. Flink has served as the Senior Vice President, Merchandising & Advertising for Communication EXPO, a communication products superstore. From January 1994 until September 1995, Mr. Flink served as Vice president of Computer City, a division of Tandy Corporation, where he was responsible for all merchandising, advertising and strategic planning functions for the computer and software retailer. From 1992 through 1994, Mr. Flink served as Consumer Brand and Product Management Consultant to IBM. From 1990 through 1992, Mr. Flink served as President and Chief Operating Officer of R&R Electronics, a regional chain of consumer electronics and appliance superstores. From 1978 through 1990, Mr. Flink served in various management capacities with Tandy Corporation's Radio Shack division. Mr. Flink received a Bachelor of Arts in Communication from North Carolina State University.

     Messrs. Douglas M. Brannan and Timothy M. Brannan are brothers. No other directors or officers are related by blood or marriage.

CLASSIFIED BOARD

     Pursuant to the Company's Articles of Incorporation and Bylaws, the Board of Directors is divided into three classes, as nearly equal in number as is feasible. Each class serves for a term of three years, and election of the classes is staggered so that one class is elected each year. The Director serving in Class III, which class term expires in 1999, is Timothy M. Brannan. The Director serving in Class II, which class term expires in 1998, is Keith P. Higginson and the Director serving in Class I, which class term expires in 1997, is J. Wade Stallings. Upon the effective date of the Registration Statement, of which this Prospectus forms a part, the number of Directors on Board will be increased to five and Michael D. Flink and Ian D. Berman two non-employee directors will be appointed as Directors to serve in Classes II and I, respectively. At the Company's 1997 Annual Meeting of Stockholders, stockholders will vote to elect Class I of the Board.

BOARD COMMITTEES

     The Board of Directors has authorized a Compensation Committee that will commence upon the effective date of the Registration Statement of which this Prospectus forms a part. The Compensation Committee will be comprised of Timothy
M. Brannan, Michael D. Flink and Ian D. Berman. The Compensation Committee will review and recommend to the Board of Directors the compensation and benefits of all officers of the Company and also administer the Company's stock plans, pursuant to which stock options are granted to Officers, Directors, key employees and consultants. The Board of Directors has authorized an Audit Committee to commence upon the effective date of the Registration Statement of which this Prospectus forms a part. The Audit Committee will be comprised of Michael D. Flink and Ian D. Berman. The Audit Committee will review, with the Company's independent accountants, the annual financial statements of the Company, and also review the effectiveness of the Company's financial and accounting functions and organization and make recommendations to the Board of Directors in that regard.

DIRECTORS' COMPENSATION

     Directors are not currently compensated for their services in that capacity or for serving on committees but are reimbursed for their reasonable expenses incurred in connection with serving as Directors. Non-employee Directors serving on the Company's Board currently receive an initial grant of options to purchase 10,000 shares of Common Stock at the time they commence service to the Company and may receive additional future options at the discretion of the Board. See "-- 1996 Stock Option Plan".

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Company's Articles of Incorporation and Bylaws require the Company to indemnify each of its Officers and Directors against liabilities and reasonable expenses incurred in any action or proceeding, including stockholders' derivative actions, by reason of such person being or having been an Officer or Director of the Company, or of any other corporation for which he or she serves as such at the request of the Company, to the fullest extent permitted by Nevada law. Pursuant to Nevada law, the Company has adopted provisions in its Articles of Incorporation and Bylaws that eliminate, to the fullest extent available under Nevada law, the personal liability of its Directors and Officers of the Company or its stockholders for monetary damages incurred as a result of the breach of their duty of care. These provisions neither limit the availability of equitable remedies nor eliminate Directors' or Officers' liability for engaging in intentional misconduct or fraud, knowingly violating a law or unlawfully paying a distribution.

     The Company has been advised that it is the position of the Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company for the services rendered during the fiscal year ended December 31, 1995 to the Company's Chief Executive Officer (the "Named Officer"). No executive officer of the Company earned in excess of $100,000 during that period.

                           SUMMARY COMPENSATION TABLE

                                                                          ANNUAL
                                                                      COMPENSATION(1)
                                                                     -----------------
                            NAME AND POSITION                        SALARY      BONUS
        ---------------------------------------------------------    -------     -----
        Timothy M. Brannan.......................................    $12,926       0
          Chairman, President

---------------
(1) The Company was not formed until November 14, 1994 and no salaries were paid until October 1995. Effective November 1, 1996, Mr. Brannan became subject to an employment agreement pursuant to which he is compensated thereafter at an annual base rate of $75,000.

     During the Company's fiscal year ended December 31, 1995, Mr. Brannan did not receive any other annual compensation, long-term compensation or other compensation.

EMPLOYMENT AGREEMENTS

     Effective November 1, 1996, the Company entered into three-year employment agreements with its senior executive officers, Timothy M. Brannan, Keith P. Higginson, J. Wade Stallings, II, Douglas M. Brannan and Wyndi D. Ballard. The agreements provide for base salaries of $75,000, $65,000, $65,000, $65,000 and $50,000 for Mr. Timothy M. Brannan, Mr. Higginson, Mr. Stallings, Mr. Douglas M. Brannan and Ms. Ballard, respectively, subject to review at least annually by the Board of Directors. The executives may receive bonuses at the discretion of the Board. The Company may unilaterally terminate the agreements for "Cause," which includes (i) conviction of a felony, or (ii) failure to diligently cure a specified deficiency in the executive's performance within 30 days.

     In the event the Company terminates the executive's employment during the term of the agreement without Cause, or in the event the executive terminates the agreement for "Good Reason" (as defined in the agreements), which includes certain changes in the executive's duties or a change in control of the Company, the Company shall pay to the executives (i) his/her salary through the termination date plus any accrued but unpaid bonuses and (ii) with respect to executives other than Timothy M. Brannan, a severance payment equal to the executive's current annual salary and an amount equal to the average of all bonuses paid to the executive in the three years immediately preceding termination, which the Company has the option to pay over one year. With respect to Timothy M. Brannan, the severance payment would be equal to two times his current annual salary and an amount equal to the average of all bonuses paid to him in the three years immediately preceding termination, which the Company has the option to pay over two years. In addition, the Company must maintain until the first to occur of (i) the executive's attainment of substitute employment or
(ii) two years from the date of termination with respect to Timothy M. Brannan and one year from the date of termination with respect to the other executives, the executive's benefits under the Company's benefit plans to which the executive and his/her eligible beneficiaries were entitled immediately prior to the date of termination. If the executive requests, the Company must also assign to the executive any assignable insurance policy on the life of the executive owned by the Company and at the end of the period of coverage. If the executive is terminated for Cause or if the executive terminates his/her employment other than for Good Reason, the Company's only obligation is to pay the executive his/her base salary and accrued vacation pay through the date of termination. If any of the executives are terminated without Cause or resign for Good Reason following a change in control of the Company, the executive is entitled to two years' severance compensation including benefits until obtaining alternate employment.

     If the executive is incapacitated due to physical or mental illness during the term of his/her employment, the agreements provide that the Company shall pay to the executive a lump sum equal to the executive's current base salary and the average of all bonuses paid to the executive in the three years preceding the date of termination due to illness. If the executive dies during his/her employment, his/her salary through the date of his/her death, any accrued but unpaid bonuses and any benefits payable pursuant to the Company's survivor's benefits insurance and other applicable programs and plans then in effect are payable to his/her estate.

     If the executive's employment is terminated, the Company has agreed to indemnify the executive for claims and expenses associated with certain personal guarantees, if any, made by the executive. The Company also has agreed to use its best efforts to secure the release of such personal guarantees following the Offering. In addition, the Company has agreed to indemnify the executive against all costs incurred in enforcing his/her rights under the agreement following a change in control of the Company. See "Certain Transactions."

1996 STOCK OPTION PLAN

     The Company's 1996 Stock Option Plan (the "1996 Plan") authorizes the Board to grant options to Directors, employees and consultants of the Company to purchase shares of Common Stock. An aggregate of 200,000 shares of Common Stock are reserved for issuance upon exercise of options granted or to be granted under the 1996 Plan. Directors, officers, employees and consultants of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options by the Board under the 1996 Plan. Options may be nonqualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1996 Plan are not transferable and expire ten years after the date of grant. The per share exercise price of any incentive stock option granted under the 1996 Plan may not be less than the fair market value of the Common Stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant. No option may be granted after December 13, 2006.

     The 1996 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration. No option granted under the 1996 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee. As of the closing date of the Offering, options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $5.00 per share will be outstanding under the 1996 Plan. The Company has agreed with the Underwriter that it will not, without the prior written consent of the Underwriter, grant any options to employees that are exercisable at a price below the public offering price set forth on the Cover or the fair market value on the date of grant, for a period of 18 months from the date of this Prospectus.

     Possible Need for Additional Plan Securities or Plans. It may become necessary to grant options for more shares of Common Stock than are available under the 1996 Plan in order to attract additional members to its Board of Directors or Officers, consultants or employees. In such events, additional shares may be required to be added to the Company's 1996 Plan or new plans may be adopted with shares reserved for exercise thereunder, either of which events may have a dilutive effect to shareholders.

                              CERTAIN TRANSACTIONS

     On November 15, 1994, in connection with the founding of the Company, the Company issued 1,436 shares of Common Stock to Timothy M. Brannan, 1,000 shares of Common Stock to J. Wade Stallings, II and 1,000 shares of Common Stock to Keith P. Higginson. On January 1, 1995, the Company issued 564 shares of Common Stock to Douglas M. Brannan, 564 shares of Common Stock to Wyndi D. Ballard and 282 shares of Common Stock to George Gregg. The per share consideration received by the Company in each of the aforementioned transactions was $1.00. In November 1996, pursuant to the Company's recapitalization and reincorporation in the State of Nevada, all of the outstanding shares of Common Stock of the Company, including the aforementioned shares, were split on an approximately 242-for-1 basis.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of November 30, 1996, certain information concerning the beneficial ownership of the Company's Common Stock, by (i) each stockholder known by the Company to own beneficially 5% or more of the outstanding Common Stock of the Company, (ii) each Director, (iii) each Executive Officer and (iv) all Executive Officers and Directors of the Company as a group, and their percentage ownership before and after this Offering and voting power after this Offering. See "Description of Securities" for a discussion of the voting and other rights of holders of each class of Common Stock.

                                                                       COMMON STOCK
                                                            -----------------------------------
                                                            NUMBER OF     % BEFORE     % AFTER
                           NAME(1)                          SHARES(2)     OFFERING     OFFERING
    ------------------------------------------------------  ----------    --------     --------
    Timothy M. Brannan....................................     330,463       27.54        13.77
    Keith P. Higginson(3).................................     230,127       19.18         9.59
    J. Wade Stallings, II.................................     230,127       19.18         9.59
    Douglas M. Brannan....................................     129,791       10.82         5.41
    Wyndi D. Ballard......................................     129,791       10.82         5.41
    George W. Gregg.......................................      64,895        5.41         2.70
    All Directors and Executive Officers as a group (6
      persons)............................................   1,115,194       92.95        46.47

---------------
(1) Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all officers and directors of the Company is 1839 West Drake, Suite B, Tempe, Arizona 85283.

(2) Includes Escrow Shares as follows: Timothy M. Brannan, 227,193 shares; Keith
    P. Higginson, individually, 79,106 shares and as trustee, 79,106 shares; J. Wade Stallings, II, 158,212 shares; Douglas M. Brannan, 89,231 shares; Wyndi
    D. Ballard, 89,231 shares; and George W. Gregg, 44,615 shares. See "-- Escrow Arrangements".

(3) Includes 35,957 shares of which Mr. Higginson is the record and beneficial owner and 35,958 shares held by a trust of which Mr. Higginson is trustee and has sole voting power, but in which he disclaims any beneficial interest.

VOTING TRUST AGREEMENT AND IRREVOCABLE PROXY AGREEMENT

     Eight stockholders of the Company owning an aggregate of 1,200,000 shares of Common Stock, which will represent 50% of the total voting power immediately after the Offering (47% if the over-allotment option is exercised in full), entered into a Voting Trust Agreement and an Irrevocable Proxy Agreement ("Proxy Agreement"), in November 1996. Of the 1,200,000 shares, 825,000 shares (which 825,000 shares have been placed in Escrow, see "Escrow Arrangements", below), are subject to a Voting Trust Agreement and 375,000 shares are subject to the Proxy Agreement. All 1,200,000 shares also are subject to the 13-month Lock-Up Agreement. See "Underwriting".

     Timothy M. Brannan, the President and Chairman of the Company, is designated as both the trustee of the Voting Trust Agreement and the proxy holder under the Proxy Agreement, and is empowered to vote all shares subject to the Voting Trust Agreement and the Proxy Agreement with respect to any matter subject to a vote by the Company's stockholders. Such matters include voting in favor of the election of himself as a Director and an Officer of the Company and in favor of ratification or approval of acts of himself as a Director and an Officer in the conduct of business affairs of the Company, and other acts relating to the Company, including, but not limited to, dissolution, liquidation, a merger or consolidation of the Company or the sale of all, or substantially all, of its assets. Consequently, after the Offering, by virtue of the Voting Trust Agreement and Proxy Agreement, Mr. Brannan will effectively control 50% of the total voting power (47% if the over-allotment option is exercised in full) of the Company.

     The agreement of the stockholders to deposit their shares in the Voting Trust and to grant their proxy under the Proxy Agreement is irrevocable for 13 months following the date of this Prospectus. Thereafter, parties to the Proxy Agreement may withdraw their respective shares on ten days prior written notice to the Trustee if they sell them to third parties. Parties to the Voting Trust Agreement may also withdraw their shares on ten days prior notice if such shares are not then subject to the Escrow Agreement. The Voting Trust Agreement and the Proxy Agreement both terminate upon the earliest of five years, the date on which Mr. Brannan ceases to be an employee of the Company or resigns as Trustee or Proxy Holder, as applicable, or dies, or upon termination of the Voting Trust Agreement or the Proxy Agreement by the unanimous written agreement of the holders of the shares (other than Timothy M. Brannan) subject to the Voting Trust Agreement or the Proxy Agreement, as applicable.

ESCROW ARRANGEMENTS

     In connection with this Offering, present holders of the Company's Common Stock placed into escrow, on a pro rata basis, an aggregate of 825,000 shares pursuant to an Escrow Agreement, before this Offering (the "Escrow Agreement"). Such stockholders will continue to vote the Escrow Shares, all of which, except those held by Timothy M. Brannan, are subject to the Voting Trust described above of which Mr. Brannan is the trustee. The Escrow Shares are not further assignable or transferrable.

     Escrow Shares will be released from the escrow and placed in the Voting Trust if the Voting Trust is in existence and, if not, to the stockholders as follows:

     1. 300,000 shares held in escrow shall be released therefrom if:

          (a) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings (all as audited and determined by the Company's independent public accountants) (the "Minimum Pretax Income") equals at least $2,000,000 before or during the fiscal year ending on December 31, 1998; or

          (b) the Minimum Pretax Income equals at least $3,000,000 during the fiscal year ending on December 31, 1999; or

          (c) the Minimum Pretax Income equals at least $4,000,000 during the fiscal year ending December 31, 2000; or

          (d) commencing at the Effective Date and ending 18 months after the Effective Date, the Bid Price of the Company's Common Stock shall average in excess of $11.50 per share (subject to adjustment in the event of any stock splits, reverse stock splits or other similar events) for 30 consecutive business days; or

          (e) commencing 18 months after the Effective Date and ending 36 months after the Effective Date, the Bid Price shall average in excess of $15.00 per share (subject to adjustment in the event of any stock splits, reverse stock splits or other similar events) for 30 consecutive business days; or

          (f) the Company is acquired by or merged with or into another entity during either of the periods referred to above and as a result thereof the holders of shares of Common Stock not then subject to escrow (after giving consideration to the release from escrow of such 300,000 shares and subject to adjustment in the event of any stock splits, reverse stock splits or other similar events) receive per share consideration equal or greater than (i) $11.50 per share during the 18-month period commencing on the Effective Date; or (ii) $15.00 per share during the 18-month period commencing 18 months from the Effective Date.

     2. The remaining 525,000 shares held in escrow shall be released therefrom if:

          (a) the Minimum Pretax Income equals at least $3,300,000 prior to or during the fiscal year ending on December 31, 1998; or

          (b) the Minimum Pretax Income equals at least $4,400,000 during the fiscal year ending on December 31, 1999; or

          (c) the Minimum Pretax Income equals at least $5,500,000 during the fiscal year ending on December 31, 2000; or

          (d) commencing at the Effective Date and ending 18 months after the Effective Date, the Bid Price of the Company's Common Stock shall average in excess of $12.50 per share (subject to adjustment in the event of any stock splits, reverse stock splits or other similar events) for 20 consecutive business days; or

          (e) commencing 18 months from the Effective Date and ending 36 months after the Effective Date, the Bid Price shall average in excess of $16.50 per share (subject to adjustment in the event of any stock splits, reverse stock splits or other similar events) for 20 consecutive business days; or

          (f) the Company is acquired by or merged with or into another entity during either of the periods referred to above and as a result thereof the holder of shares of Common Stock not then subject to escrow (after giving consideration to the release from escrow of such 525,000 shares (and the 300,000 shares set forth above, if not previously released) and subject to adjustment in the event of any stock splits, reverse stock splits or other similar events) receive per share consideration equal or greater than (i) $12.50 per share during the 18-month period commencing on the Effective Date; or (ii) $16.50 per share during the 18-month period commencing 18 months from the Effective Date.

     The Minimum Pretax Income amounts set forth in 1 and 2 above, assume the release of all of the Escrow Shares and the conversion into Common Stock of any outstanding securities which are convertible into Common Stock solely upon surrender of such convertible securities without the payment of any additional consideration, but shall be increased proportionally to reflect the issuance of any other additional shares, including any shares that may be issued upon the exercise of the Class A Warrants, the Class B Warrants or any other options or warrants presently outstanding or hereafter granted by the Company. The Minimum Pretax Income shall be calculated exclusive of any extraordinary earnings, including, but not limited to, any charge to income resulting from the release of the Escrow Shares. On March 31, 2001, all shares still held in escrow will be forfeited, which shares will then be placed in the Company's treasury for cancellation thereof as a contribution to capital.

     Distributions, in the event the Company is acquired or merged with or into another entity, will be made as follows:

          (a) if the merger or acquisition proceeds are sufficient to pay the non-escrowed Common Stock prior to such event up to the applicable Bid Price amount per share price set forth in paragraphs 1(f) or 2(f) above, then such number of shares of escrowed Common Stock shall be released from escrow, pro rata, to enable the holders thereof to participate in the balance remaining up to the applicable Bid Price per share.

          (b) if the merger or acquisition proceeds are sufficient to pay the then non-escrowed and the then escrowed Common Stock, the full amount set forth in paragraphs 1(f) or 2(f) above, then distributions will be made pro rata on all Common Stock outstanding, whether or not subject to escrow.

     Any money, securities, rights, or property distributed in respect of the Escrow Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Shares. Shares in escrow as to which the applicable earnings levels set forth above have not been met by March 31, 2001, as well as any dividends or other distributions made with respect thereto, will be contributed to the capital of the Company and canceled. The Company expects that the release of the Escrow Shares held by Officers, Directors, employees, and consultants of the Company will be deemed compensatory and, accordingly, will result in a substantial charge to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could substantially eliminate the Company's net income for financial reporting purposes for the period(s) during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the

Company's total stockholder's equity, it may have a negative effect on the market price of the Company's securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 12 to the Company's Financial Statements.

     The earnings levels set forth above were determined by negotiation between the Company and the Underwriter and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

                              CONCURRENT OFFERING

     The Registration Statement of which this Prospectus forms a part also includes a Prospectus with respect to an offering by the Selling Securityholders of 750,000 Class A Warrants, 750,000 Class B Warrants issuable upon exercise of the Class A Warrants and an aggregate of 1,500,000 shares of Common Stock underlying such Class A and Class B Warrants. The Selling Securityholders' Class A Warrants are being issued to the Selling Securityholders as of the effective date of the Offering upon the automatic conversion of all of the Company's outstanding Bridge Warrants. These Class A Warrants are identical to the Class A Warrants included in the Units offered hereby. All of the Selling Securityholders' Class A Warrants, the Common Stock and Class B Warrants issuable upon exercise of such Class A Warrants and the Common Stock issuable upon exercise of the Class B Warrants will be registered, at the Company's expense, under the Securities Act and are expected to become tradeable on or about the effective date of the Offering, subject to a contractual restriction with the Selling Securityholders that such Class A Warrants and underlying securities may not be sold for a period of between 90 and 270 days after the effective date of the Offering. Such Selling Securityholders have also agreed not to exercise their Selling Securityholders' Warrants for a period of one year following the effective date of the Offering; provided, however, that purchasers of such Selling Securityholders' Warrants are not subject to such restrictions on exercise. After the one year period following the closing date of the Offering, such Selling Securityholders may exercise and sell the Common Stock issuable upon exercise of the Selling Securityholders' Warrants without restriction if a current prospectus relating to such Common Stock is in effect and the shares of Common Stock are qualified for sale under applicable state securities laws. The Company will not receive any proceeds from the sale of the Selling Securityholders' Warrants or the underlying securities. Sales of Selling Securityholders' Warrants or the securities underlying such Class A Warrants or even the potential of such sales could have an adverse effect on the market prices of the Units, the Common Stock and the Warrants.

     There are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by the Underwriter that there are no agreements between the Underwriter and any Selling Securityholder regarding the distribution of the Selling Securityholders' Warrants or their underlying securities.

     The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise.

     Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities, from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholders' Warrants may not simultaneously engage in market-making activities with respect to any securities of the Company during the applicable "cooling-off " period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter or Blair & Co. is engaged in a distribution of the Selling Securityholders' Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair & Co. has agreed to nor is either of them obligated to act as broker-dealer in the sale of the Selling Securityholders' Warrants and the Selling Securityholders may be required, and in the event Blair & Co. is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to constitute underwriting discounts and commissions under the Securities Act.

                           DESCRIPTION OF SECURITIES

GENERAL

     In November 1996, the Board of Directors and the stockholders of the Company approved the reincorporation of the Company from an Arizona corporation into a Nevada corporation, by means of a merger of the Arizona corporation into a Nevada corporation, which merger and the reincorporation became effective as of November 22, 1996. In connection with the merger (i) all then outstanding shares of Common Stock of the Arizona corporation were exchanged for shares of Common Stock of the Nevada corporation on an approximately 242-for-1 basis, (ii) the authorized Common Stock was increased and a class of Preferred Stock was created, and (iii) the shares of the Company's former Common Stock, no par value, were changed into Common Stock, $.001 par value. The Company's authorized capital stock now consists of (i) 20,000,000 shares of Common Stock, $.001 par value per share, and (ii) 5,000,000 shares of "blank check" Preferred Stock, $.001 par value. Immediately prior to this Offering, there were outstanding 1,200,000 shares of Common Stock (held by nine holders) and no outstanding shares of Preferred Stock.

     The foregoing and following summary descriptions of capital stock of the Company is qualified in its entirety by reference to the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and Bylaws (the "Bylaws"), a copy of each of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

UNITS

     Each Unit consists of one share of Common Stock, one redeemable Class A Warrant and one redeemable Class B Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock and one additional Class B Warrant. Each Class B Warrant entitles the holder thereof to purchase one share of Common Stock. The Common Stock and Warrants comprising the Units are separately transferable immediately upon issuance.

COMMON STOCK

     Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock, including the election of directors.

     Holders of Common Stock are entitled to receive dividends pro rata based on the number of share held, when, as and if declared by the Board of Directors, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all assets and funds of the Company remaining after the payment of all debts and other liabilities, subject to the rights of the holders of any outstanding preferred stock, shall be distributed, pro rata, among the holders of the Common Stock. Holders of Common Stock are not entitled to preemptive, subscription, cumulative voting or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be when issued, fully paid and nonassessable.

     See "Management -- Voting Trust" and "-- Escrow Arrangements" regarding a Voting Trust and Irrevocable Proxy Agreement relating to 1,200,000 shares of Common Stock and escrow arrangements relating to 825,000 of such shares.

REDEEMABLE WARRANTS

     Class A Warrants. Each Class A Warrant entitles the registered holder to purchase one share of Common Stock and one Class B Warrant at an exercise price of $6.50 at any time until 5:00 P.M., New York City time, on the fifth anniversary of the date of this Prospectus. Commencing one year from the date of this Prospectus, the Class A Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class A Warrant if the "closing price" of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $9.10 per share. "Closing price" shall mean the closing bid price if listed in the over-the-counter market on Nasdaq or otherwise or the closing sale price if listed on The Nasdaq National Market or a national securities exchange. All Class A Warrants must be redeemed if any are redeemed.

     Class B Warrants. Each Class B Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $8.75 at any time until 5:00 P.M. New York City time, on the fifth anniversary date of this Prospectus. Commencing one year from the date of this Prospectus, the Class B Warrants are redeemable by the Company on 30 days' written notice at a redemption price of $.05 per Class B Warrant, if the closing price of the Company's Common Stock for any 30 consecutive trading days ending within 15 days of the notice of redemption averages in excess of $12.25 per share. All Class B Warrants must be redeemed if any are redeemed.

     General. The Class A Warrants and Class B Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, the Underwriter and American Stock Transfer & Trust Company, New York, New York, as warrant agent, and will be evidenced by warrant certificates in registered form. The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise thereof to protect holders against dilution in the event of a stock dividend, stock split, combination or reclassification of the Common Stock or upon issuance of shares of Common Stock at prices lower than the market price then in effect other than issuances upon exercise of options granted to Officers, employees, Directors and consultants to the Company under the Company's stock option plans, other outstanding warrants on the date of this Prospectus or with respect to the Unit Purchase Option.

     The exercise prices of the Warrants were determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of or to imply that any price increases in the Company's securities will occur.

     A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of American Stock Transfer & Trust Company, New York, New York, as Warrant Agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrant is being exercised. Shares issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and nonassessable.

     The Warrants do not confer upon the Warrantholder any voting or other rights of a stockholder of the Company. Upon notice to the Warrantholders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

PREFERRED STOCK

     The Articles of Incorporation of the Company authorize the issuance of up to 5,000,000 shares of Preferred Stock, none of which are currently outstanding. The Board of Directors, within the limitations and restrictions contained in the Articles of Incorporation and without further action by the Company's stockholders, has the authority to issue shares of Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of Preferred Stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. The Company has no present plans to issue any shares of Preferred Stock.

CERTAIN STATUTORY AND CHARTER PROVISIONS

     The Company's Articles of Incorporation and By-laws contain a number of provisions relating to corporate governance and the rights of stockholders. These provisions: (i) establish a classified Board of Directors; (ii) permit the removal of Directors only for cause and only by vote of stockholders owning two-thirds of the voting power of the Company; (iii) impose conditions on the ability of stockholders to nominate persons for the position of Director; (iv) prohibit stockholders from calling special meetings; and (v) require the consent of the Board of Directors or the "disinterested" members thereof and/or the affirmative vote of two-thirds of the Company's voting stock, excluding stock owned by interested stockholders, to effect certain business combinations with interested stockholders. An interested stockholder for purposes of this provision means a person who, together with affiliates or associates, beneficially owns, or beneficially owned within the preceding two-year period, 10% or more of the Company's combined voting power. For purposes of these provisions, at November 30, 1996, five of the Company's stockholders were deemed to be interested stockholders. The provisions included in the Company's Articles of Incorporation and certain provisions in the By-laws may not be amended or repealed without the affirmative vote of two-thirds of the Company's voting stock, excluding, with respect to the business combination provision, stock owned by interested stockholders. See "Executive Compensation" for a discussion of certain indemnification provisions included in the Articles of Incorporation and By-laws.

     The Company believes that these provisions promote the stability and continuity of the Board of Directors of the Company and assure that stockholders will receive adequate notice of and an opportunity to consider actions by stockholders that could materially affect the Company. However, these provisions could have the effect of deterring unsolicited takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest.

TRANSFER AGENT AND WARRANT AGENT

     American Stock Transfer & Trust Company, New York, New York will serve as Transfer Agent for the Common Stock and Warrant Agent for the Warrants.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have outstanding an aggregate of 2,580,000 shares of Common Stock (assuming exercise in full of the Underwriter's over-allotment option). Of all such shares, the 1,380,000 shares of Common Stock included in the Units sold in this Offering (assuming exercise in full of the Underwriter's over-allotment option) will be freely transferable without restriction under the Securities Act except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act. All of the other shares of Common Stock outstanding prior to this Offering are "restricted securities" as that term is defined under Rule 144.

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated), who has beneficially owned restricted securities for at least two years, may sell within any three-month period a number of restricted shares which does not exceed the greater of 1% of the then outstanding shares of such class of securities or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company, with respect to restricted securities that satisfy a three-year holding period, without regard to the volume or other resale limitations. For shares issued in consideration of an unsecured or nonrecourse promissory note, the holding period does not commence until the note is paid in full. The above is a brief summary of Rule 144 and is not intended to be a complete description of Rule 144.

     All of the current stockholders, including all of the principal stockholders, Officers and Directors of the Company (including Timothy M. Brannan as Voting Trustee and Proxy for 869,537 shares) holding in the aggregate approximately 1,200,000 shares of Common Stock, have agreed not to sell, assign or transfer or otherwise dispose publicly of any of their shares for a period of 13 months from the date of this Prospectus without the prior written consent of the Underwriter. Following the expiration of such period, all 1,200,000 of such shares of Common Stock will be freely transferrable subject to the requirements of Rule 144; provided, however, that 825,000 of such shares will remain subject to the provisions of the Escrow Agreement. See "Principal Stockholders -- Escrow Agreements". Prior to this Offering, there has been no market for any securities of the Company and the Company is unable to predict the effect that sales under Rule 144, pursuant to a registered public Offering or otherwise, may have on the then prevailing market price of the Common Stock, but such sales may have a substantial negative effect on such market price.

     As of the closing date of this Offering, options to purchase a total of 50,000 shares of Common Stock will be outstanding under the Company's Stock Option Plan. An aggregate of an additional 150,000 shares are available for future option grants under the Plan. See "Management -- 1996 Stock Option Plan".

                                  UNDERWRITING

     D. H. Blair Investment Banking Corp., the Underwriter, has agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase the 1,200,000 Units offered hereby from the Company on a "firm commitment" basis, if any are purchased. It is expected that Blair & Co. will distribute as a selling group member substantially all of the Units offered hereby. It is also expected that Blair & Co. will make a market in the Company's securities. Blair & Co. is owned by a corporation which is substantially owned by family members of J. Morton Davis. Mr. Davis is the sole stockholder and director of an entity which is the parent and sole stockholder of the Underwriter.

     The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus and that it may allow to selected dealers who are members of the National Association of Securities Dealers, Inc. concessions, not in excess of $. per Unit, of which not more than $. per Unit may be reallowed to certain other dealers. After this Offering, the public offering price, concessions and reallowances may be changed by the Underwriter.

     The Company has agreed to pay the Underwriter a non-accountable expense allowance equal to 3% of the aggregate offering price of the Units offered hereby (including any Units purchased pursuant to the over-allotment option), of which $40,000 has been paid.

     The Company has granted an option to the Underwriter, exercisable for 45 days from the date of this Prospectus, to purchase up to 180,000 additional Units at the public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions, solely to cover over-allotments, if any, made in connection with the sale of the Units offered hereby.

     The Company has agreed to sell to the Underwriter and its designees, for nominal consideration, the Unit Purchase Option to purchase up to 120,000 Units, substantially identical to the Units being offered hereby. The Unit Purchase Option will be exercisable during the three-year period commencing two years from the date of this Prospectus at an exercise price equal to $6.00 per Unit, subject to adjustment in certain events to protect against dilution, and are not transferable for a period of two years from the date of this Prospectus except to officers of the Underwriter or to members of the selling group, including Blair & Co. or its officers. The exercise price and all other terms of any Common Stock, Class A Warrants or Class B Warrants issuable to the Underwriter upon exercise of the Unit Purchase Option will be substantially identical to those sold in this Offering except that the Warrants issued to the Underwriter are not subject to redemption by the Company. The Company has agreed to register during the five-year period commencing one year from the date of the closing of the underwriting of 1,200,000 Units pursuant to this Prospectus, on two separate occasions upon request of the Underwriter, the securities issuable upon exercise of the Unit Purchase Option under the Securities Act, the initial such registration to be at the Company's expense and the second at the expense of the holders. The Company has also granted certain "piggy-back" registration rights to holders of the Unit Purchase Option.

     The Company has agreed to indemnify the Underwriter against certain liabilities in connection with this Offering, including liabilities under the Securities Act.

     During the five-year period from November 27, 1996, in the event the Underwriter originates a financing or a merger, acquisition or transaction to which the Company is a party, the Underwriter will be entitled to receive a finder's fee in consideration for origination of such transaction. The fee is based on a percentage of the consideration paid in the transaction ranging from 7% of the first $1,000,000 to 2 1/2% of any consideration in excess of $9,000,000.

     In connection with the Bridge Financing in November and December 1996, the Underwriter served as placement agent and received an aggregate of $195,000 from the Company as commission and non-accountable expense allowance.

     In November 1996, the Underwriter loaned the Company $200,000, which bore interest at the rate of 10% per annum. The loan was repaid out of the proceeds of the Bridge Financing.

     The Company has agreed not to solicit Warrant exercises other than through the Underwriter unless the Underwriter declines or is unable to make such solicitation. Except for any Warrants held by the Underwriter at the time of exercise, commencing one year form the date of this Prospectus, upon any exercise of the Warrants, the Company will pay the Underwriter a fee (the "Warrant Fee") of 5% of the aggregate exercise price if (i) the market price of the Company's Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of the National Association of Securities Dealers, Inc. designated in writing by the Warrantholder as having solicited the exercise; (iii) the Warrants are not held in a discretionary account; (iv) disclosure of compensation arrangements is made both at the time of the Offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrants was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended. The Underwriter may reallow a portion of such fee to members of the National Association of Securities Dealers, Inc. The costs of the Underwriter's solicitation of exercise or redemption of the Warrants will be borne by the Company.

     Rule 10b-6 of the Exchange Act may prohibit Blair & Co. from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Blair & Co. may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

     The Company has agreed to nominate a designee of the Underwriter to the Company's Board of Directors for a period of five years from the date hereof. Any such Director will receive the same compensation, if any, which is paid to Directors who are not employees of the Company and shall be reimbursed all reasonable expenses in connection with attending all meetings of the Board or any committees thereof. The Underwriter has not yet designated its nominee, and such nominee is not expected to be an officer, Director or affiliate of the Underwriter.

     All of the Company's current stockholders, officers and directors have agreed not to sell, assign, transfer or otherwise dispose publicly any of their shares of Common Stock for a period of 13 months after the date of this Prospectus without the prior written consent of the Underwriter.

     The Underwriter has informed the Company that the Securities and Exchange Commission is conducting an investigation concerning various business activities of the Underwriter and Blair & Co., a selling group member which will distribute substantially all of the Units offered hereby. The investigation appears to be broad in scope, involving numerous aspects of the Underwriter's and Blair & Co.'s compliance with the Federal securities laws and compliance with the Federal securities laws by issuers whose securities were underwritten by the Underwriter or Blair & Co., or in which the Underwriter or Blair & Co. made over-the-counter markets, persons associated with the Underwriter or Blair & Co., such issuers and other persons. The Company has been advised by the Underwriter that the investigation has been ongoing since at least 1989 and that it is cooperating with the investigation. The Underwriter cannot predict whether this investigation will ever result in any type of formal enforcement action against the Underwriter or Blair & Co., or, if so, whether any such action might have an adverse effect on the Underwriter or the securities offered hereby. The Company has been advised that Blair & Co. will make a market in the securities following this Offering. An unfavorable resolution of the Commission's investigation could have the effect of limiting such firm's ability to make a market in the Company's securities, which could affect the liquidity or price of such securities.

     Prior to this offering, there has been no public market for the Company's securities. Accordingly, the offering prices of the Units offered hereby and the terms of the Warrants have been determined by negotiation between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth or other established criteria of value. Among the factors considered in determining such prices and terms, in addition to prevailing market conditions, include the history of and the prospects for the industry in which the Company competes, the present state of the Company's development and its future prospects, an assessment of the Company's management and the Company's capital structure.

     The Underwriter has informed the Company that it does not expect sales to discretionary accounts to exceed 5% of the total number of the Units offered hereby.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Company and the validity of the securities offered hereby will be passed upon for the Company by Squire, Sanders & Dempsey L.L.P., Phoenix, Arizona. Certain legal matters will be passed upon for the Underwriter by Bachner, Tally, Polevoy & Misher, LLP, New York, New York.

                                    EXPERTS

     The balance sheet as of December 31, 1995 and the statements of operations, stockholders' equity (deficit) and cash flows for the period from November 14, 1994 (date of inception) to December 31, 1994 and for the year ended December 31, 1995, included in this Prospectus have been included herein in reliance on the report, which includes an explanatory paragraph concerning the substantial doubt about the Company's ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the Units, Warrants and Common Stock offered hereby. This Prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth therein and in the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Units, Warrants and Common Stock offered hereby, reference is hereby make to such Registration Statement and exhibits. Statements contained in this Prospectus as to the contents of any document are not necessarily complete and in each instance are qualified in their entirety by reference to the copy of the appropriate documents filed with the Commission.

     The Registration Statement and the reports and other information to be filed by the Company following the offering in accordance with the Exchange Act can be inspected and copied at the principal office of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60601. Copies of such materials may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. In addition, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Report of Independent Accountants.....................................................  F-2
Financial Statements:
  Balance Sheets as of December 31, 1995 and September 30, 1996 (unaudited)...........  F-3
  Statements of Operations for the period from November 14, 1994 (date of inception)
     to December 31, 1994, for the year ended December 31, 1995, and the nine months
     (unaudited) ended September 30, 1995 and 1996....................................  F-4
  Statements of Stockholders' Equity (Deficit) for the period from November 14, 1994
     (date of inception) to December 31, 1994, for the year ended December 31, 1995, and the nine months (unaudited) ended September 30, 1996.........................  F-5
  Statements of Cash Flows for the period from November 14, 1994 (date of inception)
     to December 31, 1994, for the year ended December 31, 1995, and for the nine months (unaudited) ended September 30, 1996......................................  F-6
Notes to Financial Statements.........................................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
  Piranha Interactive Publishing, Inc.

     We have audited the accompanying balance sheet of Piranha Interactive Publishing, Inc. (the "Company") as of December 31, 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from November 14, 1994 (date of inception) to December 31, 1994 and for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Piranha Interactive Publishing, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the period from November 12, 1994 (date of inception) to December 31, 1994 and for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced difficulty in generating sufficient cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
November 1, 1996 except for
Note 10 for which the date is
December 10, 1996

                      PIRANHA INTERACTIVE PUBLISHING, INC.

                                 BALANCE SHEETS
              DECEMBER 31, 1995 AND SEPTEMBER 30, 1996 (UNAUDITED)

                                                                                     SEPTEMBER 30,
                                                                     DECEMBER 31,        1996
                                                                        1995         (UNAUDITED)
                                                                     -----------     ------------
ASSETS
Current assets:
  Cash and cash equivalents........................................    $202,216        $     660
  Accounts receivable, net of allowance for returns of $46,541 and
     $29,234 and doubtful accounts of $9,195 and $45,000 at
     December 31, 1995 and September 30, 1996, respectively........     137,663            5,250
  Inventories......................................................     143,119          176,428
  Prepaid expenses.................................................       8,088           14,062
                                                                       --------         --------
          Total current assets.....................................     491,086          196,400
Property and equipment, net........................................      25,563           55,822
Other assets.......................................................       4,517            4,350
                                                                       --------         --------
          Total assets.............................................    $521,166        $ 256,572
                                                                       ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.................................................    $248,052        $ 375,851
  Accrued liabilities..............................................       5,000           81,005
  Notes payable -- officers........................................      64,108          100,562
  Notes payable -- others..........................................                       24,979
                                                                       --------         --------
          Total current liabilities................................     317,160          582,397
Notes payable -- officers..........................................      33,000           35,537
Other liabilities..................................................       3,544           11,632
                                                                       --------         --------
          Total liabilities........................................     353,704          629,566
                                                                       --------         --------
Commitments and contingencies (Note 8)
Stockholders' equity (deficit):
  Common stock, no par value; 10,000,000 shares authorized;
     1,336,479 and 1,200,000 shares issued and outstanding at
     December 31, 1995 and September 30, 1996, respectively
  Additional paid-in capital.......................................       5,523            4,959
  Distributions to stockholders....................................     (22,500)         (67,500)
  Retained earnings (deficit)......................................     184,439         (310,453)
                                                                       --------         --------
          Total stockholders' equity (deficit).....................     167,462         (372,994)
                                                                       --------         --------
          Total liabilities and stockholders' equity (deficit).....    $521,166        $ 256,572
                                                                       ========         ========

   The accompanying notes are an integral part of these financial statements.

                      PIRANHA INTERACTIVE PUBLISHING, INC.

                            STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 14, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994,
  FOR THE YEAR ENDED DECEMBER 31, 1995, AND THE NINE MONTHS (UNAUDITED) ENDED
                   SEPTEMBER 30, 1995 AND 1996, RESPECTIVELY

                                          NOVEMBER 14,                               NINE MONTHS ENDED
                                              1994                            -------------------------------
                                         (INCEPTION) TO       YEAR ENDED      SEPTEMBER 30,     SEPTEMBER 30,
                                          DECEMBER 31,       DECEMBER 31,         1995              1996
                                              1994               1995          (UNAUDITED)       (UNAUDITED)
                                         ---------------     ------------     -------------     -------------
Net sales..............................     $                 $1,342,034        $ 470,184         $ 403,896
Cost of goods sold.....................                          900,967          469,245           234,890
                                             --------         ----------         --------         ---------
  Gross profit.........................             0            441,067              939           169,006
Selling, general and administrative
  expenses.............................         3,704            247,458           56,960           644,994
                                             --------         ----------         --------         ---------
  Income (loss) from operations........        (3,704)           193,609          (56,021)         (475,988)
Interest expense.......................                            5,466                             13,722
                                             --------         ----------         --------         ---------
  Net income (loss)....................     $  (3,704)        $  188,143        $ (56,021)        $(489,710)
                                             ========         ==========         ========         =========
Pro forma net income (loss) data
  (unaudited):
  Income (loss) before income taxes....     $  (3,704)        $  188,143        $ (56,021)        $(489,710)
  Pro forma income tax benefit
     (expense).........................         1,556            (79,020)          23,529            53,935
                                             --------         ----------         --------         ---------
     Pro forma net income (loss).......     $  (2,148)        $  109,123        $ (32,492)        $(435,775)
                                             ========         ==========         ========         =========
  Pro forma net income (loss) per
     share.............................     $   (0.01)        $     0.26        $   (0.08)        $   (1.08)
                                             ========         ==========         ========         =========
  Shares used in pro forma net income
     (loss) per share..................       302,480            417,347          417,196           402,496
                                             ========         ==========         ========         =========

   The accompanying notes are an integral part of these financial statements.

                      PIRANHA INTERACTIVE PUBLISHING, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

          FOR THE PERIOD FROM NOVEMBER 14, 1994 (DATE OF INCEPTION) TO
        DECEMBER 31, 1994, FOR THE YEAR ENDED DECEMBER 31, 1995, AND THE
                NINE MONTHS (UNAUDITED) ENDED SEPTEMBER 30, 1996

                                     COMMON STOCK        ADDITIONAL   DISTRIBUTIONS  RETAINED
                                 ---------------------    PAID-IN          TO        EARNINGS
                                  SHARES      AMOUNT      CAPITAL     STOCKHOLDERS   (DEFICIT)     TOTAL
                                 ---------   ---------   ----------   ------------   ---------   ---------
Issuance of common stock,
  November 14, 1994............    967,937   $             $4,000       $            $           $   4,000
Net loss.......................                                                         (3,704)     (3,704)
                                 ---------   ---------     ------       --------     ---------   ---------
Balance, December 31, 1994.....    967,937           0      4,000              0        (3,704)        296
Issuance of common stock.......    368,542                  1,523                                    1,523
Distributions to
  stockholders.................                                          (22,500)                  (22,500)
Net income.....................                                                        188,143     188,143
                                 ---------   ---------     ------       --------     ---------   ---------
Balance, December 31, 1995.....  1,336,479           0      5,523        (22,500)      184,439     167,462
Distributions to
  stockholders.................                                          (45,000)                  (45,000)
Repurchase of common stock.....   (136,479)                  (564)                      (5,182)     (5,746)
Net loss.......................                                                       (489,710)   (489,710)
                                 ---------   ---------     ------       --------     ---------   ---------
Balance, September 30, 1996
  (Unaudited)..................  1,200,000   $       0     $4,959       $(67,500)    $(310,453)  $(372,994)
                                 =========   =========     ======       ========     =========   =========

   The accompanying notes are an integral part of these financial statements.

                      PIRANHA INTERACTIVE PUBLISHING, INC.

                            STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 14, 1994 (DATE OF INCEPTION) TO DECEMBER 31, 1994,
                               FOR THE YEAR ENDED
  DECEMBER 31, 1995, AND THE NINE MONTHS (UNAUDITED) ENDED SEPTEMBER 30, 1996

                                                            NOVEMBER 14,                    NINE MONTHS
                                                                1994                           ENDED
                                                           (INCEPTION) TO    YEAR ENDED    SEPTEMBER 30,
                                                            DECEMBER 31,    DECEMBER 31,       1996
                                                                1994            1995        (UNAUDITED)
                                                           --------------   ------------   -------------
Cash flows from operating activities:
  Net income (loss)......................................     $ (3,704)      $  188,143      $(489,710)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation and amortization.......................           37            6,256         10,350
     Allowance for bad debts and sales returns...........                        55,736         18,498
     Net changes in current assets and liabilities:
       Accounts receivable...............................                      (193,399)       113,915
       Related party receivables.........................       (4,000)           4,000
       Inventories.......................................                      (143,119)       (33,309)
       Prepaid expenses..................................                        (8,088)        (5,974)
       Accounts payable..................................                       248,052        127,798
       Accrued liabilities...............................                         5,000         76,005
       Other liabilities.................................                         3,544          8,088
                                                               -------        ---------      ---------
          Net cash provided by (used in) operating
            activities...................................       (7,667)         166,125       (174,339)
                                                               -------        ---------      ---------
Cash flows from investing activities:
  Purchase of property and equipment.....................                       (32,196)       (40,443)
  Sale of property plant and equipment...................                           600
  Increase in other assets...............................       (1,115)          (3,662)
                                                               -------        ---------      ---------
          Net cash used in investing activities..........       (1,115)         (35,258)       (40,443)
                                                               -------        ---------      ---------
Cash flows from financing activities:
  Proceeds from notes payable -- officers................        4,782           92,326         38,992
  Proceeds from notes payable............................                                       24,979
  Issuance of common stock...............................        4,000            1,523
  Repurchase of common stock.............................                                       (5,745)
  Distributions to stockholders..........................                       (22,500)       (45,000)
                                                               -------        ---------      ---------
          Net cash provided by financing activities......        8,782           71,349         13,226
                                                               -------        ---------      ---------
Net increase (decrease) in cash and cash equivalents.....                       202,216       (201,556)
Cash and cash equivalents, beginning of period...........                                      202,216
                                                               -------        ---------      ---------
Cash and cash equivalents, end of period.................     $              $  202,216      $     660
                                                               =======        =========      =========

   The accompanying notes are an integral part of these financial statements.

                      PIRANHA INTERACTIVE PUBLISHING, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND OPERATIONS:

     Piranha Interactive Publishing, Inc. (the "Company") was incorporated in Arizona on November 14, 1994. The Company publishes interactive multimedia software products providing education and entertainment as well as reference and personal productivity titles for the home personal computer market. The Company produces its products by generally licensing software programs being developed by independent third party developers, imprinting them in media format, duplicating, packaging, marketing and distributing them.

2. SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced difficulty in generating sufficient cash flows from operations. Management is seeking additional financing to meet working capital needs for 1996 operations. In addition, the Company plans to increase revenues through new products while controlling costs. Since there is no assurance that management will complete their plans, there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

  Interim Financial Information (Unaudited)

     The unaudited interim financial statements for the nine months ended September 30, 1996 and 1995 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations in accordance with generally accepted accounting principles. The results of operations for the interim periods are not necessarily indicative of the operating results for the full year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of acquisition to be cash equivalents.

  Inventories

     Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis. Inventories consist primarily of finished goods, packaging, supplies and manuals.

                      PIRANHA INTERACTIVE PUBLISHING, INC.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on depreciable assets by the straight-line method over estimated useful lives while leasehold improvements are amortized by the straight-line method over the shorter of estimated useful lives or the remaining lease terms.

     When items are retired or disposed of, the cost and accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the statements of operations.

  Organizational Costs

     Costs incurred in organizing the Company have been capitalized and are included in other assets. Organizational costs are being amortized over five years using the straight-line method.

  Revenue Recognition

     The Company recognizes revenues upon delivery to customer. The Company's distributor agreements allow for stock rotation. Reserves are provided for stock rotation based on industry and past return experience. This reserve is established at the time of shipment and reduces gross sales to arrive at net sales as presented in the accompanying statements of operations. The reserve is reflected as an allowance for returns. It is the policy of the Company's customers to offset any returns as reductions against payments on accounts receivable.

  Co-op Advertising

     Co-op advertising represents credits granted by the Company to its customers to advertise the Company's products in circulars, catalogs or other advertisements sponsored by the customer or for special shelf placement or other types of in-store promotion. Any such advertising is specifically approved by the Company and the associated costs are expensed as incurred.

  Stock-based Compensation

     In October 1995, the Financial Accounting Standards Board issued Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation ("FAS 123"), which defines a fair value based method of accounting for employee stock options or similar equity instruments. However, it also allows an entity to continue to account for these plans according to Accounting Principles Board Opinion No. 25 ("APB 25"), provided pro forma disclosures of net income and earnings per share are made as if the fair value based method of accounting defined by FAS 123 had been applied. The Company will elect to measure compensation expense related to employee stock purchase options using APB 25, and will provide pro forma disclosures as required.

  Income Taxes

     The Company has elected to be taxed as an S Corporation pursuant to the Internal Revenue Code which provides that the Company's taxable income or loss is includable in the tax returns of its shareholders. Therefore, no provision for income taxes is reflected in the accompanying financial statements.

3. CONCENTRATION OF RISK:

     Financial instruments subject to credit risk consist primarily of cash, cash equivalents, and accounts receivable. At times, the Company's cash deposited in financial institutions may be in excess of federally insured limits. In the normal course of business, the Company extends unsecured credit to its customers.

                      PIRANHA INTERACTIVE PUBLISHING, INC.

Additionally, the Company has certain sales concentrations. As of and for the year ended December 31, 1995, the following concentrations existed:

  Accounts Receivable

     One customer comprised approximately 69% of the accounts receivable balance.

  Customer Sales

     One customer comprised approximately 96% of net sales for the year ended December 31, 1995.

  Sales By Product

     Individually, three products accounted for 43%, 25% and 22%, respectively, of net sales for the year ended December 31, 1995.

  Manufacturing and Distribution

     All of the Company's titles are currently pressed, reproduced, and packaged at third party fulfillment houses. The Company's printed materials are produced by third party vendors that ship such materials directly to the fulfillment house for product assembly and packaging. The Company places orders with such vendors for production of completed products in amounts specified by the Company based upon forecasted sales. All products are shipped directly to distributors and retailers by the fulfillment houses. As demand for fulfillment houses is greatest in the third and fourth quarters due to publishers building inventory for holiday sales, an unanticipated delay in the manufacture of products, particularly during the fourth quarter, could result in a material adverse effect on the Company's financial condition and results of operations. Currently the Company has been utilizing one fulfillment house.

4. FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable and notes payable. The carrying amounts of cash equivalents, accounts receivable and accounts payable approximate fair value at December 31, 1995 as a result of the short maturity of these instruments. The carrying value of the notes payable to officers approximates fair value based on the estimated interest rates for similar types of borrowing arrangements.

5. INVENTORIES:

     Inventories consist of the following:

                                                                          DECEMBER 31,
                                                                              1995
                                                                          ------------
        Packaging supplies and manuals................................      $ 40,927
        Finished goods................................................       102,192
                                                                            --------
                                                                            $143,119
                                                                            ========

                      PIRANHA INTERACTIVE PUBLISHING, INC.

6. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                                          DECEMBER 31,
                                                                              1995
                                                                          ------------
        Office furniture..............................................      $  8,834
        Office equipment..............................................         5,969
        Computer equipment............................................        16,793
                                                                             -------
                                                                              31,596
        Less accumulated depreciation.................................        (6,033)
                                                                             -------
                                                                            $ 25,563
                                                                             =======

7. RELATED PARTY TRANSACTIONS:

     Related party transactions are as follows:

     - On January 2, 1995, the Company entered into agreements with certain officers of the Company. These officers agreed to loan the Company $30,000 pursuant to various promissory notes bearing interest at 10% and maturing August 1, 1999. The outstanding principal and interest related to these notes were $33,000 at December 31, 1995.

     - The Company rented office space from an officer of the Company during 1995. Rental expense was approximately $6,000.

     - On July 1, 1996, the Company entered into a one-year consulting agreement with a stockholder who is otherwise unaffiliated with the Company. As compensation for the stockholder's future services in pursuing and arranging potential business combinations, the Company has agreed to pay an amount not to exceed 2.5 percent of the total consideration involved in such a combination to the stockholder minus any retainer advanced to the stockholder. The agreement also calls for a $50,000 non-refundable retainer to be paid in monthly installments over the term of the agreement and a commitment to grant an option to purchase 12,000 shares of Common Stock following the adoption of a stock option plan. The agreement is renewable for one-year terms by mutual consent of the parties.

8. COMMITMENTS:

  Royalties

     The Company has entered into several different license and distribution agreements (the "Agreements") with independent software developers. The Agreements generally provide that in return for the Company's right to produce, market and sell certain software products, the developers of these products are entitled to royalties based on a percentage of the product's net sales. The Agreements expire through October 2000. Royalty expense for the year ended December 31, 1995 was $72,547 and was included in the cost of goods sold.

                      PIRANHA INTERACTIVE PUBLISHING, INC.

  Leases

     The Company is obligated under a long-term operating lease for its corporate offices through the year 1999. Annual rent commitments under this operating lease are as follows:

                                     YEAR ENDING
                                     DECEMBER 31,
            --------------------------------------------------------------
            1996..........................................................  $ 34,890
            1997..........................................................    45,234
            1998..........................................................    46,421
            1999..........................................................    43,551
                                                                            --------
                                                                            $170,096
                                                                            ========

     Rent expense amounted to $3,804 for the year ended December 31, 1995.

9. UNAUDITED PRO FORMA DATA:

     The following pro forma data has been presented on the statements of operations.

          a. Income tax benefit (expense) has been presented as if the Company was a C corporation. The income tax benefit (expense) was calculated assuming an effective tax rate of 42%.

     The pro forma income tax benefit (expense) consists of:

                                  NOVEMBER 14,
                                      1994                                   NINE MONTHS ENDED
                                 (INCEPTION) TO     YEAR ENDED      -----------------------------------
                                  DECEMBER 31,     DECEMBER 31,      SEPTEMBER 30,      SEPTEMBER 30,
                                      1994             1995               1995               1996
                                 --------------   ---------------   ----------------   ----------------
        Current benefit
          (expense):
          Federal..............      $1,259          $ (63,969)         $ 19,047           $ 43,671
          State................         297            (15,051)            4,482             10,264
                                     ------           --------           -------            -------
                                     $1,556          $ (79,020)         $ 23,529           $ 53,935
                                     ======           ========           =======            =======

          Total pro forma provision for income taxes differs from the "expected" pro forma tax expense of 34% principally due to state income taxes for all periods and only partial benefit from the net operating loss for the nine months ended September 30, 1996. A valuation allowance is required on the deferred tax asset resulting from the net operating loss for the nine months ended September 30, 1996 due to the uncertainty surrounding the realization of such asset.

          b. Net income (loss) per share is computed using the weighted average number of common shares outstanding during each period after giving retroactive effect to the recapitalization (see Note 10). As the conditions for release of the escrow shares (see Note 10) have not been met nor will they be met upon the mere passage of time, the escrow shares have been considered contingently issuable and, accordingly, have been excluded from the weighted average number of common shares outstanding.

10. SUBSEQUENT EVENTS:

  Proposed Initial Public Offering

     The Company signed a letter of intent with an underwriter for a proposed initial public offering (the "Offering") of 1,200,000 units, consisting of one share of common stock, one Class A warrant and one Class B warrant. Each Class A warrant is exercisable at any time during the five years following the date of the Offering to purchase one share of common stock and one Class B warrant for $6.50, subject to adjustment.

                      PIRANHA INTERACTIVE PUBLISHING, INC.

Each Class B warrant is exercisable at any time during the five years following the date of the Offering to purchase one share of common stock for $8.75, subject to adjustment. The Company may redeem such warrants at $.05 per warrant if the Company's stock price meets certain price levels.

     The letter of intent also provides that present holders of the Company's common stock place 825,000 shares in an escrow account to be released only upon the Company attaining certain minimum earnings thresholds or the market price of the Company's common stock meeting certain minimum levels. In the event the requirements for the release of the escrow shares are attained, the Company will be required to recognize compensation expense based on the share price at the date of release. On March 31, 2001, all shares still held in escrow will be forfeited, which shares will then be placed in the Company's treasury for cancellation thereof as a contribution to capital.

  Income Tax Status

     Prior to November 15, 1996, the Company elected to be treated as a Subchapter S Corporation for federal income tax purposes. As such, all tax liability flowed through to the individual shareholders. Effective November 15, 1996, the Company revoked its Subchapter S Corporation status to become a C Corporation.

  Recapitalization

     As of November 22, 1996, the Board of Directors and the stockholders of the Company approved the reincorporation of the Company from an Arizona corporation into a Nevada corporation, by means of a merger of the Arizona corporation into a Nevada corporation, which merger and the reincorporation became effective as of November 22, 1996. In connection with the merger (i) all outstanding shares of common stock of the Arizona corporation were exchanged for shares of common stock of the Nevada corporation on an approximately 242-to-1 basis, (ii) the authorized common stock was increased and a class of preferred stock was created, and (iii) the shares of the Company's former common stock, no par value, were changed into common stock, $.001 par value. The Company's authorized capital stock now consists of (i) 20,000,000 shares of common stock, $.001 par value per share, and (ii) 5,000,000 shares of preferred stock, $.001 par value. All references to the number of common shares outstanding and to per share information in the financial statements have been adjusted to reflect the conversion on a retroactive basis.

  Bridge Financing

     In November and December 1996, the Company completed a bridge financing ("Bridge Financing") consisting of $1,500,000 principal amount of bridge notes and 750,000 bridge warrants. The bridge notes are payable, together with interest at the rate of 10% per annum, on the earlier of November 27, 1997 or the closing of the Offering. The bridge warrants entitle the holders to purchase one share of common stock for $3.00, but will be exchanged automatically for 750,000 Selling Securityholders' Warrants, each of which will be identical to the Class A warrants included in the Offering Units.

  Additional Agreements

     The Underwriter loaned the Company $200,000, which bore interest at the rate of 10% per annum on November 7, 1996. The loan was repaid out of the proceeds of the Bridge Financing.

     The Company has agreed to sell to the Underwriter, for nominal consideration, the option to purchase up to 120,000 Units ("Unit Purchase Option"), substantially identical to the Offering Units. The Unit Purchase Option will be exercisable during the three-year period commencing two years from the date of the Offering at an exercise price equal of $6.00 per Unit, subject to adjustment. The Unit Purchase Options is not transferable for a period of two years from the date of the Offering except to officers of the Underwriter or to members of the selling group. The exercise price and all other terms of any common stock, Class A warrants or Class B warrants issuable to the Underwriter upon exercise of the Unit Purchase Option will be substantially identical

                      PIRANHA INTERACTIVE PUBLISHING, INC.

to those sold in the Offering except that the warrants issued to the Underwriter are not subject to redemption by the Company.

     During the five-year period from November 27, 1996, in the event the Underwriter originates a financing or a merger, acquisition or transaction to which the Company is a party, the Underwriter will be entitled to receive a finder's fee in consideration for origination of such transaction. The fee is based on a percentage of the consideration paid in the transaction.

     During December 1996, the Board of Directors of the Company established the 1996 Stock Option Plan ("1996 Plan") which authorizes them to grant options to directors, employees and consultants of the Company to purchase shares of common stock. An aggregate of 200,000 shares of common stock are reserved for issuance upon exercise of options granted under the 1996 Plan. In general, options granted under the 1996 Plan are not transferable, expire ten years after date of grant and the exercise price may not be less than fair market value of common stock on grant date and no options may be granted with an exercise price less than the initial public offering price.

     On December 13, 1996, the Company issued an option under the 1996 Plan to purchase 12,000 shares of common stock to a stockholder of the Company (see Note
7) at an exercise price of $5.00 per share. The option becomes fully vested on September 1, 1997, and may be exercised at any time prior to August 31, 2002.

---------------------------------------------------------
---------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS WITH RESPECT TO THE OFFERING MADE HEREBY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE BUSINESS OF THE COMPANY SINCE THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
Prospectus Summary.........................     3
Risk Factors...............................     7
Use of Proceeds............................    19
Dividend Policy............................    20
Dilution...................................    20
Capitalization.............................    21
Selected Financial Data....................    23
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................    24
Business...................................    29
Management.................................    40
Certain Transactions.......................    44
Principal Stockholders.....................    45
Concurrent Offering........................    48
Description of Securities..................    50
Shares Eligible for Future Sale............    53
Underwriting...............................    54
Legal Matters..............................    56
Experts....................................    56
Available Information......................    56
Financial Statements.......................   F-1

                               ------------------

     UNTIL           , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                                1,200,000 UNITS

                                  PIRANHA LOGO

                              PIRANHA INTERACTIVE
                                PUBLISHING, INC.

                            ------------------------

                                   PROSPECTUS
                            ------------------------
                             D.H. BLAIR INVESTMENT
                                 BANKING CORP.

                                               , 1997

           ---------------------------------------------------------
           ---------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                          [ALTERNATE PROSPECTUS COVER]

                SUBJECT TO COMPLETION -- DATED DECEMBER 23, 1996

PROSPECTUS

                      PIRANHA INTERACTIVE PUBLISHING, INC.

                750,000 REDEEMABLE CLASS A WARRANTS TO PURCHASE
                         750,000 SHARES OF COMMON STOCK
              AND 750,000 REDEEMABLE CLASS B WARRANTS TO PURCHASE
                         750,000 SHARES OF COMMON STOCK

     This Prospectus relates to 750,000 redeemable Class A Warrants (the "Class A Warrants") of Piranha Interactive Publishing, Inc., a Nevada corporation (the "Company"), issued to investors upon conversion of 750,000 such warrants issued to such investors (the "Selling Securityholders") in a private placement by the Company in November and December 1996 (the "Private Placement"), together with the 750,000 redeemable Class B Warrants (the "Class B Warrants") issuable upon exercise of the Class A Warrants, and 1,550,000 shares of Common Stock, $.001 par value, of the Company (the "Common Stock") underlying the Class A Warrants and Class B Warrants. See "Selling Securityholders". Each Class A Warrant entitles the holder to purchase, at an exercise price of $6.50, subject to adjustment, one Class B Warrant and one share of Common Stock. Each Class B Warrant entitles the holder to purchase, at an exercise price of $8.75, subject to adjustment, one share of Common Stock. The Class A Warrants and the Class B Warrants (collectively, the "Warrants") are exercisable at any time after issuance through the fifth anniversary of the date of this Prospectus. The Warrants are subject to redemption by the Company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Common Stock exceeds $9.10 per share with respect to the Class A Warrants and $12.25 per share with respect to the Class B Warrants (subject to adjustment in each case) for 30 consecutive business days ending within 15 days of the date the Warrants are called for redemption. See "Description of Securities".

     The securities offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by their transferees. All of the Class A Warrants are expected to become freely tradeable commencing 90 days from the date of this Prospectus, and the securities underlying such Class A Warrants are expected to become freely tradeable commencing one year from the date of this Prospectus. See "Concurrent Offering". The distribution of the securities offered hereby may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

     The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

     The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders.

     On          , 1996, the Company filed a Registration Statement under the
Act with respect to a public offering by the Company (the "Offering") underwritten by D.H. Blair Investment Banking Corp. (the "Underwriter") of 1,200,000 Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant, with the Securities and Exchange Commission (the "Commission"). The Company received approximately $4,885,000 net proceeds from the offering (assuming no exercise of the Underwriter's over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering. In the event the Warrants are fully exercised, the Company will receive gross proceeds of $34,800,000 (assuming no exercise of the Underwriter's over-allotment option or the Unit Purchase Option).
                               ------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL
    IMMEDIATE DILUTION. SEE "RISK FACTORS" AND "DILUTION" BEGINNING ON PAGE 7 OF THIS PROSPECTUS. THESE SECURITIES SHOULD NOT BE PURCHASED BY
       INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

               The date of this Prospectus is             , 1997.

                          [ALTERNATE PROSPECTUS PAGE]

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

     An aggregate of up to 750,000 Class A Warrants, 750,000 shares of Common Stock, 750,000 Class B Warrants issuable upon exercise of the Class A Warrants and 750,000 shares of Common Stock issuable upon exercise of the Class B Warrants may be offered by certain securityholders who received their Class A Warrants in connection with the Private Placement. See "Capitalization -- Bridge Financing".

     The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering securities for resale to the public. The Company will not receive any of the proceeds from the sale of these securities. Except as described below, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

                                                                  NUMBER OF CLASS A WARRANTS
                                                                BENEFICIALLY OWNED AND MAXIMUM
                      SELLING SECURITYHOLDER                         NUMBER TO BE SOLD(1)
    ----------------------------------------------------------  ------------------------------
    Robert P. Adler...........................................               18,750
    Brynde Berkowitz..........................................               18,750
    Richard & Beverly Berry, JTWROS...........................               12,500
    Benjamin Bollag...........................................               31,250
    Michael Bollag Charitable Remainder.......................               25,000
      Unitrust
    Jacob & Channah Borenstein, JTWROS........................               25,000
    Cohen Family Trust dtd 10/3/80............................               18,750
    Raymond D. Drapkin........................................               25,000
    Rose Eiken................................................               37,500
    Marvin Fischman...........................................                6,250
    Yale M. Fishman...........................................               12,500
    Robert Foise..............................................               50,000
    Joseph & Zipporah Friedman, JTWROS........................                6,250
    Paul Friedman.............................................                6,250
    Barbara Grae..............................................               12,500
    Seth & Beth Grae, JTWROS..................................                6,250
    Melvin Katten.............................................               12,500
    Jay Kestenbaum............................................               25,000
    Solomon Kurz..............................................               12,500
    Ben Lehrer................................................               12,500
    Lea & Alfred Mendelsohn, JTWROS...........................                6,250
    Albert Milstein...........................................               25,000
    Harey N. & Susan G. Mininberg, JTWROS.....................               25,000
    Ruth Peyser...............................................               12,500
    Marc Roberts..............................................               12,500
    The Rubin Family Foundation, Inc..........................               18,750
    Andrew Schonzeit..........................................               12,500
    E. Donald Shapiro.........................................               12,500
    Dvora & Tali Skoczylas, JTWROS............................               12,500
    Miriam Stern..............................................               12,500
    Gary J. Strauss...........................................               18,750
    Joel Wolff................................................               18,750
    Wolfson Equities..........................................               50,000

                          [ALTERNATE PROSPECTUS PAGE]

                                                                  NUMBER OF CLASS A WARRANTS
                                                                BENEFICIALLY OWNED AND MAXIMUM
                      SELLING SECURITYHOLDER                        NUMBER TO BE SOLD (1)
    ----------------------------------------------------------  ------------------------------
    David & Bonnie Anfang, JTWROS.............................                6,250
    David James Brown.........................................               50,000
    Thomas Dupree, Jr.........................................               25,000
    Israel & Joyce Goldberg, JTWROS...........................                6,250
    Gloria Maura..............................................               12,500
    Roy & Marlena Schaeffer, JTWROS...........................               12,500
    E. Donald Shapiro.........................................               12,500
    E&M RP Trust..............................................               12,500
                                                                         ----------
      Total...................................................              750,000

---------------
(1) Does not include shares of Common Stock and Class B Warrants issuable upon exercise of the Class A Warrants and the shares of Common Stock issuable upon exercise of the Class B Warrants. The Selling Securityholders have agreed not to exercise the Class A Warrants being registered hereby for a period of one year from the date hereof.

     The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to brokerdealers who may purchase securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers for whom such broker-dealers act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     Under applicable rules and regulations under the Securities Exchange Act of 1934 ("Exchange Act"), any person engaged in the distribution of the Selling Securityholders' Warrants may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event the Underwriter of the Company's offering or D.H. Blair & Co. Inc. ("Blair & Co.") is engaged in a distribution of the Selling Securityholders' Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair & Co. have agreed to nor are either of them obliged to act as broker/dealer in the sale of the Selling Securityholders' Warrants and the Selling Securityholders may be required, and in the event Blair is a marketmaker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                          [ALTERNATE PROSPECTUS PAGE]

                              PLAN OF DISTRIBUTION

     The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers for whom such broker-dealers act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     Each Selling Securityholder has agreed (i) not to sell, transfer, or otherwise dispose of publicly the Selling Securityholders' Warrants except after the time periods (measured from the closing of this Offering) and in the percentage amounts set forth below, on a cumulative basis, and (ii) not to exercise the Selling Securityholders' Warrants for a period of one year after the closing of this Offering. Purchasers of the Selling Securityholders' Warrants will not be subject to such restrictions.

                                                                          PERCENTAGE ELIGIBLE
                               LOCK-UP PERIOD                                 FOR RESALE
    --------------------------------------------------------------------  -------------------
    Before 90 days after closing........................................            0%
    Between 91 and 150 days after closing...............................           25%
    Between 151 and 210 days after closing..............................           50%
    Between 211 and 270 days after closing..............................           75%
    After 270 days after closing........................................          100%

     Under applicable rules and regulations under the Securities Exchange Act of 1934 ("Exchange Act"), any person engaged in the distribution of the Selling Securityholders' Warrants may not simultaneously engage in market-making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. Accordingly, in the event the Underwriter of the Company's offering or D.H. Blair & Co. Inc. ("Blair & Co.") is engaged in a distribution of the Selling Securityholders' Warrants, neither of such firms will be able to make a market in the Company's securities during the applicable restrictive period. However, neither the Underwriter nor Blair & Co. have agreed to nor are either of them obliged to act as broker/dealer in the sale of the Selling Securityholders' Warrants and the Selling Securityholders may be required, and in the event Blair & Co. is a market-maker, will likely be required, to sell such securities through another broker/dealer. In addition, each Selling Securityholder desiring to sell Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                          [ALTERNATE PROSPECTUS PAGE]

                              CONCURRENT OFFERING

     On            , 1996, the Company filed a Registration Statement under the
Securities Act with respect to an underwritten offering of 1,200,000 Units by the Company, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant.

                       [ALTERNATE PROSPECTUS BACK COVER]

---------------------------------------------------------

---------------------------------------------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON HAS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SECURITYHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR ANY OFFER TO BUY ANY SECURITY OTHER THAN THE WARRANTS AND SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE WARRANTS AND SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED TO DO SO, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Prospectus Summary.......................    3
Risk Factors.............................    7
Use of Proceeds..........................   19
Dividend Policy..........................   20
Dilution.................................   20
Capitalization...........................   21
Selected Financial Data..................   23
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................   24
Business.................................   29
Management...............................   40
Certain Transactions.....................   44
Principal Stockholders...................   45
Selling Securityholders and Plan of
  Distribution...........................
Concurrent Offering......................   48
Description of Securities................   50
Shares Eligible For Future Sale..........   53
Legal Matters............................   56
Experts..................................   56
Available Information....................   56
Financial Statements.....................  F-1

---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
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                                  PIRANHA LOGO

                              PIRANHA INTERACTIVE
                                PUBLISHING, INC.

                               750,000 REDEEMABLE
                                CLASS A WARRANTS

                               750,000 REDEEMABLE
                                CLASS B WARRANTS

                              1,500,000 SHARES OF
                                  COMMON STOCK

                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                               , 1997

           ---------------------------------------------------------
           ---------------------------------------------------------

                              PART II TO FORM SB-2

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 12 of the Company's Articles of Incorporation and Article X of the Company's Bylaws limit, to the fullest extent permitted by the Nevada General Corporation law, as amended ("NGCL"), Directors' personal liability to the Company or its stockholders for monetary damages or breach of fiduciary duty.
Section 78.751 of the NGCL enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duties. However, Nevada law does not permit the elimination of a director's liability for engaging in any transaction from which the director derived an improper personal benefit or for unlawfully paying a distribution. The statute has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses of the Company in connection with the Offering other than underwriting discounts.

    SEC Registration Fee....................................................    $ 16,719
    NASD Filing Fee.........................................................       6,018
    Nasdaq Listing Fee......................................................      15,000
    Legal Fees and Expenses*................................................     110,000
    Accounting Fees and Expenses*...........................................      45,000
    Representative's Non-accountable Expense Allowance**....................     180,000
    Printing and Engraving Expenses*........................................      50,000
    Blue Sky Fees and Expenses*.............................................      25,000
    Miscellaneous*..........................................................      67,263
                                                                                --------
         Total..............................................................    $515,000
                                                                                ========

---------------
*  Estimated.

** $207,000 if Over-allotment option is exercised in full.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the period commencing November 14, 1994, the Company sold or issued the securities listed below without registration under the Securities Act of 1933, as amended.

     On November 15, 1994, the Company issued (i) 347,489 shares of Common Stock to Timothy M. Brannan for aggregate consideration of $1,436, (ii) 241,984 shares of Common Stock to J. Wade Stallings II for aggregate consideration of $1,000,
(iii) 241,984 shares of Common Stock to Keith P. Higginson for aggregate consideration of $1,000 and (iv) 136,479 shares of Common Stock to Douglas M. Brannan for aggregate consideration of $564.

     On January 1, 1995, the Company issued (i) 136,479 shares of Common Stock to Wyndi D. Ballard for aggregate consideration of $564, (ii) 136,479 shares of Common Stock to Richard J. Leitner for aggregate consideration of $564, (iii) 68,240 shares of Common Stock to George W. Gregg for aggregate consideration of $282 and (iv) 27,344 shares of Common Stock to Karen A. Timmons for aggregate consideration of $113.

     On December 13, 1996, the Company granted an option to purchase 12,000 shares of Common Stock to Milton Cohen, pursuant to a Consulting Agreement dated July 1, 1996. The per shares exercise price of the options is $5.00.

     On November 27, and December 5, 1996, the Company issued an aggregate of 30 Units, each Unit consisting of a Note for $50,000 and warrants, convertible on closing of this Offering into Class A Warrants, to purchase 25,000 shares of Class A Common Stock and one Class B Warrant exercisable to purchase one share of Class A Common Stock. The aggregate consideration received by the Company for the Units was $1,500,000, less placement fees and Placement Agent expenses. All of the Units were sold to accredited investors, all of whom are the Selling Securityholders identified in the Alternate Prospectus contained in this Registration Statement.

     Unless otherwise noted herein, the issuances of securities in the transactions described above were deemed to be exempt from registration under the Act either pursuant to the exemption from registration contained in Section 4(2) thereof, or under the provisions of Regulation D or Rule 701 promulgated under the Act. Such sales were made solely to investors who represented that they were accredited investors and to not more than 35 non-accredited investors, all of whom purchased such securities for investment and not with a view to the distribution thereof. All sales were made directly by the Company acting through its Officers and Directors, without any general solicitation or general advertising. Restrictions have been imposed on the resale of such securities, including the placement of legends thereon noting such restrictions, and written disclosure of such restrictions were made prior to issuance of the securities.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS.

EXHIBIT
NUMBER                                 DESCRIPTION                              METHOD OF FILING
------         ------------------------------------------------------------    -------------------
  1.1     --   Form of Underwriting Agreement
  3.1     --   Articles of Incorporation of Registrant
  3.2     --   Bylaws of Registrant
  4.1     --   Form of Certificate for Common Stock                                    **
  4.2     --   Form of Class A Warrant                                                 **
  4.3     --   Form of Class B Warrant                                                 **
  4.4     --   Form of Bridge Note
  4.5     --   Unit Purchase Option
  4.6     --   Form of Bridge Warrant
  4.7     --   Voting Trust Agreement dated November 13, 1996, among
               certain stockholders of the Registrant
  4.8     --   Irrevocable Proxy Agreement dated November 13, 1996, among certain stockholders of the Registrant
  5.1     --   Opinion and Consent of Squire, Sanders & Dempsey L.L.P.                 **
 10.1     --   Form of Employment Agreement between Registrant and
               Executive Officers
 10.2     --   1996 Stock Option Plan
 10.3     --   Software Distribution Agreement between Tech Data and                    *
               Registrant, dated September 23, 1996
 10.4     --   Computer Software Distribution Agreement between Navarre                 *
               Corporation and Registrant, dated January 8, 1996
 10.5     --   Ingram Micro Start-up Agreement between Ingram Micro Inc.                *
               and Registrant, dated March 11, 1996
 10.6     --   Vendor Agreement between Registrant and American Software                *
               and Hardware Distributors, Inc., dated April 23, 1996
 10.7     --   License Agreement between Registrant and Istvan Pely dated               *
               October 20, 1995, as amended dated April 12, 1996
 10.8     --   Software Manufacturing and Distribution Agreement between                *
               Registrant and Zane Publishing, Inc., dated August 30, 1995, as amended dated March 29, 1996, as further amended November
               22, 1996
 10.9     --   License Agreement between Registrant and Cambrix Publishing,             *
               Inc., dated May 21, 1996

EXHIBIT
NUMBER                                 DESCRIPTION                              METHOD OF FILING
------         ------------------------------------------------------------    -------------------
 10.10    --   Lease Agreement between Registrant and Phoenix Newspapers,
               Inc., dated December 15, 1995
 10.11    --   Merger and Acquisition Agreement between Registrant and D.H.
               Blair Investment Banking Corp., dated November 27, 1996
 23.1     --   Consent of Coopers & Lybrand L.L.P.
 23.2     --   Consent of Squire, Sanders & Dempsey L.L.P.                     Included in Exhibit
                                                                                       5.1
 24       --   Powers of Attorney                                              See Signature Page
 99.1     --   Consent of Ian D. Berman
 99.2     --   Consent of Michael D. Flink

---------------
* This document has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. An excised version of the documents is being filed as an exhibit hereto.

** To be filed by Amendment.

     (b) FINANCIAL STATEMENT SCHEDULES.

     Not applicable.

ITEM 28.  UNDERTAKINGS.

     1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission ("SEC") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

     2. The undersigned small business issuer will: (i) for determining any liability under the Act, treat the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form or prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this Registration Statement as of the time the SEC declared it effective and (ii) for determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     3. The undersigned small business issuer will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

           (i)  Include any prospectus required by Section 10(a)(3) of the Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviations from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. The undersigned small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Phoenix
and State of Arizona on December   , 1996.
                                        PIRANHA INTERACTIVE PUBLISHING, INC.,
                                        a Nevada corporation

                                        By:
                                        ----------------------------------------
                                                    Timothy M. Brannan
                                            Chairman of the Board and President

                           SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, constitutes and appoints Timothy M. Brannan, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre and post-effective amendments (including all amendments filed pursuant to Rule 462(b)) to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated.

                 SIGNATURE                               TITLE                                  DATE
-------------------------------------------           -----------------------------       -------------------
                                                      Chairman of the Board and                       , 1996
  -----------------------------------------           President (Principal
           Timothy M. Brannan                         Executive Officer)
                                                      Vice President, Chief                           , 1996
  -----------------------------------------           Financial Officer and
           Keith P. Higginson                         Director (Principal Financial
                                                      and Accounting Officer)
                                                      Vice President and Director                      , 1996
  -----------------------------------------
           J. Wade Stallings, II

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                 DESCRIPTION                              METHOD OF FILING
------         ------------------------------------------------------------    -------------------
  1.1     --   Form of Underwriting Agreement
  3.1     --   Articles of Incorporation of Registrant
  3.2     --   Bylaws of Registrant
  4.1     --   Form of Certificate for Common Stock                                    **
  4.2     --   Form of Class A Warrant                                                 **
  4.3     --   Form of Class B Warrant                                                 **
  4.4     --   Form of Bridge Note
  4.5     --   Unit Purchase Option
  4.6     --   Form of Bridge Warrant
  4.7     --   Voting Trust Agreement dated November 13, 1996, among
               certain stockholders of the Registrant
  4.8     --   Irrevocable Proxy Agreement dated November 13, 1996, among certain stockholders of the Registrant
  5.1     --   Opinion and Consent of Squire, Sanders & Dempsey L.L.P.                 **
 10.1     --   Form of Employment Agreement between Registrant and
               Executive Officers
 10.2     --   1996 Stock Option Plan
 10.3     --   Software Distribution Agreement between Tech Data and                    *
               Registrant, dated September 23, 1996
 10.4     --   Computer Software Distribution Agreement between Navarre                 *
               Corporation and Registrant, dated January 8, 1996
 10.5     --   Ingram Micro Start-up Agreement between Ingram Micro Inc.                *
               and Registrant, dated March 11, 1996
 10.6     --   Vendor Agreement between Registrant and American Software                *
               and Hardware Distributors, Inc., dated April 23, 1996
 10.7     --   License Agreement between Registrant and Istvan Pely dated               *
               October 20, 1995, as amended dated April 12, 1996
 10.8     --   Software Manufacturing and Distribution Agreement between                *
               Registrant and Zane Publishing, Inc., dated August 30, 1995, as amended dated March 29, 1996, as further amended November
               22, 1996
 10.9     --   License Agreement between Registrant and Cambrix Publishing,             *
               Inc., dated May 21, 1996
 10.10    --   Lease Agreement between Registrant and Phoenix Newspapers,
               Inc., dated December 15, 1995
 10.11    --   Merger and Acquisition Agreement between Registrant and D.H.
               Blair Investment Banking Corp., dated November 27, 1996
 23.1     --   Consent of Coopers & Lybrand L.L.P.
 23.2     --   Consent of Squire, Sanders & Dempsey L.L.P.                     Included in Exhibit
                                                                                       5.1
 24       --   Powers of Attorney                                              See Signature Page
 99.1     --   Consent of Ian D. Berman
 99.2     --   Consent of Michael D. Flink

---------------
* This document has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. An excised version of the documents is being filed as an exhibit hereto.

** To be filed by Amendment.